                                                      Filed Pursuant to Rule 433
                                           Registration Statement No.:333-126661

    INFORMATION IN THESE MATERIALS MAY BE AMENDED OR COMPLETED PRIOR TO SALE

JUNE 9, 2006                                                     JPMCC 2006-LDP7

--------------------------------------------------------------------------------
                      STRUCTURAL AND COLLATERAL INFORMATION
--------------------------------------------------------------------------------

                                 --------------
                                 $3,639,974,000
                                  (Approximate)

                J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES
                                 TRUST 2006-LDP7
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-LDP7

                                 --------------

                            JPMORGAN CHASE BANK, N.A.
                              CAPMARK FINANCE INC.
                        LASALLE BANK NATIONAL ASSOCIATION
                          EUROHYPO AG, NEW YORK BRANCH
                          NOMURA CREDIT & CAPITAL, INC.
                              Mortgage Loan Sellers

JPMORGAN                    LASALLE FINANCIAL SERVICES, INC.              NOMURA

CAPMARK SECURITIES INC.                                EHY SECURITIES (USA), LLC

DEUTSCHE BANK SECURITIES                                     WACHOVIA SECURITIES

This material is for your information, and none of J.P. Morgan Securities Inc.,
Nomura Securities International, Inc., LaSalle Financial Services, Inc., Capmark
Securities Inc., EHY Securities (USA), LLC, Deutsche Bank Securities and
Wachovia Capital Markets, LLC (collectively, the "Underwriters") are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The depositor, J.P. Morgan Chase Commercial Mortgage Securities Corp. has filed a registration statement (including a prospectus) with the SEC (SEC File No.
333-130786) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor or any Underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 866-400-7834 or by emailing
Avinash Bappanad at bappanad_avinash@jpmorgan.com.

The offered certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of offered certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles"
generated by us, will not create binding contractual obligations for you or us.
As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any underwriter will have any obligation to you to deliver any portion of the offered certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain offered certificates described in this free writing prospectus. This free writing prospectus is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this free writing prospectus may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this free writing prospectus. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this free writing prospectus. The information contained herein is supplemented and qualified by information contained in the free writing prospectus (the "Free
Writing Prospectus") dated June 9, 2006.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY THE UNDERWRITERS AND NOT BY THE
ISSUER OF THE SECURITIES OR ANY OF ITS AFFILIATES. THE UNDERWRITERS ARE NOT
ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE PROPOSED TRANSACTION.

--------------------------------------------------------------------------------

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP7

--------------------------------------------------------------------------------
                                  KEY FEATURES
--------------------------------------------------------------------------------

CO-LEAD MANAGERS:       J.P. Morgan Securities Inc. (Joint Bookrunner)
                        Nomura Securities International, Inc. (Joint Bookrunner)
                        LaSalle Financial Services, Inc.

CO-MANAGERS:            Capmark Securities Inc., EHY Securities (USA), LLC,
                        Deutsche Bank Securities, Inc. and Wachovia Capital
                        Markets, LLC

MORTGAGE LOAN SELLERS:  JPMorgan Chase Bank, N.A. (25.5%), Capmark Finance Inc.
                        (29.8%), LaSalle Bank National Association (17.4%),
                        Eurohypo AG, New York Branch (13.9%) and Nomura Credit &
                        Capital Inc. (13.4%)

MASTER SERVICERS:       Wachovia Bank, National Association with respect to
                        39.4% of the cut-off date principal balance of the
                        mortgage loans and Capmark Finance Inc. with respect to
                        60.6% of the cut-off date principal balance of the
                        mortgage loans

SPECIAL SERVICER:       LNR Partners, Inc.

TRUSTEE/PAYING AGENT:   Wells Fargo Bank, N.A./LaSalle Bank National Association

RATING AGENCIES:        Moody's Investors Service, Inc./ Standard & Poor's/Fitch
                        Inc.

PRICING DATE:           On or about June 22, 2006

CLOSING DATE:           On or about June 29, 2006

CUT-OFF DATE:           With respect to each mortgage loan, the related due date
                        of such mortgage loan in June 2006, or with respect to
                        those loans that were originated in May 2006 and have
                        their first payment date in July 2006, June 1, 2006, or
                        with respect to those mortgage loans that were
                        originated in June 2006 and have their first payment
                        date after June 2006, the origination date of that
                        mortgage loan

DISTRIBUTION DATE:      15th of each month, or if the 15th day is not a business
                        day, on the next succeeding business day, beginning in
                        July 2006

PAYMENT DELAY:          14 days

TAX STATUS:             REMIC and with respect to the Class A-3FL Certificates,
                        a grantor trust in respect of the beneficial interest in
                        the swap contract and related regular interest

ERISA CONSIDERATION:    It is expected that the Offered Certificates will be
                        ERISA eligible

OPTIONAL TERMINATION:   1.0% (Clean-up Call)

MINIMUM DENOMINATIONS:  $10,000 with respect to each class of Certificates
                        (other than the Class X-1 and X-2 Certificates) and with
                        respect to the Class X-1 and Class X-2 Certificates,
                        $1,000,000

SETTLEMENT TERMS:       DTC, Euroclear and Clearstream Banking

OFFERED CERTIFICATES:   Classes A-1, A-2, A-3A, A-3FL, A-3B, A-4, A-5, A-SB,
                        A-1A, X-1, X-2, A-M, A-J, B, C and D

--------------------------------------------------------------------------------
                           COLLATERAL CHARACTERISTICS
--------------------------------------------------------------------------------

COLLATERAL CHARACTERISTICS                                    MORTGAGE LOANS    LOAN GROUP 1    LOAN GROUP 2
-----------------------------------------------------------   --------------   --------------   ------------

AGGREGATE OUTSTANDING PRINCIPAL BALANCE                       $3,940,432,158   $3,542,344,030   $398,088,128
NUMBER OF MORTGAGE LOANS                                                 269              215             54
NUMBER OF MORTGAGED PROPERTIES                                           329              268             61
AVERAGE MORTGAGE LOAN PRINCIPAL BALANCES                      $   14,648,447   $   16,476,019   $  7,372,002
AVERAGE MORTGAGE PROPERTY PRINCIPAL BALANCES                  $   11,976,997   $   13,217,702   $  6,526,035
WEIGHTED AVERAGE MORTGAGE RATE                                     5.911879%        5.911882%      5.911857%
WEIGHTED AVERAGE DEBT SERVICE COVERAGE RATIO                           1.37x            1.38x          1.28x
WEIGHTED AVERAGE LOAN-TO-VALUE RATIO                                   71.5%            71.4%          72.0%
WEIGHTED AVERAGE LOAN-TO-VALUE RATIO AS OF THE MATURITY (1)            65.6%            65.8%          64.0%
WEIGHTED AVERAGE REMAINING TERM TO MATURITY (2)                   114 months       113 months     120 months
WEIGHTED AVERAGE ORIGINAL AMORTIZATION TERM (3)                   351 months       350 months     355 months
WEIGHTED AVERAGE SEASONINGS                                         2 months         2 months       1 months
TEN LARGEST MORTGAGE LOANS                                             36.1%            40.2%          52.0%
% OF LOANS WITH ADDITIONAL DEBT                                        18.8%            19.5%          13.0%
% OF LOANS WITH SINGLE TENANT                                          12.6%            14.0%           0.0%

----------
(1)  Excludes the fully amortizing mortgage loans.

(2)  Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

(3)  Excludes mortgage loans that are interest-only for the entire term.

                                    2 of 87

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A
DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES
REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP7

--------------------------------------------------------------------------------
                        APPROXIMATE SECURITIES STRUCTURE
--------------------------------------------------------------------------------

PUBLICLY OFFERED CLASSES

           EXPECTED RATINGS    APPROXIMATE FACE    CREDIT SUPPORT      EXPECTED WEIGHTED      EXPECTED PAYMENT
CLASS    (MOODY'S/S&P/FITCH)       AMOUNT(1)      (% OF BALANCE)(2)   AVG. LIFE (YEARS)(3)         WINDOW(3)
-----    -------------------   ----------------   -----------------   --------------------    ----------------

A-1        Aaa / AAA / AAA      $  109,404,000         30.000%                2.66               7/06 - 1/11
A-2        Aaa / AAA / AAA      $  255,561,000         30.000%                4.92              1/11 - 12/12
A-3A        Aaa /AAA/ AAA       $   87,500,000         30.000%                6.75              12/12 - 6/13
A-3FL      Aaa / AAA / AAA      $   87,500,000         30.000%                6.75              12/12 - 6/13
A-3B       Aaa / AAA / AAA      $   93,520,000         30.000%                7.37               6/13 - 9/15
A-4        Aaa / AAA / AAA      $1,037,820,000         30.000%                9.63               9/15 - 5/16
A-5        Aaa / AAA / AAA      $  500,000,000         30.000%                9.89               5/16 - 6/16
A-SB       Aaa / AAA / AAA      $  188,909,000         30.000%                6.93              12/10 - 9/15
A-1A       Aaa / AAA / AAA      $  398,088,000         30.000%                9.39               7/06 - 6/16
X-1        Aaa / AAA / AAA      $3,940,432,158          N/A                    N/A                   N/A
X-2        Aaa / AAA / AAA      $3,855,093,000          N/A                    N/A                   N/A
A-M        Aaa / AAA / AAA      $  394,043,000         20.000%                9.96               6/16 - 6/16
A-J        Aaa / AAA / AAA      $  310,309,000         12.125%                9.96               6/16 - 6/16
B           Aa2 / AA / AA       $   78,809,000         10.125%                9.96               6/16 - 6/16
C          Aa3 / AA- / AA-      $   44,330,000          9.000%                9.96               6/16 - 6/16
D             A2 / A / A        $   54,181,000          7.625%               10.03               6/16 - 7/16

PRIVATELY OFFERED CLASSES

           EXPECTED RATINGS     APPROXIMATE FACE     CREDIT SUPPORT     EXPECTED WEIGHTED     EXPECTED PAYMENT
CLASS    (MOODY'S/S&P/FITCH)        AMOUNT(1)      (% OF BALANCE)(2)   AVG. LIFE (YEARS)(3)       WINDOW(3)
-----    --------------------   ----------------   -----------------   --------------------   ----------------

E            A3 / A- / A-          $39,404,000          6.625%                  N/A                  N/A
F         Baa1 / BBB+ / BBB+       $49,255,000          5.375%                  N/A                  N/A
G          Baa2 / BBB / BBB        $39,405,000          4.375%                  N/A                  N/A
H         Baa3 / BBB- / BBB-       $44,330,000          3.250%                  N/A                  N/A
J          Ba1 / BB+ / BB+         $14,776,000          2.875%                  N/A                  N/A
K           Ba2 / BB / BB          $14,777,000          2.500%                  N/A                  N/A
L          Ba3 / BB- / BB-         $19,702,000          2.000%                  N/A                  N/A
M            B1 / NR / NR          $ 4,926,000          1.875%                  N/A                  N/A
N            B2 / NR / NR          $14,776,000          1.500%                  N/A                  N/A
P            B3 / NR / NR          $14,777,000          1.125%                  N/A                  N/A
NR           NR / NR / NR          $44,330,158            N/A                   N/A                  N/A

(1)  Approximate, subject to a permitted variance of plus or minus 10%.

(2)  The credit support percentages set forth for Class A-1, Class A-2, Class
     A-3A, Class A-3FL, Class A-3B, Class A-4, Class A-5, Class A-SB and Class
     A-1A certificates are represented in the aggregate.

(3)  The weighted average life and period during which distributions of principal would be received with respect to each class of certificates is based on the assumptions set forth under "Yield and Maturity
     Considerations-Weighted Average Life" in the free writing prospectus supplement, and the assumptions that (a) there are no prepayments or losses on the mortgage loans, (b) each mortgage loan pays off on its scheduled maturity date or anticipated repayment date and (c) no excess interest is generated on the mortgage loans.

                                     3 of 87

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP7

--------------------------------------------------------------------------------
                              STRUCTURAL OVERVIEW
--------------------------------------------------------------------------------

o    For the purposes of making distributions to the Class A-1, A-2, A-3A, A-3B,
     A-4, A-5, A-SB and A-1A Certificates and the Class A-3FL Regular Interest,
     the pool of mortgage loans will be deemed to consist of two loan groups
     ("Loan Group 1" and "Loan Group 2"). Generally, interest and principal distributions on the Class A-1, A-2, A-3A, A-3B, A-4, A-5, and A-SB
     Certificates and the Class A-3FL Regular Interest will be based on amounts available relating to Loan Group 1 and interest and principal distributions on the Class A-1A Certificates will be based on amounts available relating to Loan Group 2.

o    Interest payments will be made concurrently to the Class A-1, A-2, A-3A,
     A-3B, A-4, A-5 and A-SB Certificates and the Class A-3FL Regular Interest
     (pro rata to the Class A-1, A-2, A-3A, A-3B, A-4, A-5 and A-SB Certificates
     and the Class A-3FL Regular Interest (and the fixed interest payment on the
     Class A-3FL Regular Interest will be converted under a swap contract to a floating interest payment to the Class A-3FL Certificates as described in the free writing prospectus) from Loan Group 1, and to the Class A-1A
     Certificates from Loan Group 2, the foregoing classes, collectively, the
     "Class A Certificates"), Class X-1 and X-2 Certificates and then, after payment of the principal distribution amount to such Classes (other than the Class X-1 and X-2 Certificates), interest will be paid to the Class A-M
     Certificates and then interest will be paid sequentially to the Class A-J,
     B, C, D, E, F, G, H, J, K, L, M, N, P and NR Certificates.

o    The pass-through rates on the Class A-1, A-2, A-3A, A-3B, A-4, A-5, A-1A,
     A-SB, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P and NR Certificates
     and the Class A-3FL Regular Interest will equal one of (i) a fixed rate,
     (ii) the weighted average of the net mortgage rates on the mortgage loans
     (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) a rate equal to the lesser of a specified fixed pass-through rate and the rate described in clause
     (ii) above and (iv) the rate described in clause (ii) above less a specified percentage. In the aggregate, the Class X-1 and Class X-2
     Certificates will receive the net interest on the mortgage loans in excess of the interest paid on the other Certificates.

o    The pass-through rate on the Class A-3FL Certificates will be based on
     LIBOR plus a specified percentage, provided, that interest payments required to be made under the swap contract are subject to reduction as described in the free writing prospectus, with any such reductions resulting in a corresponding reduction in the interest payable to the Class
     A-3FL Certificates. The initial LIBOR rate will be determined 2 LIBOR business days prior to the Closing Date and subsequent LIBOR rates will be determined 2 LIBOR business days before the start of the Class A-3FL accrual period. Under certain circumstances described in the free writing prospectus, the pass-through rate for the Class A-3FL Certificates may convert to a fixed rate. See "Description of the Swap Contract -- The Swap
     Contract" in the free writing prospectus. There may be special requirements under ERISA for purchasing the Class A-3FL Certificates. See "Certain ERISA
     Considerations" in the free writing prospectus.

o    All Classes, except for the Class A-3FL Certificates, will accrue interest on a 30/360 basis. The Class A-3FL Certificates will accrue interest on an actual/360 basis; provided that if the pass-through rate for the Class
     A-3FL Certificates converts to a fixed rate, interest will accrue on a
     30/360 basis.

o    Generally, the Class A-1, A-2, A-3A, A-3B, A-4, A-5 and A-SB Certificates
     and the Class A-3FL Regular Interest will be entitled to receive distributions of principal collected or advanced only in respect of mortgage loans in Loan Group 1 until the certificate balance of the Class
     A-1A Certificates has been reduced to zero, and the Class A-1A Certificates will be entitled to receive distributions of principal collected or advanced only in respect of mortgage loans in Loan Group 2 until the certificate balances of the Class A-5 and Class A-SB Certificates have been reduced to zero. However, on any distribution date on which the certificate balances of the Class A-M Certificates through Class NR Certificates have been reduced to zero, distributions of principal collected or advanced in respect of the mortgage loans will be distributed (without regard to loan group) to the Class A-1, A-2, A-3A, A-3B, A-4, A-5, A-1A and A-SB
     Certificates and the Class A-3FL Regular Interest on a pro rata basis.
     Principal will generally be distributed on each Distribution Date to the
     Class of Certificates outstanding with the earliest alphabetical and numerical class designation until its certificate balance is reduced to zero (except in three cases: (i) the Class A-SB Certificates are entitled to a certain priority with respect to being paid down to their planned principal balance as described in the free writing prospectus, (ii) the
     Class A-M Certificates will be entitled to principal distributions prior to the Class A-J Certificates and (iii) with respect to the Class A-3FL
     Regular Interest and the Class A-3A and Class A-3B Certificates, (a) prior to September 15, 2012, first to the Class A-3B Certificates from Loan Group
     1 (and Loan Group 2 after the Class A-1A Certificates have been reduced to zero) and then, pro rata to the Class A-3A Certificates and the Class A-3FL
     Regular Interest from Loan Group 1 (and Loan Group 2 after the Class A-1A
     Certificates have been reduced to zero) and (b) on and after September 15,
     2012 first, pro rata, to the Class A-3A Certificates and the Class A-3FL
     Regular Interest until reduced to zero and then to the Class A-3B
     Certificates, in each case, from Loan Group 1 (and Loan Group 2 after the
     Class A-1A Certificates have been retired). After the certificate balances of the Class A-1, A-2, A-3A, A-3B, A-4, A-5, A-1A and A-SB Certificates and
     the Class A-3FL Regular Interest have been reduced to zero, principal payments will be paid to the Class A-M Certificates until the certificate balance for such Class has been reduced to zero and then sequentially to the Class A-J, B, C, D, E, F, G, H, J, K, L, M, N, P and NR Certificates,
     until the certificate balance for each such Class has been reduced to zero.
     The Class X-1 and Class X-2 Certificates do not have a certificate balance and therefore are not entitled to any principal distributions.

                                     4 of 87

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP7

--------------------------------------------------------------------------------
                              STRUCTURAL OVERVIEW
--------------------------------------------------------------------------------

o    Losses will be borne by the Classes (other than the Class A-3FL, X-1 and
     X-2 Certificates) in reverse sequential order, from the Class NR
     Certificates up to the Class A-J Certificates, then to the Class A-M
     Certificates, and then, pro rata, to the Class A-1, Class A-2, Class A-3A,
     Class A-3B, Class A-4, Class A-5, Class A-1A and Class A-SB Certificates
     and the Class A-3FL Regular Interest (without regard to loan group or the
     Class A-SB planned principal balance).

o    Yield Maintenance Charges calculated by reference to a U.S. Treasury rate, to the extent received, will be allocated first to the Offered Certificates
     (other than the Class A-3FL Certificates and the Class X Certificates) and
     the A-3FL Regular Interest and the Class E, F, G and H Certificates in the
     following manner: the holders of each class of Offered Certificates (other than the Class A-3FL Certificates and the Class X Certificates) and the
     A-3FL Regular Interest and the Class E, F, G, and H Certificates will receive (with respect to the related Loan Group, if applicable in the case of the Class A-1, A-2, A-3A, A-3B, A-4, A-5, A-SB and A-1A Certificates and
     the Class A-3FL Regular Interest) on each Distribution Date an amount of
     Yield Maintenance Charges determined in accordance with the formula specified below (with any remaining amount payable to the Class X-1
     Certificates). Any Yield Maintenance Charges payable to the A-3FL Regular
     Interest will be paid to the Swap Counterparty.

  YM     Group Principal Paid to Class   (Pass-Through Rate on Class - Discount Rate)
Charge x ----------------------------- x ---------------------------------------------
          Group Total Principal Paid        (Mortgage Rate on Loan - Discount Rate)

o    Any prepayment penalties based on a percentage of the amount being prepaid will be distributed to the Class X-1 certificates.

o    The transaction will provide for a collateral value adjustment feature (an appraisal reduction amount calculation) for problem or delinquent mortgage loans. Under certain circumstances, the special servicer will be required to obtain a new appraisal and to the extent any such appraisal results in a downward adjustment of the collateral value, the interest portion of any
     P&I Advance will be reduced in proportion to such adjustment.

                                     5 of 87

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP7

--------------------------------------------------------------------------------
                 COLLATERAL CHARACTERISITCS - ALL MORTGAGE LOANS
--------------------------------------------------------------------------------

                         CUT-OFF DATE PRINCIPAL BALANCE

                                 NUMBER OF                        % OF    WA    WA UW
RANGE OF PRINCIPAL BALANCES        LOANS     PRINCIPAL BALANCE    IPB     LTV    DSCR
------------------------------   ---------   -----------------   -----   ----   -----

$958,444 - $2,999,999                62        $  126,191,811      3.2%  66.3%  1.43x
$3,000,000 - $3,999,999              27            95,013,521      2.4   65.0%  1.53x
$4,000,000 - $4,999,999              19            87,255,600      2.2   70.7%  1.33x
$5,000,000 - $6,999,999              39           230,906,512      5.9   71.0%  1.38x
$7,000,000 - $9,999,999              33           284,706,502      7.2   68.9%  1.39x
$10,000,000 - $14,999,999            34           411,856,163     10.5   71.0%  1.38x
$15,000,000 - $24,999,999            26           504,002,561     12.8   72.2%  1.33x
$25,000,000 - $49,999,999            14           489,236,177     12.4   69.0%  1.37x
$50,000,000 - $149,999,999           10           761,558,440     19.3   72.2%  1.37x
$150,000,000 - $240,000,000           5           949,704,871     24.1   74.4%  1.37x
                                    ---        --------------    -----   ----   ----
TOTAL/WEIGHTED AVERAGE:             269        $3,940,432,158    100.0%  71.5%  1.37x
                                    ===        ==============    =====   ====   ====

AVERAGE BALANCE PER LOAN: $14,648,447
AVERAGE BALANCE PER PROPERTY: $11,976,997

                        RANGE OF MORTGAGE INTEREST RATES

RANGE OF MORTGAGE INTEREST       NUMBER OF                        % OF    WA    WA UW
RATES                              LOANS     PRINCIPAL BALANCE    IPB     LTV    DSCR
------------------------------   ---------   -----------------   -----   ----   -----

4.8420% - 5.4999%                    21        $  476,922,998     12.1%  70.0%   1.53x
5.5000% - 5.9999%                   117         1,758,255,925     44.6   70.9%   1.38x
6.0000% - 6.4999%                   115         1,540,367,715     39.1   72.7%   1.32x
6.5000% - 6.9600%                    16           164,885,521      4.2   71.8%   1.30x
                                    ---        --------------    -----   ----    ----
TOTAL/WEIGHTED AVERAGE:             269        $3,940,432,158    100.0%  71.5%   1.37x
                                    ===        ==============    =====   ====    ====

WA INTEREST RATE: 5.911879%

                     ORIGINAL TERM TO MATURITY/ARD IN MONTHS

RANGE OF ORIGINAL TERMS TO       NUMBER OF                        % OF    WA    WA UW
MATURITY/ARD                       LOANS     PRINCIPAL BALANCE    IPB     LTV    DSCR
------------------------------   ---------   -----------------   -----   ----   -----

60                                   21        $  247,351,353      6.3%  65.5%   1.67x
61 - 84                              13           243,482,641      6.2   69.1%   1.45x
85 - 120                            220         3,273,893,554     83.1   72.4%   1.35x
121 - 240                            15           175,704,610      4.5   66.0%   1.30x
                                    ---        --------------    -----   ----    ----
TOTAL/WEIGHTED AVERAGE:             269        $3,940,432,158    100.0%  71.5%   1.37x
                                    ===        ==============    =====   ====    ====

WA ORIGINAL LOAN TERM: 115

                           GEOGRAPHIC DISTRIBUTION(1)

                                  NUMBER OF                        % OF    WA    WA UW
GEOGRAPHIC LOCATION              PROPERTIES   PRINCIPAL BALANCE    IPB     LTV    DSCR
------------------------------   ----------   -----------------   -----   ----   -----

CALIFORNIA                            48        $  832,159,096     21.1%  70.4%  1.32x
   SOUTHERN CALIFORNIA                35           686,932,313     17.4   70.5%  1.32x
   NORTHERN CALIFORNIA                13           145,226,783      3.7   70.0%  1.32x
ILLINOIS                               8           317,140,653      8.0   76.3%  1.43x
MARYLAND                               8           200,408,658      5.1   73.4%  1.39x
OTHER                                265         2,590,723,752     65.7   71.1%  1.38x
                                     ---        --------------    -----   ----   ----
TOTAL/WEIGHTED AVERAGE:              329        $3,940,432,158    100.0%  71.5%  1.37x
                                     ===        ==============    =====   ====   ====

             UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS

                                 NUMBER OF                        % OF    WA    WA UW
RANGE OF UW DSCRS                  LOANS     PRINCIPAL BALANCE    IPB     LTV    DSCR
------------------------------   ---------   -----------------   -----   ----   -----

1.09X - 1.19X                        26        $  401,318,692     10.2%  74.1%  1.16x
1.20X - 1.29X                       112         1,339,799,483     34.0   74.3%  1.23x
1.30X - 1.39X                        54           899,143,331     22.8   71.3%  1.33x
1.40X - 1.49X                        23           528,520,227     13.4   73.9%  1.45x
1.50X - 1.69X                        24           512,398,581     13.0   66.9%  1.58x
1.70X - 1.99X                        12           129,985,809      3.3   62.4%  1.81x
2.00X - 2.99X                        16           126,166,035      3.2   54.4%  2.19x
3.00X - 4.31X                         2             3,100,000      0.1   29.3%  3.58x
                                    ---        --------------    -----   ----   ----
TOTAL/WEIGHTED AVERAGE:             269        $3,940,432,158    100.0%  71.5%  1.37x
                                    ===        ==============    =====   ====   ====

WA UW DSCR: 1.37X

                 REMAINING TERMS TO MATURITY/ARD DATE IN MONTHS

RANGE OF REMAINING TERMS TO      NUMBER OF                        % OF    WA    WA UW
MATURITY                           LOANS     PRINCIPAL BALANCE    IPB     LTV    DSCR
------------------------------   ---------   -----------------   -----   ----   -----

55 - 60                              22        $  262,851,353      6.7%  65.4%  1.66x
61 - 84                              12           227,982,641      5.8   69.5%  1.45x
85 - 120                            221         3,293,636,612     83.6   72.5%  1.35x
121 - 239                            14           155,961,552      4.0   64.3%  1.26x
                                    ---        --------------    -----   ----   ----
TOTAL/WEIGHTED AVERAGE:             269        $3,940,432,158    100.0%  71.5%  1.37x
                                    ===        ==============    =====   ====   ====

WA REMAINING TERM: 114

                         PROPERTY TYPE DISTRIBUTION(1)

                                                    NUMBER OF      PRINCIPAL      % OF    WA    WA UW
PROPERTY TYPE             SUB PROPERTY TYPE        PROPERTIES       BALANCE       IPB     LTV    DSCR
-----------------------   ----------------------   ----------   --------------   -----   ----   -----

RETAIL                    Anchored                      56      $1,137,624,581    28.9%  71.6%   1.38x
                          Unanchored                    59         144,393,284     3.7%  72.8%   1.24x
                          Shadow Anchored                7          33,145,393     0.8%  69.0%   1.29x
                             SUBTOTAL:                 122      $1,315,163,259    33.4%  71.7%   1.36x
OFFICE                    CBD                           16      $  836,801,880    21.2%  74.2%   1.35x
                          Suburban                      40         341,451,801     8.7%  72.4%   1.32x
                             SUBTOTAL:                  56      $1,178,253,681    29.9%  73.7%   1.34x
HOTEL                     Full Service                  16      $  480,963,377    12.2%  68.3%   1.56x
                          Limited Service               19         168,888,230     4.3%  73.0%   1.47x
                             SUBTOTAL:                  35      $  649,851,607    16.5%  69.5%   1.53x
MULTIFAMILY               Garden                        44      $  410,954,397    10.4%  70.2%   1.29x
                          Mid/High Rise                  1          13,000,000     0.3%  76.4%   1.22x
                             SUBTOTAL:                  45      $  423,954,397    10.8%  70.4%   1.28x
INDUSTRIAL                Flex                          13      $  111,963,398     2.8%  67.5%   1.26x
                          Warehouse/Distribution         8          99,335,189     2.5%  69.8%   1.24x
                             SUBTOTAL:                  21      $  211,298,586     5.4%  68.6%   1.25x
MANUFACTURED HOUSING                                    25      $  100,310,033     2.5%  69.9%   1.41x
SELF-STORAGE                                            25      $   61,600,596     1.6%  67.4%   1.44x
                                                       ---      --------------   -----   ----    ----
TOTAL/WEIGHTED AVERAGE:                                329      $3,940,432,158   100.0%  71.5%   1.37x
                                                       ===      ==============   =====   ====    ====

(1)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

                                     6 of 87

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A
DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES
REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP7

--------------------------------------------------------------------------------
                 COLLATERAL CHARACTERISITCS - ALL MORTGAGE LOANS
--------------------------------------------------------------------------------

                     ORIGINAL AMORTIZATION TERM IN MONTHS(1)

RANGE OF ORIGINAL AMORTIZATION   NUMBER OF                        % OF    WA    WA UW
TERMS                              LOANS     PRINCIPAL BALANCE    IPB     LTV    DSCR
------------------------------   ---------   -----------------   -----   ----   -----

162 - 240                             9        $   81,853,006      2.8%  58.6%  1.24x
241 - 300                            36           223,050,666      7.6   72.2%  1.44x
301 - 360                           197         2,619,444,606     89.6   72.1%  1.32x
                                    ---        --------------    -----   ----   ----
TOTAL/WEIGHTED AVERAGE:             242        $2,924,348,278    100.0%  71.7%  1.33x
                                    ===        ==============    =====   ====   ====

WA ORIGINAL AMORT TERM: 351

                        LTV RATIOS AS OF THE CUT-OFF DATE

                                 NUMBER OF                        % OF    WA    WA UW
RANGE OF CUT-OFF LTVS              LOANS     PRINCIPAL BALANCE    IPB     LTV    DSCR
------------------------------   ---------   -----------------   -----   ----   -----

23.9% - 50.0%                        14        $   45,957,401      1.2%  40.4%  2.07x
50.1% - 60.0%                        35           415,306,217     10.5   57.6%  1.70x
60.1% - 65.0%                        29           280,770,110      7.1   62.6%  1.41x
65.1% - 70.0%                        43           628,491,653     15.9   68.9%  1.30x
70.1% - 75.0%                        55         1,100,230,360     27.9   72.8%  1.35x
75.1% - 80.0%                        87         1,364,019,281     34.6   78.0%  1.30x
80.1% - 83.5%                         6           105,657,137      2.7   81.3%  1.31x
                                    ---        --------------    -----   ----   ----
TOTAL/WEIGHTED AVERAGE:             269        $3,940,432,158    100.0%  71.5%  1.37x
                                    ===        ==============    =====   ====   ====

WA CUT-OFF DATE LTV RATIO: 71.5%

                               AMORTIZATION TYPES

                                 NUMBER OF                        % OF    WA    WA UW
AMORTIZATION TYPES                 LOANS     PRINCIPAL BALANCE    IPB     LTV    DSCR
------------------------------   ---------   -----------------   -----   ----   -----

Balloon Loans
   Partial Interest-Only(3)         119        $1,742,912,234     44.2%  72.6%  1.31x
   Balloon(4)                       116         1,107,186,571     28.1   71.2%  1.36x
   Interest-Only(5)                  27         1,016,083,880     25.8   70.9%  1.50x
SUBTOTAL                            262        $3,866,182,685     98.1%  71.8%  1.37x
                                    ---        --------------    -----   ----   ----
FULLY AMORTIZING                      7        $   74,249,473      1.9%  58.0%  1.24x
                                    ---        --------------    -----   ----   ----
TOTAL/WEIGHTED AVERAGE:             269        $3,940,432,158    100.0%  71.5%  1.37x
                                    ===        ==============    =====   ====   ====

                          PARTIAL INTEREST-ONLY PERIODS

                                 NUMBER OF                       % OF    WA    WA UW
PARTIAL INTEREST-ONLY PERIODS      LOANS     PRINCIPAL BALANCE    IPB    LTV    DSCR
------------------------------   ---------   -----------------   ----   ----   -----

12                                   12        $  190,425,000     4.8%  71.3%  1.49x
13 - 24                              52           579,900,155    14.7   69.4%  1.38x
25 - 36                              30           360,008,400     9.1   74.1%  1.26x
37 - 48                               9           172,340,000     4.4   73.9%  1.22x
49 - 84                              16           440,238,679    11.2   75.9%  1.20x
                                    ---        --------------    ----   ----   ----
TOTAL/WEIGHTED AVERAGE:             119        $1,742,912,234    44.2%  72.6%  1.31x
                                    ===        ==============    ====   ====   ====

                    REMAINING AMORTIZATION TERM IN MONTHS(1)

RANGE OF REMAINING               NUMBER OF                        % OF    WA    WA UW
AMORTIZATION TERMS                 LOANS     PRINCIPAL BALANCE    IPB     LTV    DSCR
------------------------------   ---------   -----------------   -----   ----   -----

162 - 240                             9        $   81,853,006      2.8%  58.6%  1.24x
241 - 300                            36           223,050,666      7.6   72.2%  1.44x
301 - 360                           197         2,619,444,606     89.6   72.1%  1.32x
                                    ---        --------------    -----   ----   ----
TOTAL/WEIGHTED AVERAGE:             242        $2,924,348,278    100.0%  71.7%  1.33x
                                    ===        ==============    =====   ====   ====

WA REMAINING AMORT TERM: 350

                    LTV RATIOS AS OF THE MATURITY/ARD DATE(2)

                                 NUMBER OF                        % OF    WA    WA UW
RANGE OF MATURITY LTVS             LOANS     PRINCIPAL BALANCE    IPB     LTV    DSCR
------------------------------   ---------   -----------------   -----   ----   -----

23.9% - 30.0%                         3        $    8,190,000      0.2%  30.1%  2.78x
30.1% - 50.0%                        24           104,363,744      2.7   52.5%  1.66x
50.1% - 60.0%                        84           980,632,351     25.4   65.0%  1.47x
60.1% - 70.0%                       107         1,306,023,197     33.8   72.8%  1.34x
70.1% - 78.1%                        44         1,466,973,393     37.9   77.0%  1.31x
                                    ---        --------------    -----   ----   ----
TOTAL/WEIGHTED AVERAGE:             262        $3,866,182,685    100.0%  71.8%  1.37x
                                    ===        ==============    =====   ====   ====

WA LTV RATIO AT MATURITY/ARD DATE 65.6%

                           YEAR BUILT/RENOVATED(6)(7)

                                  NUMBER OF                        % OF    WA    WA UW
YEAR BUILT/RENOVATED             PROPERTIES   PRINCIPAL BALANCE    IPB     LTV    DSCR
------------------------------   ----------   -----------------   -----   ----   -----

1950 - 1959                            5        $   10,324,769      0.3%  71.7%  1.28x
1960 - 1969                            3            15,030,092      0.4   69.5%  1.38x
1970 - 1979                           20            75,638,429      1.9   63.7%  1.42x
1980 - 1989                           52           526,225,648     13.4   71.8%  1.29x
1990 - 1999                           63         1,081,887,465     27.5   70.9%  1.41x
2000 - 2006                          186         2,231,325,756     56.6   72.0%  1.37x
                                     ---        --------------    -----   ----   ----
TOTAL/WEIGHTED AVERAGE:              329        $3,940,432,158    100.0%  71.5%  1.37x
                                     ===        ==============    =====   ====   ====

                              PREPAYMENT PROTECTION

                                 NUMBER OF                        % OF    WA    WA UW
PREPAYMENT PROTECTION              LOANS     PRINCIPAL BALANCE    IPB     LTV    DSCR
------------------------------   ---------   -----------------   -----   ----   -----

DEFEASANCE                          228        $3,605,471,994     91.5%  72.2%  1.34x
YIELD MAINTENANCE                    38           267,910,164      6.8   63.6%  1.72x
DEFEASANCE/PREPAY PENALTY             2            61,550,000      1.6   66.0%  1.65x
YIELD MAINTENANCE/DEFEASANCE          1             5,500,000      0.1   79.7%  1.23x
                                    ---        --------------    -----   ----   ----
TOTAL/WEIGHTED AVERAGE:             269        $3,940,432,158    100.0%  71.5%  1.37x
                                    ===        ==============    =====   ====   ====

(1)  Excludes loans that are interest-only for the entire term.

(2)  Excludes the fully amortizing mortgage loans

(3)  Includes one partial interest-only ARD loan representing 0.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

(4)  Excludes the mortgage loans that pay interest-only for a portion of their term.

(5)  Includes seven interest-only ARD loans representing 2.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

(6)  Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties the year of the most recent renovation date with respect to each Mortgaged Property.

(7)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

                                     7 OF 87

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A
DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES
REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP7

--------------------------------------------------------------------------------
                    COLLATERAL CHARACTERISTICS - LOAN GROUP 1
--------------------------------------------------------------------------------

                         CUT-OFF DATE PRINCIPAL BALANCE

                                 NUMBER OF                        % OF    WA    WA UW
RANGE OF PRINCIPAL BALANCES        LOANS     PRINCIPAL BALANCE    IPB     LTV    DSCR
------------------------------   ---------   -----------------   -----   ----   -----

$958,444 - $2,999,999                45        $   90,298,288      2.5%  66.5%  1.44x
$3,000,000 - $3,999,999              20            70,620,182      2.0   67.0%  1.47x
$4,000,000 - $4,999,999              14            64,019,218      1.8   69.2%  1.35x
$5,000,000 - $6,999,999              31           182,740,913      5.2   69.4%  1.42x
$7,000,000 - $9,999,999              24           206,078,778      5.8   68.1%  1.43x
$10,000,000 - $14,999,999            31           374,481,163     10.6   70.9%  1.39x
$15,000,000 - $24,999,999            23           452,002,561     12.8   72.4%  1.34x
$25,000,000 - $49,999,999            13           442,736,177     12.5   68.5%  1.39x
$50,000,000 - $149,999,999            9           709,661,880     20.0   71.8%  1.38x
$150,000,000 - $240,000,000           5           949,704,871     26.8   74.4%  1.37x
                                    ---        --------------    -----   ----   ----
TOTAL/WEIGHTED AVERAGE:             215        $3,542,344,030    100.0%  71.4%  1.38x
                                    ===        ==============    =====   ====   ====

AVERAGE BALANCE PER LOAN: $16,476,019
AVERAGE BALANCE PER PROPERTY: $13,217,702

                        RANGE OF MORTGAGE INTEREST RATES

RANGE OF MORTGAGE INTEREST       NUMBER OF                        % OF    WA    WA UW
RATES                              LOANS     PRINCIPAL BALANCE    IPB     LTV    DSCR
------------------------------   ---------   -----------------   -----   ----   -----

4.8420% - 5.4999%                    17        $  463,362,268     13.1%  70.7%  1.51x
5.5000% - 5.9999%                    94         1,521,122,551     42.9   70.4%  1.40x
6.0000% - 6.4999%                    89         1,394,672,588     39.4   72.8%  1.33x
6.5000% - 6.9600%                    15           163,186,623      4.6   71.8%  1.30x
                                    ---        --------------    -----   ----   ----
TOTAL/WEIGHTED AVERAGE:             215        $3,542,344,030    100.0%  71.4%  1.38x
                                    ===        ==============    =====   ====   ====

WA INTEREST RATE: 5.911882%

                     ORIGINAL TERM TO MATURITY/ARD IN MONTHS

RANGE OF ORIGINAL TERMS TO       NUMBER OF                        % OF    WA    WA UW
MATURITY/ARD                       LOANS     PRINCIPAL BALANCE    IPB     LTV    DSCR
------------------------------   ---------   -----------------   -----   ----   -----

60                                   21        $  247,351,353      7.0%  65.5%  1.67x
61 - 84                              13           243,482,641      6.9   69.1%  1.45x
85 - 120                            168         2,880,486,949     81.3   72.4%  1.36x
121 - 240                            13           171,023,087      4.8   66.6%  1.29x
                                    ---        --------------    -----   ----   ----
TOTAL/WEIGHTED AVERAGE:             215        $3,542,344,030    100.0%  71.4%  1.38x
                                    ===        ==============    =====   ====   ====

WA ORIGINAL LOAN TERM: 115

                           GEOGRAPHIC DISTRIBUTION(1)

                                  NUMBER OF                        % OF    WA    WA UW
GEOGRAPHIC LOCATION              PROPERTIES   PRINCIPAL BALANCE    IPB     LTV    DSCR
------------------------------   ----------   -----------------   -----   ----   -----

CALIFORNIA                           40         $  796,211,733     22.5%  70.7%  1.30X
  SOUTHERN CALIFORNIA                30            670,099,950     18.9   70.7%  1.31x
  NORTHERN CALIFORNIA                10            126,111,783      3.6   70.5%  1.30x
ILLINOIS                              7            312,150,000      8.8   76.5%  1.43x
MARYLAND                              8            200,408,658      5.7   73.4%  1.39x
OTHER                               213          2,233,573,639     63.1   70.8%  1.40x
                                    ---         --------------    -----   ----   ----
TOTAL/WEIGHTED AVERAGE:             268         $3,542,344,030    100.0%  71.4%  1.38x
                                    ===         ==============    =====   ====   ====

               UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS

                                 NUMBER OF                        % OF    WA    WA UW
RANGE OF UW DSCRS                  LOANS     PRINCIPAL BALANCE    IPB     LTV    DSCR
------------------------------   ---------   -----------------   -----   ----   -----

1.09X - 1.19X                        21        $  341,478,692      9.6%  74.6%  1.16x
1.20X - 1.29X                        84         1,093,990,872     30.9   74.3%  1.23x
1.30X - 1.39X                        41           836,161,494     23.6   71.1%  1.33x
1.40X - 1.69X                        42         1,020,551,127     28.8   70.7%  1.51x
1.70X - 1.99X                        12           129,985,809      3.7   62.4%  1.81x
2.00X - 4.31X                        15           120,176,035      3.4   55.5%  2.20x
                                    ---        --------------    -----   ----   ----
TOTAL/WEIGHTED AVERAGE:             215        $3,542,344,030    100.0%  71.4%  1.38x
                                    ===        ==============    =====   ====   ====

WA UW DSCR: 1.38X

                 REMAINING TERMS TO MATURITY/ARD DATE IN MONTHS

RANGE OF REMAINING TERMS TO      NUMBER OF                        % OF    WA    WA UW
MATURITY                           LOANS     PRINCIPAL BALANCE    IPB     LTV    DSCR
------------------------------   ---------   -----------------   -----   ----   -----

55 - 60                              22        $  262,851,353      7.4%  65.4%  1.66x
61 - 84                              12           227,982,641      6.4   69.5%  1.45x
85 - 120                            169         2,900,230,007     81.9   72.5%  1.36x
121 - 239                            12           151,280,029      4.3   64.9%  1.25x
                                    ---        --------------    -----   ----   ----
TOTAL/WEIGHTED AVERAGE:             215        $3,542,344,030    100.0%  71.4%  1.38x
                                    ===        ==============    =====   ====   ====

WA REMAINING TERM: 113

                          PROPERTY TYPE DISTRIBUTION(1)

                                                    NUMBER OF      PRINCIPAL      % OF    WA    WA UW
PROPERTY TYPE             SUB PROPERTY TYPE        PROPERTIES       BALANCE       IPB     LTV    DSCR
-----------------------   ----------------------   ----------   --------------   -----   ----   -----

RETAIL                    Anchored                      56      $1,137,624,581    32.1%  71.6%  1.38x
                          Unanchored                    59         144,393,284     4.1   72.8%  1.24x
                          Shadow Anchored                7          33,145,393     0.9   69.0%  1.29x
                             SUBTOTAL:                 122      $1,315,163,259    37.1%  71.7%  1.36x
OFFICE                    Suburban                      40      $  341,451,801     9.6%  72.4%  1.32x
                          CBD                           16         836,801,880    23.6   74.2%  1.35x
                             SUBTOTAL:                  56      $1,178,253,681    33.3%  73.7%  1.34x
HOTEL                     Full Service                  16      $  480,963,377    13.6%  68.3%  1.56x
                          Limited Service               19         168,888,230     4.8   73.0%  1.47x
                             SUBTOTAL:                  35      $  649,851,607    18.3%  69.5%  1.53x
INDUSTRIAL                Warehouse/Distribution         8      $   99,335,189     2.8%  69.8%  1.24x
                          Flex                          13         111,963,398     3.2   67.5%  1.26x
                             SUBTOTAL:                  21      $  211,298,586     6.0%  68.6%  1.25x
MULTIFAMILY               Garden                         7      $  121,770,533     3.4%  64.6%  1.41x
SELF-STORAGE                                            25      $   61,600,596     1.7%  67.4%  1.44x
MANUFACTURED HOUSING                                     2      $    4,405,769     0.1%  74.9%  1.31x
                                                       ---      --------------   -----   ----   ----
TOTAL/WEIGHTED AVERAGE:                                268      $3,542,344,030   100.0%  71.4%  1.38x
                                                       ===      ==============   =====   ====   ====

(1)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

                                    8 of 87

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A
DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES
REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP7

--------------------------------------------------------------------------------
                    COLLATERAL CHARACTERISTICS - LOAN GROUP 1
--------------------------------------------------------------------------------

                     ORIGINAL AMORTIZATION TERM IN MONTHS(1)

RANGE OF ORIGINAL AMORTIZATION   NUMBER OF                        % OF    WA    WA UW
TERMS                              LOANS     PRINCIPAL BALANCE    IPB     LTV    DSCR
------------------------------   ---------   -----------------   -----   ----   -----

162 - 240                             5        $   69,567,950      2.7%  58.7%  1.21x
241 - 300                            33           215,578,718      8.5   72.3%  1.44x
301 - 360                           151         2,250,863,481     88.8   72.0%  1.33x
                                    ---        --------------    -----   ----   ----
TOTAL/WEIGHTED AVERAGE:             189        $2,536,010,150    100.0%  71.6%  1.33x
                                    ===        ==============    =====   ====   ====

WA ORIGINAL AMORT TERM: 350

                        LTV RATIOS AS OF THE CUT-OFF DATE

                                 NUMBER OF                        % OF    WA    WA UW
RANGE OF CUT-OFF LTVS              LOANS     PRINCIPAL BALANCE    IPB     LTV    DSCR
------------------------------   ---------   -----------------   -----   ----   -----

23.9% - 50.0%                        10        $   34,980,184      1.0%  42.7%  1.98x
50.1% - 60.0%                        31           391,389,495     11.0   57.7%  1.72x
60.1% - 65.0%                        23           239,432,332      6.8   62.5%  1.44x
65.1% - 70.0%                        36           597,310,875     16.9   69.0%  1.30x
70.1% - 75.0%                        47         1,011,942,436     28.6   72.8%  1.36x
75.1% - 80.0%                        63         1,168,191,571     33.0   78.0%  1.31x
80.1% - 83.5%                         5            99,097,137      2.8   81.2%  1.31x
                                    ---        --------------    -----   ----   ----
TOTAL/WEIGHTED AVERAGE:             215        $3,542,344,030    100.0%  71.4%  1.38x
                                    ===        ==============    =====   ====   ====

WA CUT-OFF DATE LTV RATIO: 71.4%

                               AMORTIZATION TYPES

                                 NUMBER OF                        % OF    WA    WA UW
AMORTIZATION TYPES                 LOANS     PRINCIPAL BALANCE    IPB     LTV    DSCR
------------------------------   ---------   -----------------   -----   ----   -----

Balloon Loans
   Partial Interest-Only(3)          90        $1,491,382,234     42.1%  72.9%  1.31x
   Interest-Only(4)                  26         1,006,333,880     28.4   70.9%  1.50x
   Balloon(5)                        94           975,059,966     27.5   70.6%  1.37x
SUBTOTAL                            210        $3,472,776,080     98.0%  71.7%  1.39x
                                    ---        --------------    -----   ----   ----
FULLY AMORTIZING                      5        $   69,567,950      2.0%  58.7%  1.21x
                                    ---        --------------    -----   ----   ----
TOTAL/WEIGHTED AVERAGE:             215        $3,542,344,030    100.0%  71.4%  1.38x
                                    ===        ==============    =====   ====   ====

                          PARTIAL INTEREST-ONLY PERIODS

                                 NUMBER OF                       % OF    WA    WA UW
PARTIAL INTEREST-ONLY PERIODS      LOANS     PRINCIPAL BALANCE    IPB    LTV    DSCR
------------------------------   ---------   -----------------   ----   ----   -----

12                                   12        $  190,425,000     5.4%  71.3%  1.49x
13 - 24                              34        $  462,130,155    13.0   69.2%  1.39x
25 - 36                              24           317,098,400     9.0   74.7%  1.27x
37 - 48                               7           145,240,000     4.1   74.1%  1.23x
49 - 72                              13           376,488,679    10.6   76.3%  1.20x
                                    ---        --------------    ----   ----   ----
TOTAL/WEIGHTED AVERAGE:              90        $1,491,382,234    42.1%  72.9%  1.31x
                                    ===        ==============    ====   ====   ====

                    REMAINING AMORTIZATION TERM IN MONTHS(1)

RANGE OF REMAINING               NUMBER OF                        % OF    WA    WA UW
AMORTIZATION TERMS                 LOANS     PRINCIPAL BALANCE    IPB     LTV    DSCR
------------------------------   ---------   -----------------   -----   ----   -----

162 - 240                             5        $   69,567,950      2.7%  58.7%  1.21x
241 - 300                            33           215,578,718      8.5   72.3%  1.44x
301 - 360                           151         2,250,863,481     88.8   72.0%  1.33x
                                    ---        --------------    -----   ----   ----
TOTAL/WEIGHTED AVERAGE:             189        $2,536,010,150    100.0%  71.6%  1.33x
                                    ===        ==============    =====   ====   ====

WA REMAINING AMORT TERM: 349

                    LTV RATIOS AS OF THE MATURITY/ARD DATE(2)

                                 NUMBER OF                        % OF    WA    WA UW
RANGE OF MATURITY LTVS             LOANS     PRINCIPAL BALANCE    IPB     LTV    DSCR
------------------------------   ---------   -----------------   -----   ----   -----

23.9% - 50.0%                        21        $   92,987,795      2.7%  51.3%  1.71x
50.1% - 60.0%                        73           916,436,308     26.4   65.2%  1.49x
60.1% - 70.0%                        78         1,080,463,584     31.1   72.2%  1.36x
70.1% - 78.1%                        38         1,382,888,393     39.8   77.0%  1.31x
                                    ---        --------------    -----   ----   ----
TOTAL/WEIGHTED AVERAGE:             210        $3,472,776,080    100.0%  71.7%  1.39x
                                    ===        ==============    =====   ====   ====

WA LTV RATIO AT MATURITY/ARD DATE: 65.8%

                           YEAR BUILT/RENOVATED(6)(7)

                                  NUMBER OF                        % OF    WA    WA UW
YEAR BUILT/RENOVATED             PROPERTIES   PRINCIPAL BALANCE    IPB     LTV    DSCR
------------------------------   ----------   -----------------   -----   ----   -----

1950 - 1969                           3         $    8,130,769      0.2%  70.0%  1.48x
1970 - 1979                          10             42,889,219      1.2   64.6%  1.35x
1980 - 1989                          39            384,785,928     10.9   71.0%  1.30x
1990 - 1999                          56          1,051,580,056     29.7   71.0%  1.41x
2000 - 2006                         160          2,054,958,057     58.0   71.9%  1.38x
                                    ---         --------------    -----   ----   ----
TOTAL/WEIGHTED AVERAGE:             268         $3,542,344,030    100.0%  71.4%  1.38x
                                    ===         ==============    =====   ====   ====

                              PREPAYMENT PROTECTION

                                 NUMBER OF                        % OF    WA    WA UW
PREPAYMENT PROTECTION              LOANS     PRINCIPAL BALANCE    IPB     LTV    DSCR
------------------------------   ---------   -----------------   -----   ----   -----

DEFEASANCE                          180        $3,242,543,304     91.5%  72.2%  1.35x
YIELD MAINTENANCE                    32           232,750,726      6.6   62.2%  1.79x
DEFEASANCE/PREPAY PENALTY             2            61,550,000      1.7   66.0%  1.65x
YIELD MAINTENANCE/DEFEASANCE          1             5,500,000      0.2   79.7%  1.23x
                                    ---        --------------    -----   ----   ----
TOTAL/WEIGHTED AVERAGE:             215        $3,542,344,030    100.0%  71.4%  1.38x
                                    ===        ==============    =====   ====   ====

(1)  Excludes loans that are interest-only for the entire term.

(2)  Excludes the fully amortizing mortgage loans

(3)  Includes one partial interest-only ARD loan representing 0.4% of the aggregate principal balance of the pool of mortgage loans in Loan Group 1 as of the cut-off date.

(4)  Includes seven interest-only ARD loans representing 2.2% of the aggregate principal balance of the pool of mortgage loans in Loan Group 2 as of the cut-off date.

(5)  Excludes the mortgage loans that pay interest-only for a portion of their term.

(6)  Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties the year of the most recent renovation date with respect to each Mortgaged Property.

(7)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

                                     9 of 87

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A
DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES
REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP7

--------------------------------------------------------------------------------
                    COLLATERAL CHARACTERISTICS - LOAN GROUP 2
--------------------------------------------------------------------------------

                         CUT-OFF DATE PRINCIPAL BALANCE

                                 NUMBER OF                        % OF    WA    WA UW
RANGE OF PRINCIPAL BALANCES        LOANS     PRINCIPAL BALANCE    IPB     LTV    DSCR
------------------------------   ---------   -----------------   -----   ----   -----

$1,300,000 - $2,999,999              17         $ 35,893,522       9.0%  65.8%   1.42x
$3,000,000 - $3,999,999               7           24,393,340       6.1   59.3%   1.68x
$4,000,000 - $4,999,999               5           23,236,383       5.8   74.8%   1.28x
$5,000,000 - $6,999,999               8           48,165,599      12.1   77.2%   1.24x
$7,000,000 - $9,999,999               9           78,627,724      19.8   71.1%   1.28x
$10,000,000 - $14,999,999             3           37,375,000       9.4   72.3%   1.19x
$15,000,000 - $24,999,999             3           52,000,000      13.1   70.4%   1.21x
$25,000,000 - $51,896,561             2           98,396,561      24.7   75.6%   1.21x
                                    ---         ------------     -----   ----    ----
TOTAL/WEIGHTED AVERAGE:              54         $398,088,128     100.0%  72.0%   1.28x
                                    ===         ============     =====   ====    ====

AVERAGE BALANCE PER LOAN: $7,372,002
AVERAGE BALANCE PER PROPERTY: $6,526,035

                        RANGE OF MORTGAGE INTEREST RATES

RANGE OF MORTGAGE INTEREST       NUMBER OF                        % OF    WA    WA UW
RATES                              LOANS     PRINCIPAL BALANCE    IPB     LTV    DSCR
------------------------------   ---------   -----------------   -----   ----   -----

5.3300% - 5.4999%                     4         $ 13,560,730       3.4%  46.9%   2.12x
5.5000% - 5.9999%                    23          237,133,374      59.6   73.9%   1.26x
6.0000% - 6.8800%                    27          147,394,024      37.0   71.2%   1.23x
                                    ---         ------------     -----   ----    ----
TOTAL/WEIGHTED AVERAGE:              54         $398,088,128     100.0%  72.0%   1.28x
                                    ===         ============     =====   ====    ====

WA INTEREST RATE: 5.911857%

                     ORIGINAL TERM TO MATURITY/ARD IN MONTHS

RANGE OF ORIGINAL TERMS TO       NUMBER OF                        % OF    WA    WA UW
MATURITY/ARD                       LOANS     PRINCIPAL BALANCE    IPB     LTV    DSCR
------------------------------   ---------   -----------------   -----   ----   -----

113 - 120                            52         $393,406,605      98.8%  72.3%   1.27x
121 - 240                             2            4,681,523       1.2   46.7%   1.56x
                                    ---         ------------     -----   ----    ----
TOTAL/WEIGHTED AVERAGE:              54         $398,088,128     100.0%  72.0%   1.28x
                                    ===         ============     =====   ====    ====

WA ORIGINAL LOAN TERM: 121

                           GEOGRAPHIC DISTRIBUTION(1)

                                  NUMBER OF                       % OF     WA    WA UW
GEOGRAPHIC LOCATION              PROPERTIES   PRINCIPAL BALANCE    IPB     LTV    DSCR
------------------------------   ----------   -----------------   -----   ----   -----

Oklahoma                               7         $ 68,874,285      17.3%  77.8%   1.23x
FLORIDA                                5           59,793,234      15.0   71.3%   1.23x
MICHIGAN                               1           46,500,000      11.7   73.8%   1.21x
ARIZONA                                8           44,519,000      11.2   71.7%   1.24x
CALIFORNIA                             8           35,947,362       9.0   64.3%   1.58x
NORTH CAROLINA                         4           32,820,730       8.2   73.9%   1.19x
TEXAS                                  7           31,675,823       8.0   70.8%   1.30x
OTHER                                 21           77,957,694      19.6   69.7%   1.30x
                                     ---         ------------     -----   ----    ----
TOTAL/WEIGHTED AVERAGE:               61         $398,088,128     100.0%  72.0%   1.28x
                                     ===         ============     =====   ====    ====

               UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS

                                 NUMBER OF                        % OF    WA    WA UW
RANGE OF UW DSCRS                  LOANS     PRINCIPAL BALANCE    IPB     LTV    DSCR
------------------------------   ---------   -----------------   -----   ----   -----

1.14x - 1.19x                         5         $ 59,840,000      15.0%  71.0%   1.16x
1.20X - 1.29X                        28          245,808,611      61.7   74.3%   1.22x
1.30X - 1.39X                        13           62,981,837      15.8   73.9%   1.35x
1.40X - 1.99X                         5           20,367,681       5.1   58.9%   1.50x
2.00X - 2.76X                         3            9,090,000       2.3   32.1%   2.55x
                                    ---         ------------     -----   ----    ----
TOTAL/WEIGHTED AVERAGE:              54         $398,088,128     100.0%  72.0%   1.28x
                                    ===         ============     =====   ====    ====

WA UW DSCR: 1.28X

                 REMAINING TERMS TO MATURITY/ARD DATE IN MONTHS

RANGE OF REMAINING TERMS TO      NUMBER OF                        % OF    WA    WA UW
MATURITY                           LOANS     PRINCIPAL BALANCE    IPB     LTV    DSCR
------------------------------   ---------   -----------------   -----   ----   -----

112 - 120                            52          $393,406,605     98.8%  72.3%   1.27x
121 - 239                             2             4,681,523      1.2   46.7%   1.56x
                                    ---          ------------     -----  ----    ----
TOTAL/WEIGHTED AVERAGE:              54          $398,088,128    100.0%  72.0%   1.28x
                                    ===          ============     =====  ====    ====

WA REMAINING TERM: 120

                         PROPERTY TYPE DISTRIBUTION(1)

                                               NUMBER OF     PRINCIPAL     % OF    WA    WA UW
PROPERTY TYPE             SUB PROPERTY TYPE   PROPERTIES      BALANCE      IPB     LTV    DSCR
-----------------------   -----------------   ----------   ------------   -----   ----   -----

MULTIFAMILY               Garden                   37      $289,183,864    72.6%  72.6%   1.23x
                          Mid/High Rise             1        13,000,000     3.3   76.4%   1.22x
                          SUBTOTAL:                38      $302,183,864    75.9%  72.7%   1.23x
                                                  ---      ------------   -----   ----    ----
MANUFACTURED HOUSING                               23      $ 95,904,264    24.1   69.7%   1.41x
                                                  ---      ------------   -----   ----    ----
TOTAL/WEIGHTED AVERAGE:                            61      $398,088,128   100.0%  72.0%   1.28x
                                                  ===      ============   =====   ====    ====

(1)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

                                    10 of 87

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A
DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES
REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP7

--------------------------------------------------------------------------------
                   COLLATERAL CHARACTERISTICS - LOAN GROUP 2
--------------------------------------------------------------------------------

                     ORIGINAL AMORTIZATION TERM IN MONTHS(1)

                                 NUMBER OF                        % OF    WA    WA UW
ORIGINAL AMORTIZATION TERM         LOANS     PRINCIPAL BALANCE    IPB     LTV    DSCR
------------------------------   ---------   -----------------   -----   ----   -----

180 - 240                             4         $ 12,285,056       3.2%  58.0%   1.40x
241 - 300                             3            7,471,948       1.9   70.2%   1.35x
301 - 360                            46          368,581,124      94.9   72.6%   1.27x
                                    ---         ------------     -----   ----    ----
TOTAL/WEIGHTED AVERAGE:              53         $388,338,128     100.0%  72.1%   1.27x
                                    ===         ============     =====   ====    ====

WA ORIGINAL AMORT TERM: 355

                        LTV RATIOS AS OF THE CUT-OFF DATE

                                 NUMBER OF                        % OF    WA    WA UW
CUT-OFF LTV                        LOANS     PRINCIPAL BALANCE    IPB     LTV    DSCR
------------------------------   ---------   -----------------   -----   ----   -----

30.4% - 50.0%                         4         $ 10,977,216       2.8%  33.4%   2.36x
50.1% - 75.0%                        25          184,723,202      46.4   67.6%   1.25x
75.1% - 82.0%                        25          202,387,710      50.8   78.1%   1.24x
                                    ---         ------------     -----   ----    ----
TOTAL/WEIGHTED AVERAGE:              54         $398,088,128     100.0%  72.0%   1.28x
                                    ===         ============     =====   ====    ====

WA CUT-OFF DATE LTV RATIO: 72.0%

                               AMORTIZATION TYPES

                                 NUMBER OF                        % OF    WA    WA UW
AMORTIZED TYPES                    LOANS     PRINCIPAL BALANCE    IPB     LTV    DSCR
------------------------------   ---------   -----------------   -----   ----   -----

BALLOON LOANS
   Partial Interest-Only             29         $251,530,000      63.2%  71.0%   1.27x
   Balloon(2)                        22          132,126,605      33.2   75.1%   1.26x
   Interest-Only                      1            9,750,000       2.4   68.2%   1.38x
SUBTOTAL                             52         $393,406,605      98.8%  72.3%   1.27x
FULLY AMORTIZING                      2         $  4,681,523       1.2%  46.7%   1.56x
                                    ---         ------------     -----   ----    ----
TOTAL/WEIGHTED AVERAGE:              54         $398,088,128     100.0%  72.0%   1.28x
                                    ===         ============     =====   ====    ====

                          PARTIAL INTEREST-ONLY PERIODS

                                 NUMBER OF                       % OF    WA    WA UW
PARTIAL INTEREST-ONLY PERIODS      LOANS     PRINCIPAL BALANCE    IPB    LTV    DSCR
------------------------------   ---------   -----------------   ----   ----   -----

24 - 36                              24         $160,680,000     40.4%  69.8%   1.32x
37 - 84                               5           90,850,000     22.8   73.0%   1.20x
                                    ---         ------------     ----   ----    ----
TOTAL/WEIGHTED AVERAGE:              29         $251,530,000     63.2%  71.0%   1.27x
                                    ===         ============     ====   ====    ====

                    REMAINING AMORTIZATION TERM IN MONTHS(1)

                                 NUMBER OF                        % OF    WA    WA UW
REMAINING AMORTIZATION TERM        LOANS     PRINCIPAL BALANCE    IPB     LTV    DSCR
------------------------------   ---------   -----------------   -----   ----   -----

178 - 330                             7         $ 19,757,004       5.1%  62.6%   1.38x
331 - 360                            46          368,581,124      94.9   72.6%   1.27x
                                    ---         ------------     -----   ----    ----
TOTAL/WEIGHTED AVERAGE:              53         $388,338,128     100.0%  72.1%   1.27x
                                    ===         ============     =====   ====    ====

WA REMAINING AMORT TERM: 354

                     LTV RATIOS AS OF THE MATURITY/ARD DATE

                                 NUMBER OF                        % OF    WA    WA UW
MATURITY LTV                       LOANS     PRINCIPAL BALANCE    IPB     LTV    DSCR
------------------------------   ---------   -----------------   -----   ----   -----

26.5% - 50.0%                         6         $ 19,565,949       5.0%  48.6%   1.89x
50.1% - 60.0%                        11           64,196,044      16.3   62.3%   1.27x
60.1% - 70.0%                        29          225,559,613      57.3   75.6%   1.25x
70.1% - 73.9%                         6           84,085,000      21.4   76.5%   1.21x
                                    ---         ------------     -----   ----    ----
TOTAL/WEIGHTED AVERAGE:              52         $393,406,605     100.0%  72.3%   1.27x
                                    ===         ============     =====   ====    ====

WA LTV RATIO AT MATURITY/ARD DATE: 64.0%

                            YEAR BUILT/RENOVATED(3)(4)

                                  NUMBER OF                        % OF    WA    WA UW
YEAR BUILT/RENOVATED             PROPERTIES   PRINCIPAL BALANCE    IPB     LTV    DSCR
------------------------------   ---------    -----------------   -----   ----   -----

1950 - 1959                           3          $  5,919,000       1.5%  69.2%   1.25x
1960 - 1969                           2            11,305,092       2.8   71.3%   1.28x
1970 - 1979                          10            32,749,210       8.2   62.6%   1.51x
1980 - 1989                          13           141,439,719      35.5   73.8%   1.25x
1990 - 1999                           7            30,307,409       7.6   67.5%   1.29x
2000 - 2006                          26           176,367,699      44.3   73.2%   1.25x
                                    ---          ------------     -----   ----    ----
TOTAL/WEIGHTED AVERAGE:              61          $398,088,128     100.0%  72.0%   1.28x
                                    ===          ============     =====   ====    ====

                              PREPAYMENT PROTECTION

                                 NUMBER OF                        % OF    WA    WA UW
PREPAYMENT PROTECTION              LOANS     PRINCIPAL BALANCE    IPB     LTV    DSCR
------------------------------   ---------   -----------------   -----   ----   -----

DEFEASANCE                           48         $362,928,690      91.2%  71.9%   1.28x
YIELD MAINTENANCE                     6           35,159,439       8.8   72.8%   1.22x
                                    ---         ------------     -----   ----    ----
TOTAL/WEIGHTED AVERAGE:              54         $398,088,128     100.0%  72.0%   1.28x
                                    ===         ============     =====   ====    ====

(1)  Excludes loans that are interest-only for the entire term.

(2)  Excludes the mortgage loans that pay interest-only for a portion of their term.

(3)  Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties the year of the most recent renovation date with respect to each Mortgaged Property.

(4)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

                                    11 of 87

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A
DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES
REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP7

--------------------------------------------------------------------------------
                           TOP FIFTEEN MORTGAGE LOANS
--------------------------------------------------------------------------------

LOAN  LOAN                                                                NUMBER OF
ID #  SELLER(1)  LOAN NAME                       CITY, STATE             PROPERTIES
----  ---------  ------------------------------  ----------------------  ----------

  1   JPMCB      Westfield Centro Portfolio      Various, Various             5
  2   JPMCB      One & Two Prudential Plaza      Chicago, IL                  2
  3   Capmark    Bella Terra Retail              Huntington Beach, CA         1
  4   EHY        1875 Pennsylvania Avenue        Washington, DC               1
  5   NCCI       JQH Hotel Portfolio             Various, Various             6
  6   EHY        Centre at Salisbury             Salisbury, MD                1
  7   Capmark    Hyatt - Huntington Beach        Huntington Beach, CA         1
  8   EHY        Four Penn Center                Philadelphia, PA             1
  9   NCCI       The Gardens on El Paseo         Palm Desert, CA              1
 10   Capmark    PennCom Plaza                   New York, NY                 1
 11   LaSalle    411 East Wisconsin              Milwaukee, WI                1
 12   Capmark    Wilshire Bundy Office Building  Los Angeles, CA              1
 13   LaSalle    Shoreview Corporate Center      Shoreview, MN                1
 14   Capmark    Oklahoma City Portfolio         Various, OK                  5
 15   LaSalle    Powers Ferry Landing East       Atlanta, GA                  1

                                    SF /
LOAN   LOAN  CUT-OFF DATE  % OF    UNITS /   UW      CUT-OFF     PROPERTY
ID #  GROUP     BALANCE     IPB    ROOMS    DSCR    LTV RATIO      TYPE
----  -----  ------------  ----  ---------  ----    ---------  -----------

  1     1    $240,000,000  6.1%  2,364,136  1.33x     70.0%      Retail
  2     1    $205,000,000  5.2%  2,196,342  1.47x     78.1%      Office
  3     1    $188,000,000  4.8%    663,923  1.20x     79.2%      Retail
  4     1    $165,000,000  4.2%    283,792  1.30x     73.0%      Office
  5     1    $151,704,871  3.8%      1,431  1.59x     72.0%       Hotel
  6     1    $115,000,000  2.9%    730,843  1.47x     76.4%      Retail
  7     1    $115,000,000  2.9%        517  1.59x     59.0%       Hotel
  8     1    $ 81,750,000  2.1%    522,600  1.38x     75.7%      Office
  9     1    $ 81,480,000  2.1%    200,023  1.18x     76.9%      Retail
 10     1    $ 79,750,000  2.0%    423,000  1.50x     70.8%      Office
 11     1    $ 72,000,000  1.8%    654,948  1.31x     73.3%      Office
 12     1    $ 59,911,880  1.5%    289,873  1.20x     69.5%      Office
 13     1    $ 54,770,000  1.4%    552,927  1.27x     75.0%      Office
 14     2    $ 51,896,561  1.3%      1,658  1.21x     77.2%    Multifamily
 15     1    $ 50,000,000  1.3%    393,533  1.21x     74.7%      Office

Top 5 Total/Weighted Average    $  949,704,871   24.1%  1.37x  74.4%
Top 10 Total/Weighted Average   $1,422,684,871   36.1%  1.39x  73.3%
Top 15 Total/Weighted Average   $1,711,263,311   43.4%  1.37x  73.4%

(1) "JPMCB" = JPMorgan Chase Bank, N.A.; "Capmark" = Capmark Finance Inc.; "EHY"
= Eurohypo AG, New York Branch; "NCCI" = Nomura Credit & Capital, Inc.;
'"LaSalle" = LaSalle Bank, National Association

                                    12 of 87

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REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP7

--------------------------------------------------------------------------------
                      LOAN GROUP 1 SHORT TERM LOAN SUMMARY
--------------------------------------------------------------------------------

LOAN  LOAN
ID #  SELLER   LOAN NAME                             CITY, STATE           PROPERTY TYPE
----  -------  ------------------------------------  --------------------  --------------------

  13  LaSalle  Shoreview Corporate Center            Shoreview, MN         Office
  18  JPMCB    San Valiente                          Phoenix, AZ           Multifamily
  31  JPMCB    Desert Palm Apartments                Tempe, AZ             Multifamily
  57  Capmark  Crowne Plaza - Clark                  Clark, NJ             Hotel
  74  Capmark  Liberties Walk                        Philadelphia, PA      Multifamily
 116  LaSalle  Inland - Sentry Office Building       Davenport, IA         Office
 162  LaSalle  The Arbaugh Redevelopment             Lansing, MI           Multifamily
  33  Capmark  Homewood Suites Portfolio #2 (AVR)    Various, Various      Hotel
  41  Capmark  Homewood Suites Portfolio #1 (AVR)    Various, Various      Hotel
  69  LaSalle  Inland Olivet Church                  Paducah, KY           Retail
 201  Capmark  Coventry Apartments                   Huntsville, AL        Multifamily
  50  LaSalle  Inland - Craig Crossing               McKinney, TX          Retail
  15  LaSalle  Powers Ferry Landing East             Atlanta, GA           Office
  24  EHY      Fifth Avenue Suites                   Portland, OR          Hotel
  27  EHY      Hotel Monaco                          Seattle, WA           Hotel
  28  Capmark  Motorola Building Campus              Tempe, AZ             Industrial
  29  LaSalle  Inland - Colony Square                Sugar Land, TX        Retail
  65  NCCI     Stop & Shop (Malden, MA)              Malden, MA            Retail
  71  LaSalle  176 Federal Street                    Boston, MA            Office
  79  NCCI     Stop & Shop (Swampscott, MA)          Swampscott, MA        Retail
  99  NCCI     Stop & Shop (Framingham, MA)          Framingham, MA        Retail
 109  NCCI     Stop & Shop (Bristol, RI)             Bristol, RI           Retail
 198  LaSalle  Inland Eckerds - Hellertown           Hellertown, PA        Retail
 199  LaSalle  Inland Eckerds - Lebanon              Lebanon, PA           Retail
 202  LaSalle  Inland Eckerds - Punxsutawny          Punxsutawny, PA       Retail
 203  JPMCB    Towne Pointe                          Elizabethtown, KY     Retail
  22  EHY      Acacia Park Apartments                Temecula, CA          Multifamily
 181  NCCI     Fort Knox Self Storage                Various, MI           Self-Storage
 194  NCCI     Rancheria & Grandview MHC             Phoenix, AZ           Manufactured Housing
 207  LaSalle  Caribbean Village                     Kissimmee, FL         Retail
 269  NCCI     Valley View Tuckerton MHC             Reading, PA           Manufactured Housing
  91  NCCI     HQ Building                           San Antonio, TX       Retail
 104  Capmark  Hilton Garden Inn - Colorado Springs  Colorado Springs, CO  Hotel
 244  EHY      3205-3225 Crestview Drive             Dallas, TX            Multifamily
  55  Capmark  Embassy Suites - Beachwood            Beachwood, OH         Hotel

        CUT-OFF           REMAINING  REMAINING
LOAN      DATE      % OF     TERM     IO TERM    UW    CUT-OFF
ID #    BALANCE      IPB   (MONTH)    (MONTHS)  DSCR  LTV RATIO
----  -----------   ----  ---------  ---------  ----  ---------

  13  $54,770,000   1.4%      91         43     1.27x   75.0%
  18  $40,500,000   1.0%      84         84     1.62x   60.4%
  31  $24,000,000   0.6%      84         84     1.40x   61.9%
  57  $14,500,000   0.4%      84         12     1.43x   80.6%
  74  $11,988,388   0.3%      83          0     1.23x   73.1%
 116  $ 7,600,000   0.2%      83         83     2.04x   51.7%
 162  $ 4,993,185   0.1%      83          0     1.46x   62.4%
  33  $22,444,895   0.6%      82          0     1.16x   81.0%
  41  $19,452,242   0.5%      82          0     1.25x   83.5%
  69  $12,510,000   0.3%      82         82     2.10x   60.0%
 201  $ 3,393,931   0.1%      82          0     1.30x   78.0%
  50  $16,600,000   0.4%      81         81     1.85x   58.5%
  15  $50,000,000   1.3%      78         42     1.21x   74.7%
  24  $32,150,000   0.8%      60         12     1.57x   71.4%
  27  $29,400,000   0.7%      60         12     1.73x   60.0%
  28  $25,840,000   0.7%      60         24     1.16x   79.5%
  29  $25,488,000   0.6%      60         60     2.20x   55.4%
  65  $12,752,742   0.3%      60         60     2.14x   58.2%
  71  $12,475,000   0.3%      60          0     1.18x   78.0%
  79  $11,066,477   0.3%      60         60     2.14x   58.2%
  99  $ 9,268,514   0.2%      60         60     2.13x   58.3%
 109  $ 8,368,067   0.2%      60         60     2.20x   58.3%
 198  $ 3,400,000   0.1%      60         60     2.16x   58.7%
 199  $ 3,400,000   0.1%      60         60     2.16x   58.7%
 202  $ 3,322,000   0.1%      60         60     2.16x   58.7%
 203  $ 3,200,000   0.1%      60          0     1.20x   80.0%
  22  $35,000,000   0.9%      59         59     1.24x   66.8%
 181  $ 3,996,999   0.1%      59          0     1.65x   57.9%
 194  $ 3,447,325   0.1%      59          0     1.24x   78.3%
 207  $ 3,094,676   0.1%      58          0     1.25x   73.7%
 269  $   958,444   0.0%      58          0     1.54x   62.8%
  91  $ 9,978,080   0.3%      57         57     2.06x   58.7%
 104  $ 8,850,000   0.2%      57         21     1.49x   66.5%
 244  $ 1,895,028   0.0%      57          0     1.38x   72.9%
  55  $15,500,000   0.4%      55         13     1.48x   63.8%

                                    13 of 87

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A
DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES
REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP7

--------------------------------------------------------------------------------
                           WESTFIELD CENTRO PORTFOLIO
--------------------------------------------------------------------------------

                [4 PHOTOS OF WESTFIELD CENTRO PORTFOLIO OMITTED]

                                    14 of 87

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REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP7

--------------------------------------------------------------------------------
                           WESTFIELD CENTRO PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

ORIGINAL PRINCIPAL BALANCE:       $240,000,000
CUT-OFF DATE PRINCIPAL BALANCE:   $240,000,000
% OF POOL BY IPB:                 6.1%
LOAN SELLER:                      JPMorgan Chase Bank, N.A.
BORROWER:                         Centro Watt Operating
                                  Partnership 9, LP(1)
SPONSOR:                          Centro Watt America REIT V, Inc.
ORIGINATION DATE:                 06/05/06
INTEREST RATE:                    6.043500%
INTEREST--ONLY PERIOD:            N/A
MATURITY DATE:                    07/01/16
AMORTIZATION TYPE:                Balloon
ORIGINAL AMORTIZATION:            360 months
REMAINING AMORTIZATION:           360 months
CALL PROTECTION:                  L(24),Def(92),O(4)
CROSS-COLLATERALIZATION:          No
LOCK BOX:                         No
ADDITIONAL DEBT:                  No
ADDITIONAL DEBT TYPE:             Permitted Mezzanine Debt(2)
LOAN PURPOSE:                     Acquisition

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------

ESCROWS/RESERVES:                 INITIAL   MONTHLY
                                  -------   -------
TAXES:                            $     0      $0
INSURANCE:                        $     0      $0
ENGINEERING:                      $80,000      $0

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:           Portfolio
TITLE:                            Fee/Leasehold(3)
PROPERTY TYPE:                    Retail -- Anchored
SQUARE FOOTAGE:                   2,364,136(4)
LOCATION:                         Various
YEAR BUILT/RENOVATED:             Various
OCCUPANCY:                        92.8%(5)
OCCUPANCY DATE:                   Various
NUMBER OF TENANTS:                230
HISTORICAL NOI:
   2003:                          $21,019,673
   2004:                          $23,067,715
   2005:                          $22,271,484
UW REVENUES:                      $39,156,411
UW EXPENSES:                      $14,383,412
UW NOI:                           $24,772,998(6)
UW NET CASH FLOW:                 $22,995,957
APPRAISED VALUE:                  $343,100,000
APPRAISAL DATE:                   Various

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

CUT-OFF DATE LOAN/SF:            $ 102
CUT-OFF DATE LTV:                 70.0%
MATURITY DATE LTV:                59.4%
UW DSCR:                          1.33x

                          SIGNIFICANT PORTFOLIO TENANTS

                                                                                                                LEASE
                                      RATINGS                       % OF     BASE RENT                        EXPIRATION
        TENANT NAME           MOODY'S/S&P/FITCH(7)   TOTAL SF     TOTAL SF      PSF      SALES PSF/SCREEN        YEAR
---------------------------   --------------------   ---------    --------   ---------   ----------------     ----------

TARGET                              A2/A+/A+         270,108(8)     11.4%         N/A    $           408(13)   2014/2027
LOWE'S HOME IMPROVEMENT             A2/A+/A+         174,592         7.4%      $ 5.78    $           258            2024
JC PENNEY                        Baa3/BBB-/BBB--     159,334(9)      6.7%         N/A    $           126            2011
ROBINSON'S MAY                    Baa1/BBB/BBB+      146,377(10)     6.2%         N/A    $           197            2013
STEVE & BARRY'S                                      125,710         5.3%      $ 7.36                N/A       2012/2013
SEARS                               NR/BB+/BB        107,952(11)     4.6%         N/A    $           160(14)        2018
FILENE'S HOME & MEN'S STORE       Baa1/BBB/BBB+       75,000(12)     3.2%         N/A                N/A            2027
HOYTS CINEMAS                                         55,008         2.3%      $20.82    $261,916/Screen            2018
BEST BUY                           NR/BBB/BBB+        41,479         1.8%      $12.02                N/A            2016

(1)  Centro Watt Operating Partnership 9, LP controls each of the borrowers, which are special purpose entities.

(2)  The mortgage loan documents permit the owners of the borrowers to incur mezzanine debt in the future, subject to the satisfaction of certain conditions, including: (i) the LTV for the combined debt does not exceed
     70%, (ii) the DSCR for the combined debt is equal to or greater than the
     DSCR as of the origination of the mortgage loan, (iii) the mezzanine lender is a "qualified lender" as set forth in the mortgage loan documents,
     (iv) the mezzanine loan is coterminous with the mortgage loan, and
     (v) confirmation by the rating agencies that the mezzanine loan will not result in a re-characterization, reduction or withdrawal of the then current ratings of the certificates.

(3)  Includes leasehold interest in a portion of Westfield Enfield property.

(4)  The total square footage of the portfolio includes 683,771 square feet of anchor tenant space that is ground leased from the borrower and approximately 27,356 square feet that has been leased to Barnes & Noble that is currently under construction and not expected to be occupied until
     November 2006. Total square footage excludes approximately 969,647 square feet of anchor tenant space that is tenant or third-party owned and not part of the collateral.

(5)  Occupancy figures include anchor tenant space ground leased from the borrower and assume that the approximately 27,356 square foot addition is already occupied by Barnes & Noble.

(6)  Difference in UW NOI and 2005 NOI is mainly attributed to the additional cash flow generated by the purchase of the Westfield Enfield ground lease, the newly constructed Barnes & Nobles at the West Park property, and the increase in portfolio-wide leasing activity.

(7)  Ratings are provided for the parent company of the entity in the "Tenant
     Name" field whether or not the parent company guarantees the lease.

(8)  Target occupies approximately 126,000 square feet at the Westfield Enfield property under a ground lease with the borrower for approximately $465,000 in annual rent and approximately 144,108 square feet at the Westfield Eagle
     Rock property under a ground lease with the borrower for approximately
     $137,300 in annual rent.

(9)  JC Penney occupies approximately 159,334 square feet at the Westfield
     Midway property under a ground lease with the borrower for approximately
     $199,264 in annual rent. In addition, JC Penney occupies approximately
     100,466 square feet that are not part of the collateral.

(10) Robinson's May occupies 146,377 square feet at the Westfield Eagle Rock property under a ground lease with the borrower for approximately $112,800 in annual rent.

(11) Sears occupies approximately 107,952 square feet at the Westfield Enfield property under a ground lease with the borrower for approximately $248,289 in annual rent. In addition, Sears occupies approximately 383,223 square feet that are not part of the collateral.

(12) Filene's occupies approximately 75,000 square feet at the Westfield Enfield property under a ground lease with the borrower for approximately $350,000 in annual rent. In addition, Filene's occupies approximately 161,720 square feet that are not part of the collateral.

(13) Sales are a weighted average for both Target locations from 2004.

(14) Sales from Sears Automotive were not included in reported anchor sales though they were combined in the total Sears leased square footage.

                                    15 of 87

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REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP7

--------------------------------------------------------------------------------
                           WESTFIELD CENTRO PORTFOLIO
--------------------------------------------------------------------------------

                                PORTFOLIO SUMMARY

                                               YEAR BUILT/                                                               ALLOCATED
                                                  YEAR         SQUARE     OCCUPANCY                             % OF       LOAN
PROPERTY NAME                    LOCATION       RENOVATED       FEET          %              TOP TENANTS         GLA     BALANCE
-----------------------   ------------------   -----------   ---------    ---------   -----------------------   ----   ------------

WESTFIELD MIDWAY          Elyria, OH           1966/1990       588,600      88.0%     JC Penney                 27.1%  $ 72,500,000
WESTFIELD ENFIELD         Enfield, CT          1971/2001       559,108      95.7%     Target                    22,5%    59,500,000
WESTFIELD WEST PARK       Cape Girardeau, MO   1981/2006       426,662(1)   83.9%     Famous Barr               24.0%    46,500,000
WESTFIELD EAGLE ROCK      Los Angeles, CA      1974/2002       462,823      98.7%     Robinson's May            31.6%    39,500,000
WESTFIELD WESTLAND TOWN   Lakewood, CO         1995/N/A        326,943      99.4%     Lowe's Home Improvement   53.4%    22,000,000
   CENTER
                                                             ---------      ----                                       ------------
TOTAL/WEIGHTED AVERAGE                                       2,364,136      92.8%                                      $240,000,000
                                                             =========      ====                                       ============

(1)  Includes 27,356 square feet of retail space currently under construction to be leased by Barnes & Noble. The new space is expected to be completed and occupied by November of 2006.

THE LOAN. The Westfield Centro Retail Portfolio Loan is secured by a first mortgage fee and leasehold interest in five anchored retail centers consisting of approximately 2,364,136 square feet of retail space located in California,
Connecticut, Ohio, Missouri and Colorado.

THE BORROWER. The borrowing entity is Centro Watt Operating Partnership 9, LP which controls 5 bankruptcy-remote special purpose entities representing the individual properties. The sponsor of the borrower for the Westfield Centro
Portfolio is Centro Watt America REIT V, Inc. ("Centro Watt"), a joint venture between Watt Commercial Properties and Centro Properties Group. Headquartered in
Santa Monica, CA, Centro Watt is a national real estate company focused on the acquisition and management of open air retail centers throughout the United
States. Centro Watt currently owns and manages a portfolio of more than 17 million square feet of neighborhood and community retail centers. Centro
Properties Group ("Centro") is an Australian retail property investment and services organization (covering property development and funds management services). Centro is one of the largest property groups in Australia with a total market capitalization of approximately $3.95 billion and ownership interests in over $4.3 billion of property. Centro has an interest in a portfolio of approximately 136 retail properties which are diversified between
Australia and the United States and has a property and funds management group with over $2.0 billion of external assets under management.

THE PROPERTIES. The Mortgaged Property consists of a portfolio of 5 anchored retail centers consisting of approximately 2,364,136 square feet located in
California, Connecticut, Ohio, Missouri and Colorado. The Malls were all built between 1966 and 1981, with the exception of the Westfield Westland Town Center property, which was completed in 1995. The portfolio is approximately 92.8%
leased to 230 local, regional and national tenants including anchor tenants such as Sears, Target, JC Penney, Filene's and Lowe's Home Improvement. Anchor
tenants occupy approximately 683,771 square feet of space that is ground leased from the borrower and approximately 969,647 square feet that is tenant or third-party owned and not part of the collateral.

WESTFIELD EAGLE ROCK -- The Westfield Eagle Rock property is located in Eagle
Rock, CA in Los Angeles County. The property was developed in 1973 and most recently renovated in 2001. The property consists of approximately 462,823 square feet of GLA that is currently approximately 98.7% occupied and is anchored by Robinson's May department store (approximately 146,377 sf) and a
Target store (approximately 144,108 sf). Average in-line sales and occupancy costs at the center are $231 per square foot and 9.2%, respectively.

WESTFIELD ENFIELD -- The Westfield Enfield property is located in Enfield, CT, a suburban area outside of Hartford, CT. The property was developed in 1971 and most recently renovated in 2001. The property consists of approximately 559,108 square feet of GLA which is currently approximately 95.7% occupied and is anchored by a Sears department store (approximately 107,952 sf) and a Target store (approximately 126,000 sf). Average in-line sales and occupancy costs at the center are $289 per square foot and 6.9%, respectively.

WESTFIELD MIDWAY -- The Westfield Midway property is located in Elyria, OH approximately 30 miles west of Cleveland, OH adjacent to Interstate 90. The property was developed in 1966 and most recently renovated in 1990. The property consists of approximately 588,600 square feet of GLA which is approximately
88.0% occupied. There are four anchor tenants at the property, including Sears
(approximately 240,808 sf), Dillards department store (approximately 157,580
sf), JC Penney (approximately 159,334 sf) and Kaufmanns department store
(approximately 103,974 sf). Average in-line sales and occupancy costs at the center are $295 per square foot and 6.9%, respectively.

WESTFIELD WEST PARK -- The Westfield West Park property is located in the town of Cape Girardeau, MO. The property was developed in 1981 and is currently undergoing a small expansion expected to be completed in November of 2006. The property consists of approximately 426,662 square feet of GLA which is currently approximately 83.9% occupied and is anchored by JC Penney (approximately 100,466
sf) and Famous Barr (approximately 102,533 sf). Approximately 27,356 square feet of the property is currently under construction and has been leased by Barnes &
Noble for a ten-year term. Average in-line sales and occupancy costs at the center are $273 per square foot and 7.6%, respectively.

WESTFIELD WESTLAND TOWN CENTER -- The Westfield Westland Town Center property is located in Lakewood, CO and is part of the Denver MSA. The property was redeveloped in 1995 into its current configuration. Previous to the redevelopment the property was an indoor shopping mall from 1960 to 1993. The property consists of approximately 326,943 square feet of GLA that is currently approximately 99.4% occupied and is anchored by Lowe's Home Improvement Center
(approximately 174,592 sf) and a Sears department store (approximately 142,415
sf). Average in-line sales and occupancy costs at the center are $229 per square foot and 8.6%, respectively.

                                    16 of 87

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A
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REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP7

--------------------------------------------------------------------------------
                           WESTFIELD CENTRO PORTFOLIO
--------------------------------------------------------------------------------

RELEASE. Provided that no event of default exists, individual properties may be released from the lien of the mortgage subject to satisfaction of certain conditions, including, but not limited to: i) partial defeasance of the loan in an amount equal to between 105% and 115% of the loan amount allocated to the property to be released, and ii) the debt service coverage ratio at release is equal to or greater than a) the origination date DSCR, and b) the DSCR of the portfolio immediately prior to the release.

SUBSTITUTION. The borrower is permitted to substitute properties as collateral
(not exceeding 3 properties per year) during the term of the loan subject to certain conditions, including, but not limited to: i) no event of default exists, ii) the aggregate value of all properties released does not exceed more than 35% of the value of the entire pool of properties, and iii) certain debt service coverage ratio and loan to value requirements are satisfied. In addition the borrower is permitted to substitute a new property for defeasance collateral in connection with any portion of the loan that has been defeased.

THE MARKETS(1).

LOS ANGELES, CA -- One mortgaged property comprising approximately 19.6% of the
GLA of the mortgaged properties in the aggregate, Westfield Eagle Rock, is located in the Eagle Rock community of Los Angeles within the North East Los
Angeles Community Plan. As of year end 2005, average rents in the Los Angeles retail market were approximately $26.48 per square foot. Market vacancy was approximately 2.8%, with a positive absorption of 764,000 square feet as of the end of the fourth quarter of 2005.

HARTFORD, CT -- One mortgaged property comprising approximately 23.6% of the GLA of the mortgaged properties in the aggregate, Westfield Enfield, is located within the Hartford MSA and is part of the North Hartford retail submarket. The mortgaged property is located in a heavily trafficked destination retail corridor directly adjacent to Interstate-91 approximately 1 mile from the
Massachusetts border. The mortgaged property is located among a concentration of four other major retail centers in the neighborhood. At year end 2005 average asking rents in the submarket were approximately $16.16 per square foot, up approximately 2.5% over 2004. Additionally market vacancy decreased from approximately 10.7% to 9.0% in the same period.

ELYRIA, OH -- One mortgaged property comprising approximately 24.9% of the GLA of the mortgaged properties in the aggregate, Westfield Midway is located in
Elyria, OH which is the western most suburb of Cleveland. Market performance in the western Cleveland retail market has shown increases in rents, little new construction and declining vacancy. At year end 2005 average asking rents in the submarket were approximately $15.14 per square foot, up slightly from approximately $14.82 in 2004, and market vacancy increased from approximately
7.4% to 9.1% in the same period.

CAPE GIRARDEAU, MO -- One mortgaged property comprising approximately 18.0% of the GLA of the mortgaged properties in the aggregate, Westfield West Park, is located in Cape Girardeau County, Missouri. The county has approximately 70,000 residents, and the mortgaged property services a wide, rural geographic area as the dominant retail center.

LAKEWOOD, CO -- One mortgaged property comprising approximately 13.8% of the GLA of the mortgaged properties in the aggregate, Westfield Westland Town Center, is located within the Denver MSA approximately 7 miles west of the Denver CBD. The
Denver retail market has exhibited growth since 2004, and continues the trend seen in 2005. In the first quarter of 2006 average asking rents in the market were approximately $15.18 per square foot, up approximately 1.8% over fourth quarter 2005. Additionally market vacancy decreased from 6.4% to 5.7% in the same period.

PROPERTY MANAGEMENT. The mortgaged properties are managed by Centro Watt
Management Joint Venture, LP ("CWMJV"). CWMJV provides asset and property management, leasing, financing, acquisition and other real estate services.
CWMJV was established to provide management services to the properties acquired by Centro Watt joint venture and for the REIT's that hold the properties.

(1)  Certain information was obtained from the Westfield Centro Portfolio appraisals dated between March 24, 2006, and April 4, 2006.

                             LEASE ROLLOVER SCHEDULE

             NUMBER OF                                          % OF BASE    CUMULATIVE   CUMULATIVE %    CUMULATIVE    CUMULATIVE %
               LEASES    SQUARE FEET   % OF NRA     BASE RENT      RENT     SQUARE FEET      OF NRA       BASE RENT     OF BASE RENT
   YEAR       EXPIRING     EXPIRING    EXPIRING     EXPIRING     EXPIRING     EXPIRING      EXPIRING       EXPIRING       EXPIRING
----------   ---------   -----------   --------   -----------   ---------   -----------   ------------   -----------   -------------

VACANT          NAP         171,374       7.2%           NAP         NAP       171,374         7.2%             NAP        NAP
2006 & MTM       29          56,327       2.4     $   998,079       4.2%       227,701         9.6%      $   998,079        4.2%
2007             33          65,109       2.8       1,518,946       6.4        292,810        12.4%      $ 2,517,025       10.5%
2008             41          80,019       3.4       2,070,097       8.7        372,829        15.8%      $ 4,587,122       19.2%
2009             25          55,234       2.3       1,375,798       5.8        428,063        18.1%      $ 5,962,920       25.0%
2010             34         161,823       6.8       2,291,504       9.6        589,886        25.0%      $ 8,254,424       34.6%
2011             35         353,678      15.0       2,508,731      10.5        943,564        39.9%      $10,763,155       45.1%
2012             20          99,770       4.2       1,500,119       6.3      1,043,334        44.1%      $12,263,274       51.4%
2013             19         323,770      13.7       2,014,561       8.4      1,367,104        57.8%      $14,277,835       59.8%
2014             21         216,799       9.2       2,154,462       9.0      1,583,903        67.0%      $16,432,297       68.8%
2015             18          49,249       2.1       1,149,289       4.8      1,633,152        69.1%      $17,581,586       73.6%
2016             18         140,882       6.0       2,399,875      10.0      1,774,034        75.0%      $19,981,461       83.7%
AFTER            29         590,102      25.0       3,900,225      16.3      2,364,136       100.0%      $23,881,686      100.0%
                ---       ---------     -----     -----------     -----
TOTAL:          322       2,364,136     100.0%    $23,881,686     100.0%
                ===       =========     =====     ===========     =====

                                    17 of 87

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STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP7

--------------------------------------------------------------------------------
                           WESTFIELD CENTRO PORTFOLIO
--------------------------------------------------------------------------------

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                                    18 of 87

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STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP7

--------------------------------------------------------------------------------
                           WESTFIELD CENTRO PORTFOLIO
--------------------------------------------------------------------------------

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                                    19 of 87

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--------------------------------------------------------------------------------
                           WESTFIELD CENTRO PORTFOLIO
--------------------------------------------------------------------------------

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                           WESTFIELD CENTRO PORTFOLIO
--------------------------------------------------------------------------------

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--------------------------------------------------------------------------------
                           WESTFIELD CENTRO PORTFOLIO
--------------------------------------------------------------------------------

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                                    23 of 87

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--------------------------------------------------------------------------------
                           ONE & TWO PRUDENTIAL PLAZA
--------------------------------------------------------------------------------

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                                    24 of 87

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--------------------------------------------------------------------------------
                           ONE & TWO PRUDENTIAL PLAZA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:(1)    $205,000,000
CUT-OFF DATE PRINCIPAL
  BALANCE:(1)                     $205,000,000
% OF POOL BY IPB:                 5.2%
LOAN SELLER:                      JPMorgan Chase Bank, N.A.
BORROWER:                         BFPRU I, LLC
SPONSOR:                          Bentley Forbes
ORIGINATION DATE:                 05/25/06
INTEREST RATE:                    6.062200%
INTEREST-ONLY PERIOD:             120 months
MATURITY DATE:                    06/01/16
AMORTIZATION TYPE:                Interest-only
ORIGINAL AMORTIZATION:            N/A
REMAINING AMORTIZATION:           N/A
CALL PROTECTION:                  L(24),Def(92),O(4)
CROSS-COLLATERALIZATION:          No
LOCK BOX:                         Cash Management Agreement
ADDITIONAL DEBT:(2)               $265,000,000
ADDITIONAL DEBT TYPE:(2)          Pari Passu Loan and
                                  Mezzanine Loan
LOAN PURPOSE:                     Acquisition

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------

ESCROWS/RESERVES:     INITIAL       MONTHLY
                    -----------   ----------
TAXES:              $ 7,007,181   $1,557,151
TI/LC:(6)           $31,000,000    Springing
ENGINEERING:        $   903,006   $        0
CASH FLOW:(7)       $ 3,500,000   $        0
OTHER:(8)           $ 8,307,000   $        0

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Portfolio
TITLE:                            Fee
PROPERTY TYPE:                    Office -- CBD
SQUARE FOOTAGE:                   2,196,342
LOCATION:                         Chicago, IL
YEAR BUILT/RENOVATED:             Various/Various
OCCUPANCY:                        84.8%
OCCUPANCY DATE:                   04/01/06
NUMBER OF TENANTS:                114
HISTORICAL NOI:
   2003:                          $39,194,219
   2004:                          $37,717,465
   2005:(3)                       $27,784,157
UW REVENUES:                      $75,927,146
UW EXPENSES:                      $36,195,085
UW NOI:(4)                        $39,732,060
UW NET CASH FLOW:                 $36,972,713
APPRAISED VALUE (AS
STABILIZED):(5)                   $525,000,000
APPRAISAL DATE:                   04/05/08

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF(9):         $ 187
CUT-OFF DATE LTV(9):              78.1%
MATURITY DATE LTV(9):             78.1%
UW DSCR:                          1.47x

                               SIGNIFICANT TENANTS

                                     RATINGS                                                      LEASE
TENANT NAME                  MOODY'S/S&P/FITCH(10)   SQUARE FEET   % OF GLA   BASE RENT PSF    EXPIRATION YEAR
--------------------------   ---------------------   -----------   --------   -------------    ----------------

PEOPLES GAS LIGHT AND COKE         Baa2/A-/A-          260,596       11.9%       $12.12             2014
BAKER & MCKENZIE LLP                                   229,891       10.5%       $21.62             2012
MCGRAW HILL INC.                    A1/NR/A+           153,065        7.0%       $23.15             2016
KIRKLAND & ELLIS, LLP                                  105,547        4.8%       $11.72             2009
AON CORPORATION                  Baa2/BBB+/BBB+         67,358        3.1%       $23.99             2009
INFINITY HOLDINGS                                       66,671        3.0%       $15.88             2018
LEYDIG VOIT & MEYER LTD.                                65,802        3.0%       $21.41             2010

(1)  The total financing amount of $410 million is being provided to the borrower for the acquisition of One and Two Prudential Plaza. The $410 million A-Note has been split into two pari passu notes (a $205 million A-1
     Note included in the Trust, and a $205 million A-2 Note not included in the
     Trust).

(2)  Additional debt includes the $205 million pari passu A-2 Note, as well as a
     $60 million mezzanine loan.

(3)  One reason for the decline in NOI and Occupancy at the property between
     2003 and 2005 is that Deloitte & Touche vacated 16 floors totaling approximately 375,000 square feet in 2004. The borrower has leased 250,000 square feet of this space within the past 18 months to backfill 10 of these floors.

(4)  Difference between UW NOI and 2005 NOI are mainly attributed to the inclusion of all rent steps through 3/07, averaged rents over the lease term for CBS Radio and McGraw Hill, and new leases signed in 2005 and 2006.

(5)  The appraised value of the property on an "as is" basis has been determined to be approximately $490,000,000. LTV figures presented herein have been calculated based on the "as stabilized" figures.

(6)  An upfront reserve in the amount of $31,000,000 was collected at closing in connection with tenanting costs. This reserve consists of $12,000,000 to cover the costs of leasing currently vacant space, and $19,000,000 to cover costs associated with renewal and re-leasing of space occupied as of the
     Cut-off Date.

(7)  The cash flow reserve is being held for rent abatements, and free rent periods tenants have during the term of the loan.

(8)  Since funding, $1.807,866 of the original $8.3 million reserve has been released. The remainder is comprised of two parts: $3.399 million of this reserve is being held for currently unfunded TI/LCs, and will be released upon completion of such improvements. The remaining $3.1 million is being held for future capital improvements during the term of the loan.

(9)  Calculated based on the aggregate Cut-off Date principal balance of the A-1 and A-2 pari passu A-Notes in the amount of $410,000,000. LTV figures presented herein have been calculated based on the "as stabilized"
     appraised value.

(10) Ratings provided are for the parent company of the entity listed in the
     "Tenant Name" field whether or not the parent company guarantees the lease.

                                    25 of 87

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STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP7

--------------------------------------------------------------------------------
                           ONE & TWO PRUDENTIAL PLAZA
--------------------------------------------------------------------------------

THE LOAN. The One & Two Prudential Plaza mortgage loan is secured by a first mortgage fee interest in two Class A office towers comprising a total of approximately 2,196,342 square feet, located in Chicago, Illinois.

The total financing amount of $410,000,000 is bifurcated into two pari-passu notes, a $205,000,000 A-1 note included in the Trust, and a $205,000,000 A-2 note not included in the Trust. In addition, there is a $60,000,000 mezzanine loan.

THE BORROWER. The borrowing entity, BFPRU I, LLC is a special purpose entity controlled by the sponsor Bentley Forbes. Bentley Forbes is a privately owned commercial real estate investment company founded in 1993 by the Wehba family.
The Company has been involved in the acquisition, development and ownership of commercial real estate properties for over 20 years. Currently the Company owns a commercial real estate portfolio with over 15 million square feet of office, retail and industrial properties and an estimated market value exceeding $1.5 billion.

THE PROPERTY. One & Two Prudential Plaza is an office complex that consists of two separate, but integrated, Class A office towers located in the East Loop submarket of downtown Chicago, containing approximately 2,196,342 square feet of
Class A Office space. One Prudential plaza is a 41 story Class A office building completed in 1955, and renovated in 1990 that includes approximately 1,202,835 net rentable square feet, and Two Prudential Plaza is a 64-story Class A office building completed in 1990 that includes approximately 993,507 net rentable square feet. The towers are connected by a public mezzanine level that contains approximately 70,000 square feet of restaurants and retail space. Other amenities include a five level underground parking facility, underground connection to the Randolph Street commuter rail station and a one acre landscaped plaza.

The mortgaged property is situated just north of Millenium Park, and one block east of Michigan Avenue and provides views of Lake Michigan to the East and the
Chicago River to the North. The site is accessed via I-90 from the West as well as other expressways including Lake Shore drive from the south and Wacker Drive.
The mortgaged property has pedestrian access as it is connected to a network of underground pedestrian corridors (the "Pedway") that provide direct access to neighboring hotels, department stores, office buildings and cultural attractions throughout the city of Chicago. This project is part of the development of the area know as the "New East Loop" which encompasses the area immediately surrounding Prudential Plaza.

RELEASE. Borrower may obtain a release of either the One Prudential Plaza property or the Two Prudential Plaza property if it partially defeases the mortgage loan and upon the satisfaction of certain conditions, including (i)
after the release, the debt service coverage ratio for the remaining parcel is equal to or greater than the greater of (a) 1.10 to 1.0 and (b) the combined debt service coverage ratio for the 12 months preceding the release; (ii) after the release, the loan-to-value ratio for the remaining parcel is equal to or less than the lesser of (a) 80% and (b) the loan-to-value ratio immediately prior to the release; and (iii) partial defeasance of the loan in an amount equal to 115% to 125% of the loan amount allocated to the property to be released.

SIGNIFICANT TENANTS.

Peoples Gas Light & Coke (NYSE: PGL) occupies approximately 260,596 square feet, or approximately 11.9% of the buildings net rentable area. Peoples Gas Light &
Coke is a division of Peoples Energy Corporation that distributes natural gas to over 900,000 customers in Chicago and Northeastern Illinois. In addition to distributing natural gas and energy services to its customers, Peoples Energy
Corporation engages in wholesale natural gas and electricity marketing, midstream gas services and independent power production, and oil and gas production. In 2005 Peoples Energy Corporation had total sales of approximately
$2.5 billion, and net income of approximately $78.1 million.

Baker & McKenzie LLP occupies approximately 229,891 square feet, or approximately 10.5% of the buildings net rentable area. Baker & McKenzie LLP is one of the world's largest law practices with more than 8,000 lawyers and nearly
70 offices in 40 countries. The firm offers expertise in areas including intellectual property law, antitrust & trade law, mergers and acquisitions and tax law.

McGraw Hill Inc. (NYSE: MHP) occupies approximately 153,065 square feet, or approximately 7.0% of the buildings net rentable area. McGraw Hill Inc. is one of the world's largest producers of textbooks, tests, and related materials, serving the elementary, secondary, and higher education markets. In addition
McGraw Hill Inc. is a leading provider of financial and business information services through its Standard & Poor's rating agency division. In 2005 the company had total sales of approximately $6.0 billion and net income of approximately $844.3 million.

Kirkland & Ellis, LLP occupies approximately 105,457 square feet, or approximately 4.8% of the buildings net rentable area. Kirkland & Ellis, LLP has more than 1,000 lawyers in 7 offices worldwide. The firm serves clients with practices in intellectual property, mergers and acquisitions, antitrust, and employee benefits.

Aon Corporation (NYSE: AOC) occupies approximately 67,358 square feet, or approximately 3.1% of the buildings net rentable area. Aon Corporation is a leading insurance and reinsurance broker. The firm operates in three major segments: risk and insurance brokerage, consulting services, and consumer insurance underwriting. In 2005 Aon Corporation had total revenues of approximately $9.8 billion and net income of approximately $737.0 million.

                                    26 of 87

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STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP7

--------------------------------------------------------------------------------
                           ONE & TWO PRUDENTIAL PLAZA
--------------------------------------------------------------------------------

THE MARKET(1). The mortgaged property is a Class A office building in downtown
Chicago located in the East Loop office submarket. The Chicago CBD is the financial center of the Midwest and represents the second largest concentration of office space in the nation. As of the fourth quarter of 2005 the downtown
Chicago CBD comprised approximately 119.0 million square feet of office space, of which approximately 21.1 million square feet were located in the East Loop submarket. The East Loop is the third largest submarket within downtown Chicago and accounts for approximately 17.8% of the CBD's total inventory and 11.3% of the Class A office space located within the CBD.

The East Loop submarket contains 5 Class A office properties and 7 towers, including the mortgaged property. The market has experienced significant vacancies in the past five years followed by backfill. Over the past five years the five office towers in the "New East Loop," including the mortgaged property, have realized positive absorption of approximately 412,600 square feet per year.
One reason for this absorption has been the redevelopment of Millennium Park.

The mortgaged property averaged year-end occupancy of approximately 95% between
1995 and 2004. The mortgaged property has successfully leased approximately
250,000 square feet over the past 18 months against significant competition across submarkets.

PROPERTY MANAGEMENT. Bentley Forbes Midwest Property Management, LLC will serve as the property manager for the mortgaged property subsequent to the acquisition by Bentley Forbes LLC. The management company is a subsidiary of the sponsor.

(1)  Certain information was obtained from the One & Two Prudential Tower appraisal dated 4/12/2006.

                             LEASE ROLLOVER SCHEDULE

            NUMBER OF    SQUARE     % OF                 % OF BASE  CUMULATIVE   CUMULATIVE                    CUMULATIVE %
             LEASES      FEET       NRA      BASE RENT      RENT    SQUARE FEET   % OF NRA   CUMULATIVE BASE  OF BASE RENT
   YEAR     EXPIRING    EXPIRING  EXPIRING    EXPIRING    EXPIRING    EXPIRING    EXPIRING    RENT EXPIRING     EXPIRING
----------  ---------  ---------  --------  -----------  --------   -----------  ----------  ---------------  -------------

VACANT         NAP       333,887    15.2%           NAP      NAP       333,887      15.2%              NAP          NAP
2006 & MTM      37        45,494     2.1    $   699,406      2.1%      379,381      17.3%      $   699,406          2.1%
2007            19       100,110     4.6      1,826,912      5.5       479,491      21.8%      $ 2,526,317          7.6%
2008            29        86,538     3.9      1,716,022      5.2       566,029      25.8%      $ 4,242,339         12.8%
2009            19       200,829     9.1      3,394,797     10.2       766,858      34.9%      $ 7,637,136         23.0%
2010            20       129,159     5.9      3,028,858      9.1       896,017      40.8%      $10,665,995         32.1%
2011            16        48,101     2.2      1,180,369      3.6       944,118      43.0%      $11,846,363         35.7%
2012            22       309,064    14.1      6,554,664     19.7     1,253,182      57.1%      $18,401,027         55.4%
2013             8        41,187     1.9        655,325      2.0     1,294,369      58.9%      $19,056,352         57.4%
2014            38       311,008    14.2      4,025,904     12.1     1,605,377      73.1%      $23,082,256         69.5%
2015            17       168,961     7.7      3,182,208      9.6     1,774,338      80.8%      $26,264,464         79.1%
2016            16       211,445     9.6      4,447,748     13.4     1,985,783      90.4%      $30,712,212         92.4%
AFTER           31       210,559     9.6      2,511,753      7.6     2,196,342     100.0%      $33,223,965        100.0%
               ---     ---------   -----    -----------    -----
TOTAL:         272     2,196,342   100.0%   $33,223,965    100.0%
               ===     =========   =====    ===========    =====

                                    27 of 87

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                           ONE & TWO PRUDENTIAL PLAZA
--------------------------------------------------------------------------------

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                                    28 of 87

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STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP7

--------------------------------------------------------------------------------
                           ONE & TWO PRUDENTIAL PLAZA
--------------------------------------------------------------------------------

                    ONE & TWO PRUDENTIAL PLAZA STACKING PLAN

41     PLAZA CLUB: 7,798 RSF; 06/06
40M    AM/FM OHIO, INC; 100 RSF, 09/06
40     VACANT: 1,860 RSF, MULTI-TENANT: 8,254 RSF
39     BAKER & McKENZIE LLP: 22,503 RSF; 11/12
38     SCHUYLER, ROCHE & ZWIRNER: 24,082 RSF; 04/15
37     BAKER & McKENZIE LLP: 24,017 RSF, 11/12
36     BAKER & McKENZIE LLP: 24,068 RSF, 11/12
35     BAKER & McKENZIE LLP: 24,148 RSF, 11/12
34     VACANT: 14,274 RSF, BAKER & McKENZIE LLP: 8,917 RSF; 12/08
33     BAKER & McKENZIE LLP: 23,026 RSF, 11/12
32     BAKER & McKENZIE LLP: 22,411 RSF, 11/12
31     BAKER & McKENZIE LLP: 22,990 RSF, 11/12
30     BAKER & McKENZIE LLP: 21,191 RSF, 11/12
29     McGRAW-HILL, INC: 22,647 RSF; 11/16
28     BAKER & McKENZIE LLP: 9,747 RSF; 11/12, BDO SEIDMAN, LLP: 12,186
       RSF; 09/11
27     BONNEVILLE INTERNATIONAL CORP.; 21,913 RSF; 05/18
26     MULTI-TENANT: 21,742 RSF
25     BAKER & McKENZIE LLP: 22,862 RSF; 11/12
24     PEOPLES GAS LIGHT & COKE: 21,803 RSF; 05/14
23     PEOPLES GAS LIGHT & COKE: 21,803 RSF; 05/14
22     PEOPLES GAS LIGHT & COKE: 21,803 RSF; 05/14
21     PEOPLES GAS LIGHT & COKE: 22,862 RSF; 05/14
20     PEOPLES GAS LIGHT & COKE: 23,264 RSF; 05/14
19     PEOPLES GAS LIGHT & COKE: 21,321 RSF; 05/14
18     PEOPLES GAS LIGHT & COKE: 19,917 RSF; 05/14
17     PEOPLES GAS LIGHT & COKE: 23,203 RSF; 05/14
16     PEOPLES GAS LIGHT & COKE: 23,126 RSF; 05/14
15     ATTORNEY REGISTRATION & DISCIPLINARY COMMISSION: 23,125 RSF; 05/15
14     VACANT 1,208 RSF, McGRAW-HILL, INC: 23,199 RSF; 11/16
13     VACANT 22,398 RSF, BDO SEIDMAN, LLP; 383 RSP; 09/06
12     VACANT: 1,991 RSF, MULTI-TENANT: 21,375 RSF
11     MULTI-TENANT: 22,397 RSF
10     VACANT: 1,009 RSF, MULTI-TENANT: 47,600 RSF
 9     McGRAW-HILL, INC: 49,998 RSF; 11/16
 8     VACANT: 48,818 RSF
 7     VACANT: 19,655 RSF, KIRKLAND & ELLIS LLP: 28,154 RSF; 12/11
 6     KIRKLAND & ELLIS LLP: 52,224 RSF; 21/11
 5     BCE NEXXIA CORPORATION: 49,144 RSF; 08/15
 4     McGRAW-HILL, INC 49,252 RSF; 11/16
 3     PEOPLES GAS LIGHT & COKE: 48,784 RSF; 05/14
 2     VACANT: 5 RSF, MULTI-TENANT: 36,763 RSF
 1     VACANT: 19,239 RSF MULT-TENANT: 22,151 RSF
ENTR   VACANT: 2,011 RSF, MULTI-TENANT: 34,148 RSF
B2     PEOPLES GAS LIGHT & COKE 267 RSF; 05/14
B1     VACANT, 8,005 RSF, MULTI-TENANT: 9,662 RSF

58     TAIPEI ECONOMIC/CULTURAL OFFICE: 12,994 RSF; 06/11
57     TAIPEI ECONOMIC/CULTURAL OFFICE: 10,267 RSF; 06/11, ADVISORY RESEARCH
       INC.: 2,943 RSF; 05/14
56     PRUDENTIAL INSURANCE CO.: 13,717 RSF; 07/08
55     MULTI-TENANT: 14,000 RSF
54     PRUDENTIAL INSURANCE CO.: 14,082 RSF; 07/08
53     MULTI-TENANT: 12,822 RSF, VACANT: 1,325 RSF
52     VACANT: 14,038 RSF
51     CENTRAXCORP: 14,932 RSF; 03/16
50     LEYDIG, VOIT & MAYER LTD: 15,164 RSF; 08/10
49     LEYDIG, VOIT & MAYER LTD: 16,000 RSF; 08/10
48     LEYDIG, VOIT & MAYER LTD: 16,000 RSF; 08/10
47     LEYDIG, VOIT & MAYER LTD: 9,704 RSF; 08/10, PRUDENTIAL INSURANCE
       CO.: 7,540 RSF; 07/08
46     PROPHET BRAND STRATEGY: 17,950 RSF; 03/12
45     MULTI-TENANT: 17,950 RSF
44     INTERNATIONAL FOOD SERVICE: 9,747 RSF; 11/13, VACANT: 8,203 RSF
43     BLACK ENTERTAINMENT TV: 9,647 RSF; 08/07, BDO SEIDMAN LLP: 8,303
       RSF; 09/06
42     ALERI, INC: 18,726 RSF; 10/07
41     ALERI, INC: 19,000 RSF; 10/07
40     ALERI; INC: 19,565 RSF; 10/07
39     MECHANICAL
38     BOWMAN, BARRETT & ASSOC: 162 RSF; 11/06, MECHANICAL, VACANT: 1,313 RSF
37     LEBOEUF, LAMB, GREENE & MACRAE: 20,184 RSF; 09/10
36     NORGREN, INC: 6,560 RSF; 09/12, VACANT: 13,555 RSF
35     VACANT: 20,174 RSF
34     VACANT: 20,743 RSF,
33     VACANT: 20,219 RSF
32     MULTI-TENANT: 18,223 RSF, VACANT: 2,007 RSF
31     MULTI-TENANT: 19,865 RSF
30     MULTI-TENANT: 19,893 RSF
29     AON CORPORATION: 20,966 RSF; 09/09
28     AON CORPORATION: 20,966 RSF; 09/09
27     AON CORPORATION: 20,992 RSF; 09/09
26     MULTI-TENANT: 20,447 RSF
25     MULTI-TENANT: 20,059 RSF
24     MULTI-TENANT: 18,174 RSF, VACANT: 1,731 RSF
23     VACANT: 19,922 RSF
22     VACANT: 19,936 RSF
21     MICHAEL BEST & FRIEDRIC LLP: 20,157 RSF; 01/17
20     MICHAEL BEST & FRIEDRIC LLP: 20,655 RSF; 01/17
19     MICHAEL BEST & FRIEDRIC LLP: 3,599 RSF; 01/17, VACANT: 17,052 RSF
18     AMSTED INDUSTRIES, INC.: 17,040 RSF; 11/18, SINGAPORE ECONOMIC
       DEVELOPMENT: 3,578 RSF; 03/09
17     SAS INSTITUTE, INC.: 20,611 RSF; 12/15
16     SAS INSTITUTE, INC.: 8,504 RSF; 12/15, VACANT: 12,089 RSF
15     VACANT: 20,571 RSF
14     VACANT: 20,571 RSF
13     MULTI-TENANT: 10,256 SF, VACANT: 9,702 RSF
12     VACANT: 20,762 RSF
11     INFINITY HOLDINGS CORP.: 21,548 RSF; 04/18 VACANT: 316 RSF
10     INFINITY HOLDINGS CORP.: 20,580 RSF; 04/18
 9     INFINITY HOLDINGS CORP.: 21,145 RSF; 04/18
 8     MULTI-TENANT: 15,718 RSF, VACANT: 5,344 RSF
 7     DOUBLECLICK, INC.: 9,801 RSF; 07/10, VACANT: 11,590 RSF
 6     KIRKLAND & ELLIS LLP: 21,420 RSF; 12/11
 5     MULTI-TENANT: 4,034 RSF
 4     MULTI-TENANT: 5,885 RSF, VACANT: 1,375 RSF
 2     LAS VEGAS CONVENTION VISITORS AUTHORITY: 2,380 RSF; 08/15, MECHANICAL
 1     MULTI-TENANT: 9,230 RSF, VACANT: 1,841 RSF
ENTR   SCHERMERHORM: 300 RSF; 10/09, VACANT: 1,608 RSF
 B1    MULTI-TENANT: 900 RSF VACANT: 600 RSF

                                    29 of 87

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REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP7

--------------------------------------------------------------------------------
                               BELLA TERRA RETAIL
--------------------------------------------------------------------------------

                    [3 PHOTOS OF BELLA TERRA RETAIL OMITTED]

                                    30 of 87

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
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REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP7

--------------------------------------------------------------------------------
                               BELLA TERRA RETAIL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:       $188,000,000(1)
CUT-OFF DATE PRINCIPAL BALANCE:   $188,000,000(1)
% OF POOL BY IPB:                 4.8%
LOAN SELLER:                      Capmark Finance Inc.
BORROWER:                         Bella Terra Associates, LLC
SPONSOR:                          D. John Miller, Eric Sahn, Lindsay Parton,
                                  Dieter Mees and John Cappetta
ORIGINATION DATE:                 08/15/05
INTEREST RATE:                    5.294872%(2)
INTEREST-ONLY PERIOD:             72 months
MATURITY DATE:                    09/01/15
AMORTIZATION TYPE:                Balloon
ORIGINAL AMORTIZATION:            360 months
REMAINING AMORTIZATION:           360 months
CALL PROTECTION:                  L(24),Def (80),O(7)
CROSS-COLLATERALIZATION:          No
LOCK BOX:                         Cash Management Agreement
ADDITIONAL DEBT:                  $17,000,000
ADDITIONAL DEBT TYPE(3):          Mezzanine Loan
LOAN PURPOSE:                     Acquisition/Renovation

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------

ESCROWS/RESERVES:                  INITIAL       MONTHLY
-----------------------          ----------     --------
TAXES:                           $1,190,342     $262,931
INSURANCE:                       $  173,060     $ 64,737
GROUND RENTS:                    $        0     $ 10,563
REPLACEMENT RESERVE:             $        0     $  5,793(4)
TI/LC:                           $        0     $ 23,690(5)
RENT SHORTFALL RESERVE:          $1,700,000(6)  $      0
OTHER:                           $1,300,000(7)  $      0

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Single Asset
TITLE:                            Fee/Leasehold(8)
PROPERTY TYPE:                    Retail -- Anchored
SQUARE FOOTAGE(9):                663,923
LOCATION:                         Huntington Beach, CA
YEAR BUILT/RENOVATED:             1965/2005
OCCUPANCY(10):                    93.3%
OCCUPANCY DATE:                   03/31/06
NUMBER OF TENANTS:                52
UW REVENUES:                      $24,048,842
UW EXPENSES:                      $8,588,816
UW NOI:                           $15,460,026
UW NET CASH FLOW:                 $14,988,864
APPRAISED VALUE:                  $237,300,000
APPRAISAL DATE:                   05/01/06

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:   $ 283
CUT-OFF DATE LTV:        79.2%
MATURITY DATE LTV:       74.7%
UW DSCR:                 1.20x

(1)  This amount reflects two separate, pari-passu notes: one in the amount of
     $160,000,000 and the other in the amount of $28,000,000 both of which are included in the trust.

(2)  The rate set forth above reflects a blended rate of two notes, comprised of
     5.200% on the $160,000,000 note and 5.837% on the $28,000,000 note. The monthly payments under each note are calculated individually based on the applicable amount and rate and are then combined. All DSCRs are based upon such combined payments.

(3)  $17,000,000 of additional mezzanine debt exists on the mortgaged property secured by a pledge of 100% of the principal's equity interests in the borrower. The mezzanine loan is coterminus with the mortgage loan. Interest accrues at 11.75% from August 15, 2005 until September 1, 2010 and at
     10.00% from and including September 1, 2010 through the maturity date.
     Commencing on October 1, 2005 through and including the September 1, 2010 payment, the mezzanine borrower shall pay interest only at 8.00% and commencing on October 1, 2010 through and including the September 1, 2011 payment, the mezzanine borrower shall pay interest only at 10.00%,
     Commencing on October 1, 2011 through and including August 1, 2015, the mezzanine borrower shall pay monthly payments of principal and interest at
     10.00% based on a 360-month amortization schedule.

(4)  Borrower is required to deposit $5,792.73 beginning June 1, 2006 and on each consecutive payment date until the balance equals or exceeds $250,000.

(5)  Borrower is required to deposit $23,690.49 beginning June 1, 2006 and on each consecutive payment date.

(6)  A Rent Shortfall Reserve has been established with a balance, as of June 1,
     2006, of $1,700,000. Portions allocated with respect to individual tenants will be disbursed to the borrower if and when such respective tenant is in occupancy, open for business and has commenced paying specified monthly rent.

(7)  This reserve will be released to the borrower when a rent roll demonstrates that the annual base rent paid by tenants in occupancy and open for business is in excess of $14,050,000.

(8)  Includes leasehold interests in a portion of the property granted by
     Southern California Edison as ground lessor.

(9)  The total square footage excludes 26,520 square feet of the property that is ground leased.

(10) Based on underwritten rent roll as of March 31, 2006. This percentage includes certain tenants which are not yet in occupancy.

                                    31 of 87

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REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP7

--------------------------------------------------------------------------------
                               BELLA TERRA RETAIL
--------------------------------------------------------------------------------

                                 TENANT SUMMARY

                                RATINGS                                   ANNUAL BASE   ANNUAL BASE               LEASE EXPIRATION
      TENANT NAME         MOODY'S/S&P/FITCH*   TOTAL SF   % OF TOTAL SF      RENT        RENT PSF     SALES PSF        YEAR
-----------------------   ------------------   --------   -------------   -----------   -----------   ---------   ----------------

ANCHORS
BURLINGTON COAT FACTORY                         149,001       21.6%       $   483,000      $ 3.24        $ 74           2025
KOHL'S                    A3/BBB+/A              97,394       14.1          1,694,750      $17.40         N/A           2024
CENTURY THEATRES                                 76,740       11.1          1,918,500      $25.00         N/A           2020
BED BATH & BEYOND         NR/BBB/NR              41,371        6.0            963,182      $23.28         N/A           2021
BARNES & NOBLE                                   40,300        5.8            731,445      $18.15        $253           2011
                                                -------       ----        -----------
SUBTOTAL                                        404,806       58.6%       $ 5,790,876

TOP 10 TENANTS
CIRCUIT CITY                                     32,037        4.6%       $   947,544      $29.58         N/A           2020
REI                                              22,501        3.3            483,750      $21.50         N/A           2015
STAPLES                   Baa2/BBB/BBB+          19,012        2.8            451,725      $23.76        $309           2007
SHOE PAVILION                                    18,946        2.7            473,652      $25.00         N/A           2015
COST PLUS                                        18,302        2.7            411,795      $22.50         N/A           2015
ULTA SALON                                       10,024        1.5            340,136      $33.93         N/A           2015
CHEESECAKE FACTORY                                9,970        1.4            299,100      $30.00         N/A           2026
BANK OF AMERICA           Aa2/AA-/AA-             8,240        1.2            391,074      $47.46         N/A           2015
KINGS FISH HOUSE                                  7,931        1.2            165,000      $20.80         N/A           2021
MACARONI GRILL                                    7,288        1.1            110,500      $15.16         N/A           2012
                                                -------       ----        -----------
SUBTOTAL                                        154,251       22.3%       $ 4,074,276

INLINE                                          131,386       19.0%       $ 3,675,948      $27.98         N/A         Various
SUBTOTAL                                        131,386       19.0%       $ 3,675,948      $27.98         N/A
                                                -------       ----        -----------
VACANT SQUARE FEET                               44,436        6.7%           N/A
TOTAL OWNED GLA                                 663,923       96.2%       $13,541,101
TOTAL CENTER GLA                                690,443        100%

*    Ratings provided are for either the tenant or for the parent company of the entity listed in the "Tenant Name" field whether or not the parent guarantees the lease.

THE LOAN. The Bella Terra loan is secured by a first mortgage on a fee interest in a 663,923 square foot regional mall located in Huntington Beach, California.
A portion of the property comprises a leasehold interest granted by Southern
California Edison as ground lessor.

THE BORROWER. The borrower, Bella Terra Associates, LLC, is a special purpose entity.

THE SPONSOR. The sponsors are D. John Miller, Eric Sahn, Lindsay Parton, Dieter
Mees and John Cappetta, who are the main principals of Bella Terra Group Retail,
LLC, which is an indirect equity owner of the borrower. Capmark Commercial
Realty Partners II, L.P. and Capmark Commercial Realty Partners IIA (REIT), Inc
are also indirect equity owners of the borrower.

Capmark Commercial Realty Partners II, L.P. and Capmark Commercial Realty
Partners IIA (REIT), Inc., a Maryland real estate investment trust were formerly known as Commercial Equity Investments, Inc. ("CEI") and are both affiliated with the related Mortgage Loan Seller.

THE PROPERTY. Bella Terra Retail is a 663,923 square foot regional/community shopping center located in Huntington Beach, California. Originally known as the
Huntington Beach Mall, the property was subsequently expanded in 1966, 1986, and
2002. In 2004, the property underwent a significant redevelopment project and has since been known as "Bella Terra Mall". The redevelopment transformed the enclosed mall into an open-air concept with an outdoor-oriented theme complete with fountains and a strong tenant mix, numerous restaurants and a 20-screen cinema complex.

                                    32 of 87

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REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP7

--------------------------------------------------------------------------------
                               BELLA TERRA RETAIL
--------------------------------------------------------------------------------

SIGNIFICANT TENANTS.

Burlington Coat Factory: Burlington Coat Factory occupies 21.6% of the NRA. The company operates more than 330 retail stores offering brand-name clothing at less than the standard retail price. Although it is one of the nation's largest coat sellers, it also sells bath items, children's apparel and furniture, gifts, jewelry, linens and shoes.

Kohl's: Kohl's occupies 14.1% of the NRA. The company operates nearly 600 discount department stores offering moderately priced name-brand and private-label apparel, shoes, accessories and housewares. Kohl's is rated
A3/BBB+/A (Moody's/S&P/Fitch).

Century Theatres: Century Theatres occupies 11.1% of the NRA. The company has over 1,000 screens in movie theaters across 12 states. About three-quarters of the company's theaters are located in California and Nevada, and the firm recently opened screens in Colorado, Iowa, Oregon, Utah, and Washington, as well as in the Chicago and San Francisco Bay area markets.

Bed Bath & Beyond: Bed Bath & Beyond occupies 6.0% of the NRA. The company has over 700 stores throughout the United States and Puerto Rico offering domestic merchandise and home furnishings, giftware, household items, and health and beauty care items. Bed Bath & Beyond is rated BBB by S&P.

Barnes & Noble: Barnes & Noble occupies 5.8% of the NRA. The company is the #1 bookseller in the United States and operates about 650 superstores throughout 49 states and the District of Columbia under the banners Barnes & Noble, Bookstop and Bookstar, as well as about 200 mall stores using the names B. Dalton,
Doubleday and Scribner's.

THE MARKET(1). The property is located in the northeastern region of the city of
Huntington Beach, Orange County, California. The area is part of the coastal region made up of the communities of Newport Beach, Newport Coast, Laguna, and
Dana Point. During the past 30 years, Orange County has evolved from an agriculture-based economy to a large commercial and industrial community. As a result, Orange County has transformed into one of California's significant business, financial, and recreational centers. Over the past ten years, Orange
County has been growing both in terms of population and employment. The county's population was approximately 3.1 million in 2005, and has been growing by approximately 1.7% on a compounded annual basis since 1995. The Orange County area has a diverse employment structure with major employers in industries including government, healthcare, education, high-tech, manufacturing, service and finance.

As of the first quarter of 2005, retail occupancy in the West Orange Country
Submarket was 96.9% and average rents were $25.20. The appraisal estimated that, within a five-mile trade area, the 2004 median income was over $61,000, average income was nearly $78,000 and 39% of households had incomes of $75,000 or more.
The city's top employers include Boeing, Quicksilver, Cambro Manufacturing,
Dynamic Cooking Systems, C&D Aerospace, and Triad Financial Corporation.

PROPERTY MANAGEMENT. The property is managed by DJM Capital Partners, which was formed by D. John Miller, one of the loan sponsors, in 1992. DJM Capital
Partners has considerable experience in the local retail market. Including the property, they have eight assets in their approximately $750 million investment portfolio, six of which are retail and all of which are located in California.
CB Richard Ellis has been engaged to manage day-to-day operations.

(1)  Certain information was based upon market information obtained by the loan seller including information from an appraisal by CB Richard Ellis dated
     May 19, 2005.

                             LEASE ROLLOVER SCHEDULE

             NUMBER OF    SQUARE      % OF                   % OF BASE    CUMULATIVE   CUMULATIVE                     CUMULATIVE %
               LEASES      FEET        NRA      BASE RENT       RENT     SQUARE FEET    % OF NRA    CUMULATIVE BASE   OF BASE RENT
   YEAR       EXPIRING   EXPIRING   EXPIRING     EXPIRING     EXPIRING     EXPIRING     EXPIRING     RENT EXPIRING      EXPIRING
----------   ---------   --------   --------   -----------   ---------   -----------   ----------   ---------------   ------------

VACANT          NAP        44,436      6.7%            NAP       NAP        44,436         6.7%               NAP          NAP
2006 & MTM        1           630      0.1     $    30,000       0.2%       45,066         6.8%       $    30,000          0.2%
2007              1        19,012      2.9         451,725       3.3        64,078         9.7%       $   481,725          3.6%
2008              0             0      0.0               0       0.0        64,078         9.7%       $   481,725          3.6%
2009              1         4,536      0.7         130,501       1.0        68,614        10.3%       $   612,226          4.5%
2010              5         6,561      1.0         412,426       3.0        75,175        11.3%       $ 1,024,652          7.6%
2011              8        49,749      7.5       1,139,893       8.4       124,924        18.8%       $ 2,164,545         16.0%
2012              1             0      0.0         110,500       0.8       124,924        18.8%       $ 2,275,045         16.8%
2013              0             0      0.0               0       0.0       124,924        18.8%       $ 2,275,045         16.8%
2014              0             0      0.0               0       0.0       124,924        18.8%       $ 2,275,045         16.8%
2015             21       115,753     17.4       3,974,243      29.3       240,677        36.3%       $ 6,249,288         46.2%
2016              5        14,790      2.2         608,273       4.5       255,467        38.5%       $ 6,857,561         50.6%
AFTER             9       408,456     61.5       6,683,540      49.4       663,923       100.0%       $13,541,101        100.0%
                ---       -------    -----     -----------     -----
TOTAL            52       663,923    100.0%    $13,541,101     100.0%
                ===       =======    =====     ===========     =====

                                    33 of 87

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STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP7

--------------------------------------------------------------------------------
                               BELLA TERRA RETAIL
--------------------------------------------------------------------------------

             [MAP INDICATING LOCATION OF BELLA TERRA RETAIL OMITTED]

                                    34 of 87

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STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP7

--------------------------------------------------------------------------------
                               BELLA TERRA RETAIL
--------------------------------------------------------------------------------

                    [SITE PLAN OF BELLA TERRA RETAIL OMITTED]

                                    35 of 87

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REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP7

--------------------------------------------------------------------------------
                            1875 PENNSYLVANIA AVENUE
--------------------------------------------------------------------------------

                 [2 PHOTOS OF 1875 PENNSYLVANIA AVENUE OMITTED]

                                    36 of 87

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
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REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP7

--------------------------------------------------------------------------------
                            1875 PENNSYLVANIA AVENUE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:       $165,000,000
CUT-OFF DATE PRINCIPAL BALANCE:   $165,000,000
% OF POOL BY IPB:                 4.2%
LOAN SELLER:                      Eurohypo AG, New York Branch
BORROWER:                         CTTWB Associates, LP
SPONSOR:                          Anthony Musgrave Lanier
ORIGINATION DATE:                 05/31/06
INTEREST RATE:                    6.210500%
INTEREST-ONLY PERIOD:             120 months
MATURITY DATE:                    06/11/16
AMORTIZATION TYPE:                Interest-only
ORIGINAL AMORTIZATION:            N/A
REMAINING AMORTIZATION:           N/A
CALL PROTECTION:                  L(24),Def(92),O(4)
CROSS-COLLATERALIZATION:          No
LOCK BOX:                         Hard
ADDITIONAL DEBT:                  No
ADDITIONAL DEBT TYPE:             Permitted Mezzanine Debt(1)
LOAN PURPOSE:                     Refinance

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------

ESCROWS/RESERVES:                   INITIAL     MONTHLY
-----------------                 ----------   --------
TAXES:                            $  144,975   $ 48,325
INSURANCE:                        $   69,708   $ 11,618
CAPEX:                            $        0   $      0
TI/LC:                            $        0   $      0
ENGINEERING(2):                   $3,800,000   $      0

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Single Asset
TITLE:                            Fee
PROPERTY TYPE:                    Office -- CBD
SQUARE FOOTAGE:                   283,792
LOCATION:                         Washington, DC
YEAR BUILT/RENOVATED:             2006
OCCUPANCY:                        100.0%
OCCUPANCY DATE:                   05/31/06
NUMBER OF TENANTS:                1
UW REVENUES:                      $19,268,985
UW EXPENSES:                      $5,569,865
UW NOI:                           $13,699,120
UW NET CASH FLOW:                 $13,503,012
APPRAISED VALUE:                  $226,000,000
APPRAISAL DATE:                   03/27/06

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:             $ 581
CUT-OFF DATE LTV:                  73.0%
CUT-OFF DATE LTV:                  73.0%
UW DSCR:                           1.30x

                               SIGNIFICANT TENANTS

                                           RATINGS        SQUARE   % OF SQUARE   BASE RENT   LEASE EXPIRATION
TENANT NAME                         MOODY'S/ S&P/FITCH     FEET      FEET GLA       PSF            YEAR
---------------------------------   ------------------   -------   -----------   ---------   ----------------

WILMER CUTLER PICKERING HALE AND
   DORR LLP                                              283,792      100.0%       $41.96         2023(3)

(1)  Provided the DSCR (assuming a 30 year amortization schedule) is greater than 1.30x and the loan-to-value of the Property is not greater than 70%, mezzanine debt is permitted subject to the satisfaction of certain conditions set forth in the loan documents, including but not limited to
     (i) rating agency confirmation; (ii) the loan-to-value ratio (including the mezzanine loan) does not exceed 80%; and (iii) the DSCR (including the mezzanine loan) is at least 1.20x (assuming a 30 year amortization schedule).

(2)  The funds in the initial engineering reserve are for the purpose of completing the remaining items leftover from the construction of the subject.

(3)  Tenant has a one-time right to terminate the lease as of any day that is the last day of a calendar month that falls between the 16th and 20th lease year. Notice of the termination option must be given no later than the last day of the first month of the 14th lease year.

                                    37 of 87

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STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP7

                            1875 PENNSYLVANIA AVENUE

THE LOAN. The 1875 Pennsylvania Avenue Loan is secured by a first mortgage on a fee interest in a 283,792 square foot Class A office building in Washington, DC.

THE BORROWER. The borrowing entity, CTTWB Associates, LP, is a bankruptcy remote special purpose entity controlled by Eastbanc, Inc. ("Eastbanc").

THE SPONSOR. Anthony Musgrave Lanier is the President of Eastbanc. EastBanc
specializes in the acquisition, redevelopment and management of commercial real estate assets. Since 1987, EastBanc and its partners have acquired nearly three million square feet of office, retail and residential properties. Washington's
West End and Georgetown neighborhoods, as well as its central business district, are the core markets for the group's most recent development projects.

THE PROPERTY. The property, built in 2006, is located on Pennsylvania Avenue NW midblock between 18th and 19th Streets at the intersection with I Street NW.
Pennsylvania Avenue is the location of the White House, the Capitol Building, the IMF and the World Bank. Improvements include approximately 283,792 net rentable square feet of office area. This includes parking on three additional below-grade floors, with a total area of 58,953 square feet that accommodates approximately 195 parking spaces with valet parking. The lobby is constructed with a 160-foot tall open area which is flooded in light during daylight hours due to its glass facade. The lobby contains a three-story fountain, waterfall and reflecting pool feature, and there are open circulation spaces at each floor that face the lobby. The building has connector bridges providing direct access to 1899 Pennsylvania Avenue on Floors 1, 5, 8 and 11. That connection provides access to the WilmerHale space in the 1899 Pennsylvania Avenue building. Access to the WilmerHale space in 1801 Pennsylvania Avenue will initially be provided by a connection at Floor 7, but every floor of 1875 Pennsylvania Avenue is level with its corresponding floor at 1801 Pennsylvania Avenue, and there are knockout panels that allow for direct connections should WilmerHale chose to make them.
There are easement agreements in place which permit the use of these connections to the adjacent properties. Pembroke Commercial Realty Corp. owns 1801
Pennsylvania Avenue and DRI Partners, Inc. owns 1899 Pennsylvania Avenue.

SIGNIFICANT TENANT. Wilmer Cutler Pickering Hale and Dorr LLP("WilmerHale") was
formed in May 2004 through the merger of Boston-based Hale and Dorr LLP and
Washington DC-based Wilmer Cutler Pickering LLP. The combined company has more than 1,000 lawyers with offices in 13 cities in the United States, Europe and
Asia. The practice includes over 350 litigators with extensive trial, appellate,
Supreme Court and arbitration experience. Prominent practices include regulatory law, antitrust, communications, FDA, financial services, securities, trade and other areas. There are over 100 lawyers who have held high-level government positions, over 120 lawyers and patent agents who hold scientific or technical degrees, and more than 250 seasoned corporate transactional lawyers and business counselors. WilmerHale currently represents such large corporations as: Bear
Sterns, Boeing, Bose, Citigroup, Credit Suisse, Daimler Chrysler, Fannie Mae,
General Electric and Proctor & Gamble. This privately held company (through predecessor firms) has been in existence for 90 years.

THE MARKET(1). According to Reis, Inc. ("Reis"), the property is located in the downtown market of Washington D.C. For the downtown market as a whole, Reis reports that at year-end 2005 the Class A vacancy rate was 8.3% for the inventory of 48,377,000 square feet, whereas the vacancy rate was 5.8% for the
40,496,000 square feet of Class B and C properties. The Class A vacancy rate had been 8.2% at year-end 2004, 8.3% at year-end 2003, and 6.6% at year-end 2002.
The Class A vacancy rate in the Washington D.C. District has not been above 8.3%
since 1992, which is the best sustained performance of all American cities of a similar size or larger. For the Downtown submarket, Reis reported that at year-end 2005 the Class A vacancy rate was 7.5% for the inventory of 13,096,000 square feet, whereas the vacancy rate was 6.4% for the 15,953,000 square feet of
Class B and C properties. The Class A vacancy rate had been 6.1% at year-end
2004, 6.0% at year-end 2003, and 8.3% at year-end 2002. The peak year-end vacancy rate for the 1996 to 2005 period was 8.4%, so the submarket has been stable and strong.

Class A asking rents in the Downtown submarket have risen over the past three years. Rents averaged $40.85 at year-end 2003, $41.10 at year-end 2004, and
$42.81 at year-end 2005.

REIS combines building classes when making its projections of submarket conditions. The combined vacancy rate for Classes A, B and C office space in
Downtown was 6.9% at year-end 2005. For year-end 2006, 2007, 2008 and 2009, REIS projects office vacancy rates of 7.1%, 6.6%, 6.4% and 5.5%. Asking rents are projected to grow annually at a compounding rate between 3% and 4%.

PROPERTY MANAGEMENT. The property is managed by East Banc Management, LLC, an affiliate of the borrower.

(1)  Certain information was obtained from the 1875 Pennsylvania Avenue appraisal dated 03/27/2006.

                                    38 of 87

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                            1875 PENNSYLVANIA AVENUE
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          [MAP INDICATING LOCATION OF 1875 PENNSYLVANIA AVENUE OMITTED]

                                    39 of 87

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                    [4 PHOTOS OF JQH HOTEL PORTFOLIO OMITTED]

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                               JQH HOTEL PORTFOLIO
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--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:       $152,000,000
CUT-OFF DATE PRINCIPAL BALANCE:   $151,704,871
% OF POOL BY IPB:                 3.8%
LOAN SELLER:                      Nomura Credit & Capital, Inc.
BORROWER:                         Hammons of Oklahoma City, LLC, Hammons of
                                  Lincoln, LLC, Hammons of South Carolina, LLC,
                                  Hammons of New Mexico, LLC, Hammons of Sioux
                                  Falls, LLC, Hammons of Tulsa, LLC
SPONSOR:                          John Q. Hammons;
                                  Revocable Trust of John Q. Hammons
ORIGINATION DATE:                 03/30/06
INTEREST RATE:                    5.610000%
INTEREST-ONLY PERIOD:             N/A
MATURITY DATE:                    04/11/16
AMORTIZATION TYPE:                Balloon
ORIGINAL AMORTIZATION:            360 months
REMAINING AMORTIZATION:           358 months
CALL PROTECTION:                  L(24),Def(90),O(4)
CROSS-COLLATERALIZATION:          No
LOCK BOX:                         Cash Management Agreement
ADDITIONAL DEBT:                  $10,000,000
ADDITIONAL DEBT TYPE:             B-Note
LOAN PURPOSE:                     Refinance

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------

ESCROWS/RESERVES:                 INITIAL   MONTHLY
-----------------                 -------   -------
TAXES(3):                            $0        $0
INSURANCE(3):                        $0        $0
FF&E(4):                             $0        $0

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Portfolio
TITLE:                            Fee/Leasehold
PROPERTY TYPE:                    Hotel -- Various
ROOMS:                            1,431
LOCATION:                         Various
YEAR BUILT/RENOVATED:             Various
OCCUPANCY:                        72.1%
OCCUPANCY DATE:                   04/28/06
HISTORICAL NOI:
   2005(1):                       $15,305,816
   TTM AS OF 04/30/06(2):         $19,206,520
UW REVENUES:                      $65,252,011
UW EXPENSES:                      $46,070,593
UW NOI:                           $19,181,418
UW NET CASH FLOW(2):              $16,571,336
APPRAISED VALUE:                  $210,700,000
APPRAISAL DATE:                   Various

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

                                               TOTAL
                                    TRUST    MORTGAGE
                                    ASSET      LOAN
                                  --------   --------
CUT-OFF DATE LOAN/ROOM:           $106,013   $112,988
CUT-OFF DATE LTV:                     72.0%      76.7%
MATURITY DATE LTV:                    60.7%      64.7%
UW DSCR:                              1.59x      1.46x

(1)  Embassy Suites Albuquerque opened in April 2005.

(2)  As a result of the 59-room expansion completed in January 2006 the Net Cash
     Flow for Sheraton Sioux Falls is based on the trailing twelve month period ending with budgeted May 2006.

(3)  John Q. Hammons, personally and John Q. Hammons Revocable Trust guarantee the payment of all taxes, ground rents and insurance premiums. If payment is not made lender may institute escrows.

(4)  John Q. Hammons, personally and John Q. Hammons Revocable Trust provided a guarantee of up to $5 million of FF&E reserves. Borrower will also be obligated to show evidence annually that at least 2% of annual gross revenues have been spent on the subject properties. In the event that less than 2% of gross revenues have been spent in any given year then required monthly FF&E reserve shall be deposited by borrower in cash or secured by a qualifed letter of credit. Once said evidence is received, Lender will release reserve funds in excess of $5 million, or release the entire balance subject to a guaranty acceptable to Lender.

                                    41 of 87

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                              JQH HOTEL PORTFOLIO
--------------------------------------------------------------------------------

                                PROPERTY SUMMARY

                                                                                                                        ORIGINAL
                                                                                                                       ALLOCATED
                                                                # OF    YEAR                     ORIGINAL ALLOCATED   LOAN AMOUNT
PROPERTY                              LOCATION (CITY, STATE)   ROOMS   BUILT   APPRAISED VALUE      LOAN AMOUNT         PER ROOM
-----------------------------------   ----------------------   -----   -----   ---------------   ------------------   -----------

EMBASSY SUITES LINCOLN                Lincoln, NE               252     2000     $43,100,000         $31,807,407        $126,220
RENAISSANCE TULSA HOTEL               Tulsa, OK                 300     2003     $43,800,000         $31,432,099        $104,774
EMBASSY SUITES ALBUQUERQUE            Albuquerque, NM           261     2005     $41,400,000         $27,679,012        $106,050
COURTYARD MARRIOTT -- OKLAHOMA CITY   Oklahoma City, OK         225     2004     $34,500,000         $25,896,296        $115,095
SHERATON SIOUX FALLS(1)               Sioux Falls, SD           243     1998     $28,000,000         $20,266,667        $ 83,402
RESIDENCE INN CHARLESTON              North Charleston, SC      150     2004     $19,900,000         $14,918,579        $ 99,457

(1)  Includes a 59-room expansion completed in January 2006.

                    PROPERTY HISTORICAL OPERATING STATISTICS

                                             OCCUPANCY                      ADR                           REVPAR
                                      ----------------------   ----------------------------    --------------------------
                                                       TTM                            TTM                           TTM
PROPERTY                              2004   2005   04/28/06     2004      2005    04/28/06     2004     2005    04/28/06
-----------------------------------   ----   ----   --------   -------   -------   --------    ------   ------   --------

EMBASSY SUITES LINCOLN                78.6%  77.0%  76.1%      $118.23   $121.94   $122.01     $92.94   $93.83   $92.82
RENAISSANCE TULSA HOTEL               62.8%  67.5%  69.4%      $105.01   $109.92   $112.91     $65.99   $74.22   $78.38
EMBASSY SUITES ALBUQUERQUE              N/A  67.0%  71.3%          N/A   $114.73   $117.53        N/A   $76.88   $83.82
COURTYARD MARRIOTT -- OKLAHOMA CITY   63.6%  71.9%  73.7%      $105.27   $114.80   $120.75     $66.89   $82.53   $89.03
SHERATON SIOUX FALLS                  76.1%  68.0%  63.0%(1)   $ 78.08   $ 83.87   $ 88.25(1)  $59.42   $57.02   $55.57(1)
RESIDENCE INN CHARLESTON              46.9%  83.3%  84.4%      $ 96.89   $ 98.91   $ 99.60     $45.42   $82.33   $84.02

(1)  As a result of the 59-room expansion completed in January 2006, the calculation is based on the trailing twelve month period ending with budgeted May 2006.

THE LOAN. The JQH Hotel Portfolio loan is secured by a first mortgage encumbering the fee and leasehold interests in six cross-collateralized hotels located in five states throughout the United States. The total construction cost of the six hotel portfolio is reported at $209,331,416, or 72.5% loan to cost with regard to the trust balance.

THE BORROWER. The borrowers are special purpose entities owned by the sponsors,
John Q. Hammons; the Revocable Trust of John Q. Hammons. Mr. Hammons and his
company, John Q. Hammons Hotels, Inc., owns or manages 63 hotels strategically located in 22 states, representing over 15,000 guest rooms and suites. With more than 1.8 million square feet of meeting and convention space, the company is considered to be a leading independent manager of hotel meeting space in the country.

LOAN GUARANTEE: The loan is supported by a $25,000,000 limited payment guaranty which provides joint and several liability for John Q. Hammons, personally, and
John Q. Hammons Revocable Trust. The guaranty shall be released upon achieving a
1.45x debt-service coverage ratio on the portfolio on a trailing twelve month basis.

RELEASE PROVISION: Releases of individual properties from the portfolio will be subject to prepayment by defeasance and a release price of 125% of the allocated loan amount (with the exception of Sheraton Sioux Falls which has a release price of $30,000,000 or 139% of the allocated loan amount) and is limited to the release of two properties at a maximum. In addition, no more than one of the following three properties may be released: Residence Inn Charleston, Embassy
Suites Lincoln and Embassy Suites Albuquerque. Releases are subject to certain provisions in the loan documents including a debt-service coverage ratio test and rating agency confirmation.

THE PROPERTIES.

COURTYARD MARRIOTT -- OKLAHOMA CITY

Opened in January 2004, Courtyard Marriott -- Oklahoma City is an eight story full service hotel containing 225 rooms and seven meeting facilities which total
3,820 square feet. The hotel also features an adjacent parking garage with 627 spaces that is part of the collateral. The hotel is adjacent to Ford Sports
Arena and Cox Convention Center, which was designed for exhibitions, rallies, major sporting events and world class entertainment. The hotel is also walking distance from downtown and the Bricktown shopping and restaurant district. The hotel features a restaurant and lounge, which are located in the southwestern portion of the lobby, as well as an indoor pool, hot tub and exercise room.

                                    42 of 87

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                               JQH HOTEL PORTFOLIO
--------------------------------------------------------------------------------

EMBASSY SUITES ALBUQUERQUE

Opened in April 2005, Embassy Suites Albuquerque is a nine-story, atrium-style hotel with 261 guestrooms and 30,000 square feet of meeting space. The hotel is the newest full service all-suite hotel located in downtown Albuquerque. The hotel is conveniently located off of I-25, between the University of New Mexico and the Downtown Business District, and is situated approximately three miles from the Albuquerque International Airport. The hotel's amenities include an indoor swimming pool, indoor hot tub, a spa botanica, a business center, exercise room and a gift and coffee shop. The hotel benefits from strong corporate business during the weekdays and strong leisure business during the weekends.

EMBASSY SUITES LINCOLN

Opened in May 2000, Embassy Suites Lincoln is a nine-story, atrium-style,
252-room full-service hotel located in the heart of Lincoln, Nebraska. The property has on-site parking via two city-owned parking structures that are connected to the hotel by suspended walkways. The hotel is approximately four miles from Lincoln Municipal Airport (LNK) and benefits from its location by being adjacent to the University of Nebraska. The hotel offers 14,617 square feet of meeting space, a 112 seat restaurant, lounge, indoor pool, exercise room, gift shop, game room, business center and high-speed internet access.
Embassy Suites Lincoln received a Top Quality Award for exceptional customer service and quality, as assessed by the Embassy Suites Guest Satisfaction Rating
System and quality assurance scores.

RENAISSANCE TULSA HOTEL

Opened in March 2003, the Renaissance Tulsa Hotel & Convention Center is a
nine-story hotel which includes 300 guestrooms and 42,304 square feet of meeting space attached to the hotel. The hotel is approximately ten miles from Tulsa
International Airport (TUL), is the only AAA Four Diamond Award Winning Hotel in the area and recently received the 2006 Best of the Best Reader's Choice Award from ConventionSouth which assesses convention facilities throughout the southern United States. The hotel features a 50 seat Merlot lounge, a 94 seat
Cypress Grille restaurant, an indoor pool and whirlpool, a dry sauna, an exercise room, a business center, a gift shop, a vending area and a guest laundry room. The property's 42,304 square foot convention center is operated and managed by the hotel and is comprised of three ballrooms and five meeting rooms. The largest ballroom is divisible into nine separate rooms, while the two junior ballrooms are divisible into three separate rooms each.

RESIDENCE INN CHARLESTON

Opened in September 2004, Residence Inn Charleston is a four-story, 150-room extended stay hotel which includes 1,800 square feet of meeting space. The hotel is approximately two miles away from the Charleston International Airport (CHS)
and the Charleston Air Force Base and focuses on extended stay guests. The hotel features on-site parking, complimentary airport transportation, same day valet laundry and dry cleaning, outdoor swimming pool and hot tub, exercise room and an outdoor multipurpose sport court.

SHERATON SIOUX FALLS

Opened in July 1998, the Sheraton Sioux Falls is a six-story, atrium style, 243 room full-service hotel that includes 3,545 square feet of meeting space (one ballroom and three board rooms), a restaurant, Starbucks cafe and on-site parking. The hotel is approximately three miles from the Sioux Falls Regional
Airport, which serves the tri-state region of South Dakota, Minnesota, and Iowa.
The hotel is connected to the city-owned Sioux Falls Convention Center, containing approximately 100,000 square feet of meeting space, by an enclosed all-weather walkway. The majority of the hotel's demand is generated by the meeting and group customer segment. The hotel offers additional amenities including an indoor swimming pool and hot tub, sauna, business center, exercise room and gift shop.

THE MARKETS.(1)

OKLAHOMA CITY, OKLAHOMA

Situated in central Oklahoma, Oklahoma City is the state's capital and the largest city in Oklahoma. The Oklahoma City area is located to the west of
Tulsa, another important and large city located in the northeastern portion of the state. Some of the specific nearby businesses in the area include Devon
Energy, the Sheraton Hotel, Trigen Energy, the Mid-America Office Tower, the
Chase Business Tower and the Bricktown Entertainment area. In addition, two major businesses in the neighborhood that serve as demand drivers are the Cox
Business Services Convention Center, located across the street, and the Ford
Center Arena, adjacent to the subject. At the heart of the Cox Business Services
Convention Center is the Arena. With seating of up to 15,000, 65-foot ceilings, and over 30,000 square feet of floor space, the Arena offers an environment designed for exhibitions, rallies, major sporting events and world class entertainment. The 100,000 square foot Exhibition Hall is a favorite of conventions, industry trade shows and consumer exhibitions. The facility exceeds one million square feet and features 21 new state-of-the-art meeting rooms and a
25,000 square foot ballroom as a result of the $62.5 million expansion and renovation project that was completed in August 1999. The largest employers in the hotel's market are the State of Oklahoma, Tinker Air Force Base (the AFB
does not appear on the 2005 BRAC list for closure, and may gain an additional
355 civilian employees), the US Postal Service and the University of Oklahoma.

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                               JQH HOTEL PORTFOLIO
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ALBUQUERQUE, NEW MEXICO

The Albuquerque area is part of the greater Albuquerque/Santa Fe economic base, which is considered one of the fastest growing areas of New Mexico. The largest employer for the Albuquerque market is the Kirkland Air Force Base. This facility employs nearly 18,000 civilians and more than 6,800 military personnel.
Kirkland does not appear on the 2005 BRAC closure list and may gain an additional 206 employees, including 37 military and 176 civilian personnel. The government sector is also important in the Albuquerque market. The forest service continues to grow and the State of New Mexico is among the top ten largest employers with more than 5,600 employees. The healthcare and medical sector is prominent with large employers such as Presbyterian, Heart Hospital, and Albuquerque Regional Medical Center as well as Sandia National Labs and
TriCore Reference Labs employing thousands each year. The Albuquerque market is in the midst of strengthening and the general outlook for the area is optimistic with an expectation of continued growth in 2006 due to the additions of new industries in the high-tech field as well as the aviation field.

LINCOLN, NEBRASKA

Lincoln is Nebraska's capital and home of the University of Nebraska. The
University of Nebraska, which has over 5,000 employees and 24,000 full-time students, is adjacent to the property and is one of the hotel's best customers.
Downtown Lincoln offers restaurants and shopping within walking distance of the hotel. Also within a few blocks of the hotel are the Memorial Stadium, the State
Capitol, the Children's Museum and the Historic Haymarket District. The Athletic
Department of the University of Nebraska maintains excellent sports facilities which provide a considerable amount of demand for the hotels located downtown.
The hotel is approximately four miles from Lincoln Municipal Airport (LNK). The
Lincoln, Nebraska Metropolitan Statistical Area has a population of approximately 285,200. Local employers include the University of Nebraska, the state government of Nebraska and Pfizer. Insurance companies in the area, including UNIFI Mutual Holding Company, State Farm and All-State also represent a strong labor force. Both State Farm and All-State have announced expansion plans.

TULSA, OKLAHOMA

Tulsa, which is nestled in the northeastern quadrant of the state of Oklahoma in the heart of "Green Country" is known as one of "America's Most Livable
Communities". Tulsa is also known as the mecca for arts in Oklahoma. Art deco masterpieces are prevalent in many of its downtown buildings and churches and spectacular works of art dot the trails of its beautiful River Parks. Tulsa boasts a widely diversified business base, including aerospace, telecommunications, manufacturing, construction, high technology, healthcare, education, transportation and energy. The services sector represents Tulsa's fastest growing and largest employment sector. In 2005 it accounted for 36.5% of employment, followed by retail trade (17.1%) and manufacturing (9.2%). In recent years, several companies have relocated to and expanded within Tulsa including
Vanguard Car Rental, State Farm Insurance, and MetLife. This growth is evidence of the revitalization and strength of the area's economy. As of November 2005,
Tulsa's unemployment rate was 4.2%, compared to 5.5% nationally.

NORTH CHARLESTON, SOUTH CAROLINA

The counties of Berkeley, Charleston, and Dorchester constitute the
Charleston-North Charleston Metropolitan Statistical Area (MSA). Downtown
Charleston is one of the nation's most well-preserved historical centers. In addition to a colorful 300-year history, Charleston is equally celebrated for its contributions to the arts and humanities, boasting many theaters, galleries, and museums, with ever-changing venues, exhibits, and festivals. The city has been named as a "Top Ten" destination for eight consecutive years by Conde Nast
Traveler magazine. The economic mix of the region is diverse. The area claims the largest containerized cargo port on the South Atlantic and Gulf Coasts, one of the southeast's most impressive medical hubs, a multibillion-dollar visitor industry, and an established base of national and international manufacturers and a large military presence. The total economic impact of the tourism industry for the region was estimated at $5.7 billion in 2004.

SIOUX FALLS, SOUTH DAKOTA

Situated in southeastern South Dakota, Sioux Falls is the largest city in the state and is a regional hub for the neighboring states of Minnesota, Nebraska and Iowa. Within the immediate proximity of the hotel, land use is primarily commercial in nature. The neighborhood includes the Convention Center, sports facilities, governmental offices, light industry and other commercial establishments. The Sioux Falls area is home to an array of companies in such sectors as agribusiness, distribution and trade, financial services, health care, high-tech manufacturing, retail, and tourism. For the third year in a row,
Forbes Magazine has ranked Sioux Falls as the number one city in its size class for business and careers. Also important in this market is the healthcare industry. Recent news in this industry includes the construction of the Avera
McKennan Behavioral Health Hospital, a $32.1 million, 110 bed facility that will employ over 230 people and is due to be completed in the spring of 2006. The market is in the midst of strengthening and the general outlook for the area is optimistic with an expectation of continued growth in 2006. Sioux Falls'
position as a regional hub for the tri-state area noted above, as well as the national recognition that its favorable business climate has garnered, bodes well for the future economic health of the area.

(1)  Certain information was obtained from the JQH Portfolio appraisals dated
     January 2006.

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                               JQH HOTEL PORTFOLIO
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          INDIVIDUAL PROPERTY HISTORICAL OPERATING STATISTICS BY INDEX

                                                  2004                          2005
                                      ---------------------------   ---------------------------
PROPERTY                              OCCUPANCY     ADR    REVPAR   OCCUPANCY     ADR    REVPAR
-----------------------------------   ---------   ------   ------   ---------   ------   ------

COURTYARD MARRIOTT -- OKLAHOMA CITY      87.0%    $110.8   $ 96.5     101.0%    $110.9   $112.1
EMBASSY SUITES ALBUQUERQUE(7)             N/A        N/A      N/A      99.9%    $127.3   $127.3
EMBASSY SUITES LINCOLN                  126.7%    $133.0   $168.4     126.2%    $129.1   $162.9
RENAISSANCE TULSA HOTEL                 123.9%    $129.8   $161.0     122.1%    $130.8   $159.9
RESIDENCE INN CHARLESTON                 68.2%    $122.1   $ 83.2     115.3%    $115.3   $132.9
SHERATON SIOUX FALLS                    117.7%    $105.4   $124.1     106.8%    $105.9   $113.1

(7)  Embassy Suites Albuquerque opened in April 2005; as a result, historical operating statistics were calculated on an April to December 2005 period.

       According to the appraisals, the existing demand generators for the properties are summarized below:

                             2005 DEMAND GENERATORS

PROPERTY                              BUSINESS/GOVT   GROUP   LEISURE
-----------------------------------   -------------   -----   -------
COURTYARD MARRIOTT -- OKLAHOMA CITY        45%         35%      20%
EMBASSY SUITES ALBUQUERQUE                 35%         40%      25%
EMBASSY SUITES LINCOLN                     26%         50%      24%
RENAISSANCE TULSA HOTEL                    55%         25%      20%
RESIDENCE INN CHARLESTON                   18%          8%      74%
SHERATON SIOUX FALLS                       40%         48%      12%

PROPERTY MANAGEMENT.

John Q. Hammons Hotels, Inc., a borrower related entity, was founded in 1958 and has been a leading independent builder, developer, owner and manager of upscale, full service hotels, resorts and suites. Based in Springfield, Missouri, John Q.
Hammons Hotels operates properties nationwide under the following brands:
Embassy Suites, Renaissance, Marriott, Radisson, Residence Inn by Marriott,
Homewood Suites by Hilton, Holiday Inn and Courtyard by Marriott. The company owns or manages 63 hotels strategically located in 22 states representing over
15,000 guest rooms and suites. Each of its 9,000+ associates are committed to maintaining the high quality of service and product that is synonymous with the
John Q. Hammons name.

(1)  Certain information was obtained from the JQH Hotel Portfolio appraisals dated January 2006.

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STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP7

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                               JQH HOTEL PORTFOLIO
--------------------------------------------------------------------------------

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                            HYATT - HUNTINGTON BEACH
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                 [4 PHOTOS OF HYATT - HUNTINGTON BEACH OMITTED]

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                            HYATT - HUNTINGTON BEACH
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:       $115,000,000
CUT-OFF DATE PRINCIPAL BALANCE:   $115,000,000
% OF POOL BY IPB:                 2.9%
LOAN SELLER:                      Capmark Finance Inc.
BORROWER:                         PCH Beach Resort, LLC
SPONSOR:                          Stephen K. Bone and
                                  Mayer Financial, L.P.
ORIGINATION DATE:                 04/06/06
INTEREST RATE:                    5.960000%
INTEREST-ONLY PERIOD:             24 months
MATURITY DATE:                    05/01/16
AMORTIZATION TYPE:                Balloon
ORIGINAL AMORTIZATION:            360 months
REMAINING AMORTIZATION:           360 months
CALL PROTECTION:                  L(24),Def(91),O(4)
CROSS-COLLATERALIZATION:          No
LOCK BOX:                         Hard
ADDITIONAL DEBT:                  No
ADDITIONAL DEBT TYPE(1):          Future Unsecured or Mezzanine Debt
LOAN PURPOSE:                     Refinance

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------

ESCROWS/RESERVES:                  INITIAL    MONTHLY
-----------------                 --------   --------
TAXES:                            $175,116   $198,350
INSURANCE:                        $897,155   $ 67,970
FF&E:                             $986,021   $146,000(2)

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Single Asset
TITLE:                            Leasehold
PROPERTY TYPE:                    Hotel -- Full Service
ROOMS:                            517
LOCATION:                         Huntington Beach, CA
YEAR BUILT/RENOVATED:             2003
OCCUPANCY(3):                     68.7%
OCCUPANCY DATE:                   01/31/06
HISTORICAL NOI:
   2003:                          $ 6,191,629
   2004:                          $10,853,034
   2005:                          $15,195,811
TTM AS OF 2/28/06:                $15,495,846
UW REVENUES:                      $59,010,840
UW EXPENSES:                      $43,514,994
UW NOI:                           $15,495,846
UW NET CASH FLOW(4):              $13,135,413
APPRAISED VALUE:                  $195,000,000
APPRAISAL DATE:                   01/17/2006

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/ROOM:           $222,437
CUT-OFF DATE LTV:                 59.0%
MATURITY DATE LTV:                52.2%
UW DSCR(4):                       1.59x

                   PROPERTY HISTORICAL OPERATING STATISTICS(5)

                              OCCUPANCY                    ADR                         REVPAR
                         -------------------   ---------------------------   --------------------------
PROPERTY                 2003    2004   2005     2003      2004     2005      2003      2004      2005
----------------------   -----   ----   ----   -------   -------   -------   ------   -------   -------

HYATT HUNTINGTON BEACH   55.2%   66.2%  71.1%  $169.77   $185.16   $201.38   $93.71   $122.57   $143.18

(1)  Borrower has a one-time option to obtain subordinate financing which is not secured by the property, or the members of the borrower may pledge their ownership interests in borrower as security for a mezzanine loan, subject to lender consent.

(2)  Borrower is required to deposit a monthly amount equal to 1/12th of 3% of the total gross revenues generated by the property during the immediately preceding calendar year from June 2006 to April 1, 2008 and 1/12th of 4% of the total gross revenues generated by the property during the immediately preceding calendar year from May 1, 2008 through the remainder of the term of the loan.

(3)  Based on Smith Travel Research Report as of January 2006.

(4)  Based on trailing twelve figures through February 28, 2006. Based on near term stabilized underwriting, it is expected that cash flow will be
     $14,479,980 resulting in an as-stabilized debt service coverage ratio of
     1.76x.

(5)  Based on historical operating statements.

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                            HYATT - HUNTINGTON BEACH
--------------------------------------------------------------------------------

THE LOAN. The Hyatt Huntington Beach loan is secured by a leasehold interest in a 517-room resort and spa consisting of approximately 1,021,728 square feet located in Huntington Beach, Orange County, California.

THE BORROWER. The borrower is PCH Beach Resort, LLC, a special purpose entity.

THE SPONSOR. The loan's sponsors are Mayer Financial, L.P. and Stephen K. Bone.
Mayer Financial, L.P. is wholly owned by trusts for the benefit of Robert L.
Mayer's children. Mr. Mayer has over 40 years of experience in the commercial real estate industry and 30 years in the hotel industry. He has developed and financed more than 25,000 residential and commercial units. Mr. Mayer was also a co-founder of Metro Bank, which was purchased by Comerica in 1996. Stephen K.
Bone is the President of The Robert Mayer Corporation; he is responsible for all of the development, management, gaming, and financial activities of the company.

THE PROPERTY. Hyatt Huntington Beach (the "Hotel") is a full service luxury hotel located in Huntington Beach, CA. Built in 2003, the four-story Hotel has five courtyards positioned throughout. It totals approximately 1.02 million square feet of gross building area on approximately 15 acres. The Hotel offers a conference center with sixteen meeting rooms totaling 51,995 square feet, a lobby bar and lounge, two full-service restaurants, a business center, a children's center, an 11,890 square foot retail plaza, an outdoor "lagoon style"
swimming pool, a 20,000 square foot spa and fitness center and direct beach access. The Hotel's room mix consists of 57 suites, including three presidential suites, 275 kings and 185 double-queens. Guestrooms measure from approximately
465 square feet in a standard bay, to 523-539 square feet in a deluxe guestroom, to 888-1,380 square feet in the one-bedroom suites, to 3,100 square feet in the three presidential suites. Most of the guestrooms have ocean views.

THE MARKET(1).

The property is located at 21500 Pacific Coast Highway in Huntington Beach,
Orange County, California, approximately 30 miles southeast of Los Angeles. The area is part of the coastal region made up of the communities of Newport Beach,
Newport Coast, Laguna, and Dana Point. During the past 30 years, Orange County has evolved from an agriculture-based economy to a large commercial and industrial community. As a result, Orange County has transformed into one of
California's significant business, financial, and recreational centers. Over the past ten years, Orange County has been growing both in terms of population and employment. The county's population was approximately 3.1 million in 2005, and has been growing by approximately over 1.7% on a compounded annual basis since
1995. The Orange County area has a diverse employment structure with major employers in industries including government, healthcare, education, high-tech, manufacturing, service and finance.

Tourism in the Orange County area continues to be a major source of revenue. It is estimated that in 2005, 44.8 million visitors spent in excess of $7.9 billion, compared to 41.7 million visitors spending $6.4 billion in 2002. Orange
County is also home to some of the nation's most popular attractions including
Disneyland Resort and Knott's Berry Farm theme parks. Additionally, the Anaheim
Convention Center, located approximately 14 miles from the Hotel, is one of the major sources of hotel room demand in Orange County.

Huntington Beach, along with Newport Beach, Laguna Beach, and Dana Point are major regional tourist destinations. Huntington Beach is the largest beach in
Orange County. The beach boasts the largest pier on the California coast.
Huntington Beach was recently rated the best big city in California for business by California Magazine. The city's top employers include Boeing, Quicksilver,
Cambro Manufacturing, Dynamic Cooking Systems, C&D Aerospace, and Triad
Financial Corporation.

PROPERTY MANAGEMENT. The property operates under a management contract with
Hyatt Corporation. Hyatt Corporation opened its first hotel on September 27,
1957. Today, there are 215 Hyatt Hotels and Resorts around the world.

(1)  Certain information was obtained from an appraisal by PFK Consulting dated
     January 20, 2006.

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                            HYATT - HUNTINGTON BEACH
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                               CENTRE AT SALISBURY
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                    [4 PHOTO OF CENTRE AT SALISBURY OMITTED]

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--------------------------------------------------------------------------------
                               CENTRE AT SALISBURY
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:       $115,000,000
CUT-OFF DATE PRINCIPAL BALANCE:   $115,000,000
% OF POOL BY IPB:                 2.9%
LOAN SELLER:                      Eurohypo AG, New York Branch
BORROWER:                         Macerich Salisbury B LLC(1)
SPONSOR:                          The Macerich Partnership, L.P.
ORIGINATION DATE:                 04/19/06
INTEREST RATE:                    5.789000%
INTEREST-ONLY PERIOD:             120 months
MATURITY DATE:                    05/01/16
AMORTIZATION TYPE:                Interest-only
ORIGINAL AMORTIZATION:            N/A
REMAINING AMORTIZATION:           N/A
CALL PROTECTION:                  L(24),Def(89),O(6)
CROSS-COLLATERALIZATION:          No
LOCK BOX:                         Cash Management Agreement
ADDITIONAL DEBT:                  No
ADDITIONAL DEBT TYPE:             N/A
LOAN PURPOSE:                     Refinance

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                   INITIAL      MONTHLY
                                  ----------   ----------
TAXES:                            $1,316,617   $131,617
INSURANCE:                        $        0    Springing(5)
CAPEX:                            $        0    Springing(6)
TI/LC:(3)                         $        0    Springing(7)
OTHER:(4)                         $        0   $      0

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Single Asset
TITLE:                            Fee/Leasehold(2)
PROPERTY TYPE:                    Retail -- Anchored
SQUARE FOOTAGE:                   730,843
LOCATION:                         Salisbury, MD
YEAR BUILT/RENOVATED:             1990/2005
OCCUPANCY:                        95.8%
OCCUPANCY DATE:                   04/04/06
NUMBER OF TENANTS:                88
HISTORICAL NOI:
   2004:                          $9,275,986
   2005:                          $8,875,224
AVERAGE IN-LINE SALES/SF:(8)      $350
UW REVENUES:                      $15,360,764
UW EXPENSES:                      $4,930,554
UW NOI:                           $10,430,210
UW NET CASH FLOW:                 $9,930,402
APPRAISED VALUE:                  $150,500,000
APPRAISAL DATE:                   03/28/06

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:             $ 157
CUT-OFF DATE LTV:                  76.4%
MATURITY DATE LTV:                 76.4%
UW DSCR:                           1.47x

(1)  See "The Borrower" herein for a description of the property owners.

(2)  In order to avoid unfavorable transfer tax consequences arising from the transfer of the property from the fee owner to a new single-purpose entity, the fee owner of the property entered into a ground lease for the Property with a new single-purpose entity. The Loan is guaranteed by such new single-purpose entity and the guaranty is secured by both a leasehold and fee Indemnity Deed of Trust. See also the "Borrower" section herein.

(3)  The Macerich Partnership, L.P. guaranteed an amount not to exceed
     $3,332,160 for the payment and performance of all tenant improvements and leasing commissions of the landlord under the Dick's Sporting Goods lease and an amount not to exceed $540,160 for the payment and performance of all tenant improvements and leasing commissions of the landlord under the
     Hollister Lease.

(4)  The Macerich Partnership, L.P. guaranteed: (a) the payment of a portion of the debt equal to $3,479,040, which guaranty will terminate upon the earlier to occur of: (i) Lender's receipt of a tenant estoppel certificate confirming, among other things, that Books-A-Million is in actual physical occupancy of its leased premises, open for business and paying full contractual rent with no offset, abatement or concession or (ii) the date that the DSCR for two consecutive calendar quarters is equal to or greater than 1.20x and (b) the payment of a portion of the debt equal to
     $3,482,728, which guaranty shall terminate upon the earlier to occur of:
     (i) Lender's receipt of a tenant estoppel certificate confirming, among other things, that Hollister is in actual physical occupancy of its leased premises and open for business and that all of landlord's obligations under the Hollister lease which are conditions precedent to Hollister paying full contractual rent with no offset, abatement or concession have been satisfied and (ii) the date that the DSCR for two consecutive calendar quarters is equal to or greater than 1.20x.

(5)  Monthly escrows for insurance will be required during a cash management period under the loan documents. Monthly amount will equal 1/12th of the amount the lender reasonably estimates.

(6)  Monthly escrows for replacement reserves will be required during a cash management period under the loan docs in the amount of $7,779 per month.

(7)  Monthly escrows for TI/LC will be required during a cash management period under the loan documents, in the amount of $18,670 per month.

(8)  Figures are based on comparable in-line tenants under 10,000 square feet, based on the trailing twelve months as of 01/31/06.

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                               CENTRE AT SALISBURY
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                                 TENANT SUMMARY

                                             RATINGS                           ANNUAL     ANNUAL              LEASE
                                            MOODY'S/                 % OF       BASE       BASE     SALES   EXPIRATION
TENANT NAME                                 S&P/FITCH    TOTAL SF  TOTAL SF     RENT     RENT PSF  PSF(1)      YEAR
---------------------------------------  --------------  --------  --------  ----------  --------  ------  -----------

ANCHORS
BOSCOV'S                                                  140,000    15.7%   $  560,000   $ 4.00    $173      2016
HECHT'S (NOT PART OF COLLATERAL)                          140,000    15.7        28,000   $ 0.00    $220  ANCHOR OWNED
SEARS                                     Ba1/BB+/BBB-    132,304    14.8       396,912   $ 3.00    $168      2011
JC PENNEY                                Baa3/BBB-/BBB-    85,112     9.5       258,740   $ 3.04    $129      2010
                                                          -------    ----    ----------   ------
SUBTOTAL                                                  497,416    55.7%   $1,243,652   $ 2.50

TOP 10 TENANTS
REGAL CINEMAS                              Ba3/BB-/NR      71,931     8.1%   $1,372,443   $19.08     N/A      2020
DICK'S SPORTING GOODS                                      48,000     5.4       345,120   $ 7.19     N/A      2016
BOOKS A MILLION                                            15,000     1.7       232,500   $15.50     N/A      2017
GAP / GAP KIDS                           Baa3/BBB-/BBB-     9,000     1.0       205,200   $22.80    $249      2009
PIER 1 IMPORTS (NOT PART OF COLLATERAL)                     8,789     1.0           N/A      N/A     N/A
RED LOBSTER (NOT PART OF COLLATERAL)                        8,403     0.9           N/A      N/A     N/A
EXPRESS                                                     8,368     0.9       192,468   $23.00    $226      2010
ROSWELL CUSTOM CYCLES                                       7,800     0.9        87,204   $11.18     N/A      2015
SAM GOODY                                                   7,684     0.9        71,250   $ 9.27    $ 98      2006
CHUCK E. CHEESE'S                                           7,305     0.8        87,660   $12.00    $151      2014
                                                          -------    ----    ----------   ------    ----      ----
SUBTOTAL                                                  192,280    21.5%   $2,593,845   $13.49

IN-LINE                                                   203,714    22.8%   $5,070,752   $24.89     N/A       N/A
                                                          -------    ----    ----------   ------
SUBTOTAL                                                  203,714    22.8%   $5,070,752   $24.89

VACANT SPACE                                               30,782     4.2%     N/A
TOTAL OWNED GLA                                           753,410            $8,908,250
TOTAL CENTER GLA                                          893,410            $8,908,250

(1)  Sales per square foot is based on trailing twelve months as of 01/31/06.

THE LOAN. The Centre At Salisbury loan is secured by a first mortgage on a fee and leasehold interest in 730,843 square feet of an 893,410 square foot regional mall.

THE BORROWER. The borrowing entity, Macerich Salisbury B LLC, is a special purpose entity controlled by The Macerich Company. Macerich Salisbury GL LLC,
the holder of the ground leasehold interest in the Centre At Salisbury property, and Macerich SCG Limited Partnership, the fee owner of the property, executed an indemnity deed of trust and security agreement guaranteeing all amounts payable by the borrower under the loan.

THE SPONSOR. The Macerich Company ("Macerich") is an UPREIT (NYSE:MAC) that owns and manages regional and community shopping centers located throughout the
United States. It is the sole general partner of and majority owner of The
Macerich Partnership, L.P ("MACLP"). As of March 14, 2006 MACLP owned or had an ownership interest in 76 regional shopping centers, 20 community shopping centers and 2 development/redevelopment projects aggregating approximately 80 million square feet of gross leaseable area. Macerich is the third largest public mall operator in the US, as measured by gross leaseable area.

THE PROPERTY. The Centre At Salisbury mall draws over 5.25 million annual visitors including residents within a 30-mile radius, tourists and vacationers to Maryland's Eastern Shore and 13,000 students from local universities. The nearest enclosed mall is approximately 60 miles away across the Chesapeake Bay.

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                               CENTRE AT SALISBURY
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The property is an 893,410 square foot regional mall constructed in 1990 and purchased by Macerich in 1995. Four anchor department stores, a junior anchor, a
16-screen stadium-style theater and over 80 in-line shops make up the tenancy at the mall. From 2001-2004, overall occupancy averaged 98.4% and in-line stores averaged 94.2%. These figures declined in 2005 due to Macerich's renovation which added a new 71,931 square foot Regal Cinema. The former Hoyt's (Regal)
Cinema is leased to Dick's Sporting Goods Store, which will occupy 48,000 square feet. As a result of this renovation, the Centre at Salisbury is currently 95.8%
leased and in-line store space is 84.8% leased. New leases include the Dick's mentioned above, an Abercrombie & Fitch Hollister store, a Man Alive store, a
Marble Slab Creamery and a Books A Million store.

Mall shop sales have been stable over the past several years, with a small decline in 2005 due to the construction and the loss of the Hoyt's (Regal)
Cinema for three months. From 2001 to 2004, sales averaged $356 per square foot.
Comparable mall shop sales in 2005 totaled $347 per square foot and trailing
12-month comparable mall shop sales through January 2006 were $350 per square foot. Trailing 12 month mall shop occupancy costs are 13.4%.

The Centre At Salisbury is located at the intersection of State Road 50 Bypass and State Road 13, the primary east-west and north-south thoroughfares in the trade area. The 2005 population for this primary trade area was 292,166. Average household income for this demographic is $52,043. The Centre At Salisbury is located at 2300 N. Salisbury Blvd. in Salisbury, Maryland on the Maryland
peninsula between Delaware and Virginia, an area commonly referred to as
Delmarva. This location serves as the commercial hub for nearby parts of
Maryland, Delaware and Virginia. The property is the only regional mall on the
Eastern Shore of Maryland, and the nearest comparable enclosed mall is approximately 60 miles away in Annapolis.

Anchor stores sales are stable to upward trending and occupancy costs are low.
Boscov's trailing twelve month sales were $173.20 per square foot with occupancy costs of 2.5%, Hecht's trailing twelve month sales were $220.00 per square foot with occupancy costs of 0.2%, Sears' trailing twelve month sales and occupancy costs were $168.08 and 2.8%, and JC Penney's performance for the same period was
$129.24 and 2.8%.

SIGNIFICANT TENANTS.

BOSCOV'S: Boscov's Department Stores is the largest full-line, family owned independent department store in the country. Boscov's operates 40 stores in six states including Pennsylvania, New York, New Jersey, Delaware, Maryland and
Virginia. Additionally, in February 2006, Boscov's acquired 10 mall department stores from Federated Department Stores, including three in Maryland. Boscov's employs approximately 11,000 people, and as of January 30, 2005, generated yearly sales of about $1.1billion.

JCPENNEY: JC Penney Corporation, Inc., the wholly-owned operating subsidiary of
JC Penney Company, Inc., (NYSE: JCP) is one of America's largest department store, catalog, and e-commerce retailers, employing approximately 150,000 people. As of January 29, 2005, JC Penney Corporation, Inc. operated 1,017
JCPenney department stores throughout the United States and Puerto Rico, and 62
Renner department stores in Brazil. JCPenney Catalog, including e-commerce, is one of the nation's largest catalog merchants of general merchandise, and
JCPenney.com is one of the largest apparel and home furnishings sites on the
Internet. JCPenney's February comparable store sales increased 2.3% while direct sales increased 4.5%. JCPenney's operating profit increased 22.5% in 2005.

SEARS: Sears Holdings Corporation ("Sears Holdings", NASDAQ: SHLD) is the third largest broad line retailer in the United States, with approximately $55 billion in annual revenues, and operates approximately 3,900 full-line and specialty retail stores in the United States and Canada. Sears Holdings is a leading home appliance retailer as well as a leader in tools, lawn and garden, home electronics and automotive repair and maintenance. Sears Holdings also owns
Martha Stewart Everyday products, which are offered exclusively in the United
States by Kmart Holding Corporation ("Kmart"), an affiliate of Sears, and in
Canada by Sears Canada Inc.

REGAL CINEMAS: Regal Entertainment Group (NYSE: RGC) is the largest motion picture exhibitor in the world. The company's theatre circuit (Regal Cinemas,
United Artists Theatres, and Edwards Theatres) comprises 6,273 screens in 558 locations in 40 states. Regal operates approximately 18% of all indoor screens in the United States, including theatres in 43 of the top 50 U.S. markets, as well as in growing suburban markets. Total revenues for 2005 were $2.52 billion, up 2% from $2.47 billion in 2004.

DICKS' SPORTING GOODS: Dick's Sporting Goods, Inc. (NYSE: DKS) is an authentic full-line sporting goods retailer offering a broad assortment of brand name sporting goods equipment, apparel, and footwear in a specialty store environment. As of January 28, 2006 the Company operated 255 stores in 34 states primarily throughout the eastern half of the U.S. Net income for 2005 increased by 27% to $94.5 million as compared to $74.5 million in 2004 (excluding merger integration and store closing costs and gain on sale of investment).

THE MARKET(1). The Centre At Salisbury is located at the intersection of State
Road 50 Bypass and State Road 13, the primary east-west and north-south thoroughfares in the trade area. The region has a diverse economic base supported by a variety of sectors including light industry, manufacturing, agriculture, and education. Single-family house prices are affordable and population growth stems from internal expansion as well as in-migration by young families. The following employers are located in the Salisbury metropolitan statistical area: Peninsula Regional Medical, Salisbury University, University
of Maryland -- E. Shore, Lankford-Sysco Food Service and Perdue Farms, Inc.

The property is the only regional mall on the Eastern Shore of Maryland, and the nearest comparable enclosed mall is over 60 miles away, in Annapolis. The location is accessible via SR-50 and SR-13. SR-50 has an exit directly in front of the Centre At Salisbury. SR-13 is the main north-south thoroughfare for the
Delmarva Peninsula and offers direct access to the property from both directions.

                                    55 of 87

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STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP7

--------------------------------------------------------------------------------
                               CENTRE AT SALISBURY
--------------------------------------------------------------------------------

Locally, the mall experiences some competition from a Kmart (7 miles from the property), a Wal-Mart (3 miles from the property) and a Barnes & Noble
Bookstore, 1.5 miles from the property. The competitive market is considered stable because the trade area is not large enough to sustain two malls. As a result, the mall has the only multiplex theatre in the trade area, the only department stores in the area and the only specialty and upscale fashion stores in the area.

PROPERTY MANAGEMENT. The mall is owned and operated by Macerich Property
Management Company, LLC, an affiliate of The Macerich Company. The Macerich
Company is the third largest mall REIT in the U.S. with over 98 malls and shopping centers totaling 80,000,000 square feet of retail space. The Macerich
Company and its affiliates self manage their properties and have a seasoned employee roster.

(1)  Certain information was obtained from the Centre at Salisbury Center appraisal dated 04/21/06.

                             LEASE ROLLOVER SCHEDULE

            NUMBER OF   SQUARE                         % OF BASE   CUMULATIVE  CUMULATIVE  CUMULATIVE  CUMULATIVE %
              LEASES     FEET    % OF NRA   BASE RENT     RENT    SQUARE FEET   % OF NRA    BASE RENT  OF BASE RENT
   YEAR      EXPIRING  EXPIRING  EXPIRING   EXPIRING    EXPIRING    EXPIRING    EXPIRING    EXPIRING     EXPIRING
----------  ---------  --------  --------  ----------  ---------  -----------  ----------  ----------  ------------

VACANT         NAP       30,782     4.2%          NAP      NAP       30,782        4.2%           NAP       NAP
2006 & MTM       3       11,009     1.5    $   96,991      1.1%      41,791        5.7%    $   96,991       1.1%
2007             2          342     0.0        82,903      0.9       42,133        5.8%    $  179,894       2.0%
2008             8       29,842     4.1       599,594      6.7       71,975        9.8%    $  779,488       8.8%
2009            10       29,328     4.0       702,615      7.9      101,303       13.9%    $1,482,103      16.6%
2010            14      101,369    13.9     1,118,851     12.6      202,672       27.7%    $2,600,954      29.2%
2011            16      160,861    22.0     1,401,509     15.7      363,533       49.7%    $4,002,464      44.9%
2012             4        6,053     0.8       200,872      2.3      369,586       50.6%    $4,203,335      47.2%
2013             1        2,038     0.3        46,107      0.5      371,624       50.8%    $4,249,442      47.7%
2014            12       31,827     4.4       856,196      9.6      403,451       55.2%    $5,105,638      57.3%
2015             4       11,532     1.6       291,108      3.3      414,983       56.8%    $5,396,747      60.6%
2016            13      228,929    31.3     1,878,560     21.1      643,912       88.1%    $7,275,307      81.7%
AFTER            3       86,931    11.9     1,632,943     18.3      730,843      100.0%    $8,908,250     100.0%
               ---      -------   -----    ----------    -----
TOTAL           90      730,843   100.0%   $8,908,250    100.0%
               ===      =======   =====    ==========    =====

                                    56 of 87

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STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP7

--------------------------------------------------------------------------------
                               CENTRE AT SALISBURY
--------------------------------------------------------------------------------

            [MAP INDICATING LOCATION OF CENTRE AT SALISBURY OMITTED]

                                    57 of 87

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--------------------------------------------------------------------------------
                               CENTRE AT SALISBURY
--------------------------------------------------------------------------------

                  [1 SITE PLAN OF CENTRE AT SALISBURY OMITTED]

                                    58 of 87

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                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    59 of 87

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--------------------------------------------------------------------------------
                                FOUR PENN CENTER
--------------------------------------------------------------------------------

                         [2 PHOTOS OF FOUR PENN CENTER]

                                    60 of 87

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STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP7

--------------------------------------------------------------------------------
                                FOUR PENN CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:       $81,750,000
CUT-OFF DATE PRINCIPAL BALANCE:   $81,750,000
% OF POOL BY IPB:                 2.1%
LOAN SELLER:                      Eurohypo AG, New York Branch
BORROWER:                         Four Penn Center Owner LLC
SPONSOR:                          Strategic Realty Advisors Limited(1)
ORIGINATION DATE:                 03/30/06
INTEREST RATE:                    5.885000%
INTEREST-ONLY PERIOD:             120 Months
MATURITY DATE:                    04/11/16
AMORTIZATION TYPE:                Interest-only
ORIGINAL AMORTIZATION:            N/A
REMAINING AMORTIZATION:           N/A
CALL PROTECTION:                  L(24), Def(90), O(4)
CROSS-COLLATERALIZATION:          No
LOCK BOX:                         Hard
ADDITIONAL DEBT:                  No
ADDITIONAL DEBT TYPE:             N/A
LOAN PURPOSE:                     Acquisition

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                  INITIAL      MONTHLY
                                  --------   ------------
TAXES:                            $148,941       $148,941
INSURANCE:                        $ 20,135       $ 20,135
CAPEX:                            $      0       $      0
REQUIRED REPAIRS:                 $251,625       $      0
UNFUNDED FREE RENT:               $615,117       $      0
OTHER:                            $      0   Springing(2)

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Single Asset
TITLE:                            Fee
PROPERTY TYPE:                    Office -- CBD
SQUARE FOOTAGE:                   522,600
LOCATION:                         Philadelphia, PA
YEAR BUILT/RENOVATED:             1964/2002
OCCUPANCY:                        92.1%
OCCUPANCY DATE:                   03/01/06
NUMBER OF TENANTS:                24
HISTORICAL NOI:
2004:                             $  4,536,699
2005:                             $  2,927,514
UW REVENUES:                      $ 13,092,013
UW EXPENSES:                      $  5,937,680
UW NOI:                           $  7,154,333
UW NET CASH FLOW:                 $  6,734,908
APPRAISED VALUE:                  $108,000,000
APPRAISAL DATE:                   03/20/06

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:             $156
CUT-OFF DATE LTV:                 75.7%
MATURITY DATE LTV:                75.7%
UW DSCR:                          1.38x

                               SIGNIFICANT TENANTS

                                       RATINGS           SQUARE   % OF    BASE RENT    LEASE EXPIRATION
TENANT NAME                      MOODY'S/S&P/FITCH(3)     FEET     GLA       PSF             YEAR
------------------------------   --------------------   -------   -----   ---------    ----------------

ELSEVIER INC.                           NR/A-/A-        134,002   25.6%    $ 21.50           2018
POST & SCHELL                                            80,479   15.4%    $ 23.25           2018
FEDERAL INSURANCE COMPANY               Aa2/A/A+         65,045   12.4%    $ 22.00           2018
FLEET BANK                             Aa2/AA-/AA-       41,426    7.9%    $ 27.50(4)        2012
GOLLATZ, GRIFFIN & EWING, P.C.                           26,636    5.1%    $ 23.00           2013

(1)  Strategic Realty Advisors Limited, a real estate investment advisor, is the representative of the sponsor of the borrower, an investor who adheres to
     Islamic law. The loan may be restructured to be Shari'ah complaint at the election of the borrower.

(2)  Commencing in 2010, borrower is required to deliver to lender a letter of credit or cash in the amount of $500,000 each year until the total of such amounts reaches $3,000,000.

(3)  Ratings provided are for the parent company of the entity listed in the
     "Tenant Name" field whether or not the parent company guarantees the lease.

(4)  Fleet Bank occupies an office and a retail space at Four Penn Center. The office space rent is $37.00 per square foot and the retail space is $27.50 per square foot.

                                    61 of 87

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--------------------------------------------------------------------------------
                                FOUR PENN CENTER
--------------------------------------------------------------------------------

THE LOAN. The Four Penn Center loan is secured by a first mortgage on a fee interest in a 522,600 square foot Class A office building located in
Philadelphia, Pennsylvania.

THE BORROWER. The borrower is Four Penn Center Owner LLC, a special purpose entity. The sponsor is a high net worth individual represented by Strategic
Realty Advisors Limited ("StratREAL"), a real estate investment advisor.

The borrower has the option under the mortgage loan documents, within six months of the origination date, to restructure the loan to be Shariah-compliant to accommodate ultimate investors in the loan who adhere to Shariah Law and are prohibited from paying interest. If this option is exercised, the borrower, as master lessor, would enter into a master lease covering the Four Penn Center property with a newly formed special purpose entity, as master lessee, which would be beneficially owned by the investors. Under the master lease, the master lessee would pay rent that is equal to the debt service on the loan to the borrower, who would pass through the payments to the lender. The master lease would be expressly subordinate to the loan documents pursuant to its terms and the terms of a subordination agreement.

THE PROPERTY. Four Penn Center is a 522,600 square foot, 20-story Class "A"
office building located at 1600 JFK Boulevard in the Central Business District
of Philadelphia, Pennsylvania. The building was constructed in 1964 but was vacated and underwent a $56 million ($107 psf) renovation between 2000 and 2002.
This renovation included new mechanicals, lobby, roof, thermally efficient windows, and tenant finishes. The building is constructed over a below-grade portion of Suburban Station linking the subject to the regional rail, metro subway system, and the green-line trolleys. In addition this transportation network provides access to 30th Street Station, Philadelphia International
Airport, and the surrounding suburbs. The property is 92.1% leased by 24 tenants. Approximately 37.0% of the NRA and 47.0% of the total base rent is contributed by investment grade tenants. The three largest tenants representing approximately 53.5% of the property gross leaseable area have leases that expire in 2018, two years beyond the loan term.

SIGNIFICANT TENANTS.

Elsevier Inc. ("Elsevier") is one of the world's leading multiple-media publishers of scientific, technical and health information products and services, with 7,000 employees in 73 locations around the globe. Elsevier is part of the Reed Elsevier Group plc ("Reed Elsevier"), a leading international publisher and information provider, operating in the scientific and medical, legal, educational and business-to- business industry sectors. Its sister companies include the LexisNexis Group and the Harcourt Education among others.
Reed Elsevier shares are listed on the Amsterdam and London Stock Exchanges.
Reed Elsevier's principal activities are in North America and Europe, and the company employs approximately 36,000 people in over 200 locations worldwide. In
February 2006, Reed Elsevier reported revenues for 2005 of just over
(pound)5bn/|(euro)7bn. Reed Elsevier Group plc is owned equally by Reed Elsevier plc and Reed Elsevier NV. Both companies are listed on the New York Stock
Exchange and trade under the symbols "RUK" and "ENL", respectively. The combined
market capitalization of the group companies was (pound)12.75bn/|(euro)18.53bn
as of June 7, 2006. Guarantee of Elsevier's obligations under the lease are provided by parent company Reed Elsevier NV (rated NR/"A-"/"A-" by
Moody's/S&P/Fitch). Elsevier Inc. does not have any termination options to its lease.

Post & Schell P.C., established in 1968, currently has approximately 154 lawyers in seven offices in Philadelphia, Pittsburgh, Harrisburg, Lancaster and
Allentown, Pennsylvania, as well as Princeton, New Jersey and Washington, D.C.
Post & Schell provides litigation, corporate, transactional, regulatory, compliance, consulting and educational services locally, regionally and nationally to a broad spectrum of proprietary and not-for-profit industries.
Post & Schell does not have any termination options to its lease.

Federal Insurance Company, headquartered in Warren, NJ, is a wholly owned subsidiary of The Chubb Corporation and is a part of their Property and Casualty
Insurance business. For the year ended September 30th, 2005, the Federal
Insurance Company reported total assets of $23.13 billion and a net surplus of
$7.74 billion. Moody's Insurance Financial Strength Rating is "A2" with an outlook of stable. The Chubb Corporation is a holding company of property and casualty insurance companies known informally as the Chubb Group of Insurance
Companies. Its long-term senior unsecured rating is "A2" with an outlook of stable. Chubb & Son, a division of Federal Insurance Company, manages these companies.

Fleet Bank, also known as FleetBoston Financial, was a Boston,
Massachusetts-based bank created in 1999 by the merger of Fleet Financial Group and BankBoston. In 2004, it merged with Bank of America and all of its bank branches were given the Bank of America logo. Fleet Bank's parent company, Bank of America Corp is rated "AA-" by S&P/Fitch. Fleet Bank has a termination option in January of 2009 provided that 12 months prior notice is given and any fees associated with the lease are posted.

THE MARKET(1).

The building benefits from a below-grade portion of Suburban Station linking the subject to the regional rail, metro subway system, and the green-line trolleys.
This transportation network provides access to 30th Street Station, Philadelphia
International Airport, and the surrounding suburbs. Philadelphia, Pennsylvania is located on the East Coast equidistant between New York City to the north and
Baltimore to the south. It is the nation's fourth most populous city.
Philadelphia is in the Philadelphia-Camden-Wilmington Metropolitan Statistical
Area ("MSA"). The 2005 population in this MSA is approximately 5.6 million. The
2000 Census population was 5,100,940, which was 3.6% above the 1990 Census population of 4,922,178. It is estimated that the population in this area will be 5.32 million in 2010, representing a change of 2.04% from 2005. The population density in the MSA is 1,325 people per square mile, which is among the top densities among American MSAs.

In 2005, the median household income in this selected geography was $44,457, compared to the US median of $39,324. In 2005, the per capita income in this MSA was $27,304, compared to the US per capita of $24,385. The 2005 mean household income for this area was $72,205, compared to the US average of $64,443.

The property is located in the Center City submarket of Philadelphia. Reis Inc.
("Reis") reports an overall Class "A" inventory in the Philadelphia metro area of 63.3 million square feet, with a 12.8% vacancy rate as of year-end 2005.
Asking rents averaged $24.48 at year-end 2005, and they have been in the $24-25 range since late 2003. Net absorption for 2005 was 1,774,000 square feet, which compares favorably to construction completions for the year totaling 1,439,000 square feet.

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--------------------------------------------------------------------------------
                                FOUR PENN CENTER
--------------------------------------------------------------------------------

According to REIS, year-end 2005 vacancy for the class "A" submarket in Center
City was 10.5%, which is down modestly from 10.8% at year-end 2004 and 11.0% at year-end 2003. Net absorption was a positive 95,000 square feet in 2005, which follows negative net absorption of 262,000 square feet for 2004 and negative
304,000 square feet for 2003. REIS reported no construction completions for any year covered in their report, from 1995 through 2005. Year-end 2005 inventory was 27.4 million square feet. Average asking rents have been relatively stable at $24.97 per square foot at year end 2003, $24.77 per square foot at year-end
2004, and $24.38 per square foot at year-end 2005. One new addition to the supply not detailed by REIS is the 727,725 square foot space at the Cira Centre at 2929 Arch Street. This architecturally distinctive 28-story building, which was designed by Cesar Pelli and developed by Brandywine Realty Trust, opened
December 2005. At year-end, it was 94% leased. The only other Class "A" office building under construction in the central business district is the 1.2 million square feet in Comcast Center, at 17th Street and John F. Kennedy Boulevard,
that is to be a 57-story, 975-foot tower. It was 72.8% pre-leased overall at year-end 2005. Completion is targeted for late 2007.

PROPERTY MANAGEMENT. The property is managed by Carter Real Estate. Founded in
1958, Carter is one of the Southeast's oldest and largest privately held full-service commercial real estate firm with four business units: Investments,
Development, Transaction Services, and Property and Facility Management.
Principals of the company have recently transacted more than $5 billion of investment volume and are active investors, alongside its financial partners, in many types of co-investment activities. Carter has 400 associates, who provide a diverse range of commercial real estate services to its clients each day.

(1)  Certain information was obtained from the Four Penn Center appraisal, dated
     March 20, 2006.

                             LEASE ROLLOVER SCHEDULE

                                                                            CUMULATIVE
             NUMBER OF                                              % OF      SQUARE     CUMULATIVE    CUMULATIVE   CUMULATIVE %
               LEASES    SQUARE FEET   % OF NRA    BASE RENT    BASE RENT      FEET       % OF NRA      BASE RENT   OF BASE RENT
   YEAR       EXPIRING    EXPIRING     EXPIRING     EXPIRING     EXPIRING    EXPIRING     EXPIRING      EXPIRING      EXPIRING
----------   ---------   -----------   --------   -----------   ---------   ----------   ----------   -----------   ------------

VACANT          NAP         41,286        7.9%            NAP       NAP        41,286        7.9%             NAP        NAP
2006 & MTM        2          9,175        1.8     $   249,929       2.3%       50,461        9.7%     $   249,929        2.3%
2007              1          1,640        0.3          54,940       0.5        52,101       10.0%     $   304,869        2.7%
2008              2         16,534        3.2         387,337       3.5        68,635       13.1%     $   692,206        6.2%
2009              0              0        0.0               0       0.0        68,635       13.1%     $   692,206        6.2%
2010              0              0        0.0               0       0.0        68,635       13.1%     $   692,206        6.2%
2011              4         25,244        4.8         602,138       5.4        93,879       18.0%     $ 1,294,343       11.7%
2012              7         65,863       12.6       1,745,356      15.7       159,742       30.6%     $ 3,039,699       27.4%
2013              3         47,257        9.0       1,116,512      10.1       206,999       39.6%     $ 4,156,211       37.5%
2014              1         13,002        2.5         292,545       2.6       220,001       42.1%     $ 4,448,756       40.1%
2015              2          6,425        1.2         141,022       1.3       226,426       43.3%     $ 4,589,778       41.4%
2016              2         15,182        2.9         305,599       2.8       241,608       46.2%     $ 4,895,376       44.1%
AFTER            13        280,992       53.8       6,197,830      55.9       522,600      100.0%     $11,093,206      100.0%
                ---        -------      -----     -----------     -----
                 37        522,600      100.0%    $11,093,206     100.0%
                ===        =======      =====     ===========     =====

                                    63 of 87

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--------------------------------------------------------------------------------
                                FOUR PENN CENTER
--------------------------------------------------------------------------------

              [MAP INDICATING LOCATION OF FOUR PENN CENTER OMITTED]

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--------------------------------------------------------------------------------
                                FOUR PENN CENTER
--------------------------------------------------------------------------------

                                Four Penn Center
                                    1-Feb-06
                                  Stacking Plan

                                                                                                                             FLOOR
------------------------------------------------------------------------------------------------------------------------  ----------
                                          ELSEVIER 4/15/05 - 06/30/19 BY $10.00                                              21st
                                                           550 SF
------------------------------------------------------------------------------------------------------------------------
                                          ELSEVIER 4/15/05 - 06/30/18 BY $21.50                                              20th
                                                    26,820 SF Suite 2000
------------------------------------------------------------------------------------------------------------------------
                                          ELSEVIER 4/15/05 - 06/30/18 BY $21.50                                              19th
                                                    26,775 SF Suite 1900
------------------------------------------------------------------------------------------------------------------------
                                          ELSEVIER 4/15/05 - 06/30/18 BY $21.50                                              18th
                                                    26,776 SF Suite 1800
------------------------------------------------------------------------------------------------------------------------
                                          ELSEVIER 4/15/05 - 06/30/18 BY $21.50                                              17th
                                                    25,805 SF Suite 1700
------------------------------------------------------------------------------------------------------------------------
                                          ELSEVIER 4/15/05 - 06/30/18 BY $21.50                                              16th
                                                    25,826 SF Suite 1600
------------------------------------------------------------------------------------------------------------------------
                                         Post & Schell - 9/05/03-9/30/18 BY $23.25                                           15th
                                                    27,059 SF Suite 1500
------------------------------------------------------------------------------------------------------------------------
                                          Post & Schell - 9/05/03-9/30/18 BY $23.25                                          14th
                                                    27,059 SF Suite 1400
------------------------------------------------------------------------------------------------------------------------
                                         Post & Schell - 9/05/03-9/30/13 BY $23.25                                           13th
                                                    26,381 SF Suite 1300
------------------------------------------------------------------------------------------------------------------------
                                            Esquire 10/01/05 - 07/31/16 BY   $20.00                                          12th
Bank of America- 7/11/02-1/31/12 BY $27.50  14,529 SF/ $23.00 653 SF Total SF 15,182                         Vacant 8/01
            7,507 SF Suite 1200             Suite 1210                                                         2,534 SF
------------------------------------------------------------------------------------------------------------------------
                   Bank of America - 1/11/02-1/31/12 BY $27.50                                                               11th
                              26,617 SF Suite 1100
------------------------------------------------------------------------------------------------------------------------
  ACOG-12/1/01            Wells            Mgmt Office                                                                       10th
-11/30/06 6,995   Fargo-9/1/02-8/31/12    Implied Rent    Dobbs Temp 7/03-8/08        Ominsky Ominsky          Vacant
  SF BY $28.25         9,755 SF BY       2,180 SF Suite    BY $23.00 2,424 SF   04/04-8/11 BY $21.50 3,240      8/01
   Suite 1020      $23.50 Suite 1030       1010 $24,00         Suite 1040              SF Suite 1050           934 SF
------------------------------------------------------------------------------------------------------------------------
             Adelman, Lavine Gold & Lavin -                         Linebarger Goggan 10/01/04 -               Vacant         9th
          9/19/03 - 4/30/14 BY $22.50 13,002                        03/31/12 BY $21.00 11,203 SF                8/01
                     SF Suite 900                                            Suite 910                       2,040 SF
------------------------------------------------------------------------------------------------------------------------
                      McCormick &                                      Wells Fargo 03/01/05 -                  Vacant         8th
               Priore - 4/1/03-6/30/13 BY                            10/31/15 BY $21.50 4,502                   8/01
               $24.00 10,591 SF Suits 800                                   SF Suite 810                      11,375
------------------------------------------------------------------------------------------------------------------------
                          Parsons Brinkerhoff                                     Vacant                                      7th
                      - 12/13/02-5/31/08 BY $23.50                                 8/01
                          14,110 SF Suite 700                                   12,586 SF
------------------------------------------------------------------------------------------------------------------------
     Center for Applied Research -      Right Management - 11/01/03      Davis & Martillotti 02/04                            6th
      1/1/03-12/31/13 BY $24.90              - 2/28/11 BY $22.50              - 4/11 BY $21.50
         10,030 SF Suite 600                 11,907 SF Suite 610             4,164 SF Suite 620
------------------------------------------------------------------------------------------------------------------------
             Federal Insurance Company -              Kafrissen 04/01/05 -                                     Vacant         5th
            04/01/03-3/31/18 BY $22.50                10/31/12 BY $21.75                                        8/01
               11,934 SF Suite 500                    2,975 SF Suite 503                                     11,817 SF
------------------------------------------------------------------------------------------------------------------------
                                 Federal Insurance Company - 4/1/03-3/31/18 BY $22.00                                         4th
                                                  26,665 SF Suite 400
------------------------------------------------------------------------------------------------------------------------
                                 Federal Insurance Company - 4/1/03-3/31/18 BY $22.00                                         3rd
                                                  26,446 SF Suite 300
------------------------------------------------------------------------------------------------------------------------
                               Gollatz, Griffin & Ewing, PC - 10/25/02-3/31/13 BY $23.00                                      2nd
                                                  26,636 SF Suite 200
------------------------------------------------------------------------------------------------------------------------
American Exp 12/1/02-       Creato Signs 01/01/05 -        RICOH 11/01/04 -           Fleet/Bank of America                   1st
 11/30/07 BY $33.50           03/30/15 BY $23.00         10/31/11  BY $28.50      - 1/11/02-1/31/12 BY $37.00
  1,640 SF RETAIL              1,923 SF RETAIL             5,933 SF RETAIL               7,302 SF RETAIL
------------------------------------------------------------------------------------------------------------------------
               Concourse                                                                                   Concourse
           Elsevier Storage                                             BUILDING MECHANICAL               Linebarger
                916 SF                                                                                   504 BY $15.00    Concourse
     04/15/05 - 06/14/18 BY $10.00           BY - Base Year Lease Type                               04/01/05 - 02/29/12
------------------------------------------------------------------------------------------------------------------------

Please note that Gollatz rents 1,500 SF of office space as storage space on the
7th floor. The agreement is month to month.

                                    65 of 87

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DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES
REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP7

--------------------------------------------------------------------------------
                             THE GARDENS ON EL PASEO
--------------------------------------------------------------------------------

                  [4 PHOTOS OF THE GARDENS ON EL PASEO OMITTED]

                                    66 of 87

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A
DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES
REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP7

--------------------------------------------------------------------------------
                             THE GARDENS ON EL PASEO
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
-------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:       $81,480,000
CUT-OFF DATE PRINCIPAL BALANCE:   $81,480,000
% OF POOL BY IPB:                 2.1%
LOAN SELLER:                      Nomura Credit & Capital, Inc.
BORROWER:                         Gardens SPE II LLC
SPONSOR:                          Davis Street Properties, LLC
ORIGINATION DATE:                 05/23/06
INTEREST RATE:                    6.100000%
INTEREST-ONLY PERIOD:             120
MATURITY DATE:                    06/11/16
AMORTIZATION TYPE:                Interest-only
ORIGINAL AMORTIZATION:            N/A
REMAINING AMORTIZATION:           N/A
CALL PROTECTION:                  L(24),Def(93),O(3)
CROSS-COLLATERALIZATION:          No
LOCK BOX:                         Soft
ADDITIONAL DEBT:                  No
ADDITIONAL DEBT TYPE:             N/A
LOAN PURPOSE:                     Refinance

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                  INITIAL   MONTHLY
                                  --------   -------
TAXES:                            $212,816   $70,939
INSURANCE:                        $      0   $     0
CAPEX:                            $      0   $     0

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Single Asset
TITLE:                            Fee
PROPERTY TYPE:                    Retail -- Anchored
SQUARE FOOTAGE:                   200,023
LOCATION:                         Palm Desert, CA
YEAR BUILT/RENOVATED:             1998
OCCUPANCY:                        97.1%
OCCUPANCY DATE:                   06/01/06
NUMBER OF TENANTS:                45
HISTORICAL NOI:
  2004:                           $  5,180,192
  2005:                           $  5,967,115
AVERAGE IN-LINE SALES/SF1:        $        577
UW REVENUES:                      $  9,171,532
UW EXPENSES:                         3,091,918
UW NOI:                           $  6,079,614
UW NET CASH FLOW:                 $  5,939,515
APPRAISED VALUE:                  $106,000,000
APPRAISAL DATE:                   03/01/06

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:             $ 407
CUT-OFF DATE LTV:                  76.9%
MATURITY DATE LTV:                 76.9%
UW DSCR:                           1.18x

                                 TENANT SUMMARY

                                 RATINGS                    % OF                                  LEASE EXPIRATION
TENANT NAME               MOODY'S/S&P/FITCH(1)   TOTAL SF    NRA   BASE RENT PSF   SALES PSF(2)         YEAR
-----------------------   --------------------   --------   ----   -------------   ------------   ----------------

SAKS FIFTH AVENUE               B2/B+/B           50,247    25.1%     $ 18.31       $   532.10          2018
TOMMY BAHAMA'S TROPICAL
   CAFE & EMPORIUM             B2/BB-/NR          12,410     6.2%     $ 57.13       $ 1,104.81          2010
POTTERY BARN                                       9,377     4.7%     $ 31.34       $   457.45          2012
SULLIVAN'S STEAKHOUSE                              7,216     3.6%     $ 23.28       $   678.65          2008
BROOKS BROTHERS                                    7,138     3.6%     $ 27.00       $   275.42          2014
ANN TAYLOR LOFT                Ba2/NR/NR           5,863     2.9%     $ 30.00       $   353.41          2015
PACIFICA                                           5,782     2.9%     $ 36.00       $   757.34          2015

(1)  Ratings are provided for the parent company of the entity listed in the
     "Tenant Name" field whether or not the parent company guarantees the lease.

(2)  Tenant Sales Information based on Year End 2005 Sales.

                                    67 of 87

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SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP7

--------------------------------------------------------------------------------
                             THE GARDENS ON EL PASEO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE LOAN. The Gardens on El Paseo loan is secured by a mortgage lien encumbering the fee interest in The Gardens on El Paseo, a 200,023 square foot retail center anchored by Saks Fifth Avenue and located along the high-end retail corridor of
El Paseo Drive in Palm Desert, California. The $81,480,000 loan is Interest-only throughout the ten year term. The loan amount represents 76.9% of the MAI appraised value of $106,000,000.

THE BORROWER. The Borrowing Entity is Gardens SPE II LLC, a Delaware limited liability company, which is 100% owned by 3 additional layers of special purpose entities, which are all controlled by Davis Street Properties, LLC, a joint venture between Bell Atlantic Master Pension Trust (now Verizon Pension Trust;
approximately 75% ownership) and affiliates of Davis Street Land Company LLC
(approximately 25% ownership).

THE SPONSOR. Davis Street Land Company LLC (DSLC) is a privately held real estate firm focused on both the development of upscale specialty centers located in suburban and urban downtowns, as well as the acquisition, redevelopment, and management of more traditional upscale shopping centers in select locations throughout the United States. DSLC provides management, leasing, and all other property related services for Davis Street Properties and its principals. The
Verizon Pension Trust has been associated with Davis Street Properties since its inception and is the majority owner in all of Davis Street Properties retail assets. As DSLC enters its 6th year of operation with its original membership still in place, the size of the company's portfolio has increased to almost 2 million square feet of existing property, with an additional 275,000 square feet in the development pipeline.

THE PROPERTY. The subject property, known as The Gardens on El Paseo, is located at the southeast corner of El Paseo Drive and San Pablo Avenue in Palm Desert,
California. The property is currently developed as an open air, commercial retail center with decorative concrete brick walkways, wood-trellis overhangs, waterscapes and extensive landscaping. The subject property was constructed in
1998. The subject property consists of one, square shaped parcel of land, approximately 10.27 acres in size, located along El Paseo, between San Pablo
Avenue and Larkspur Lane. The property is developed with seven, steel-framed retail structures, which comprise a total of 200,023 square feet of rentable area. Five of the retail structures are two-story, and two are single-story structures. Parking is provided by a two level, concrete paved parking structure located along the south perimeter of the property, accommodating approximately
973 automobiles.

The subject property is situated along the "El Paseo Shopping Corridor", which has been dubbed "the Rodeo Drive of Coachella Valley" for its upscale shops and fine dining opportunities. This upscale retail corridor encompasses an eight-block stretch of El Paseo, extending from Highway 74 to the west, and
Portola Avenue to the east. Real estate developments immediately adjacent to the subject property include storefront retail and offices to the north; single and multi-family residential and the Shadow Hills Country Club to the south; and
upscale commercial retail uses similar to the subject property to the east and west. The immediate surrounding area is essentially fully built-out with relatively little vacant land available for new development. The majority of the development in the city is mature in nature and comprised of primarily single-story retail development located along El Paseo, with lower-density single-family dwellings and golf club/resort facilities located along secondary and tertiary arterials.

The subject property is currently 97.1% occupied by 45 tenants including anchor tenant Saks Fifth Avenue, which leases 50,247 square feet or 25.1% of the subject's rentable space; this lease expires in 2018, which is two years beyond the expiration of the loan term. Additional notable tenants include Talbots,
Williams Sonoma, Pottery Barn, Coach, Cole Haan, Tiffany & Company, Banana
Republic, Ann Taylor, Ann Taylor Loft, J Jill, and several other high-end retailers. Saks Fifth Avenue had sales of $490 per square foot in 2004 and $532 per square foot in 2005 (occupancy cost of 5.08%). In-line tenants had an average sales of $543 per square foot in 2004 and $577 per square foot in 2005
(occupancy cost of 9.39%).

THE MARKET(1). The subject property is located at the southwest corner of El
Paseo Drive and San Pablo Avenue in the western portion of the city of Palm
Desert. Palm Desert is located in Riverside County within the Coachella Valley, which also consists of Palm Springs, Indian Wells, Rancho Mirage, Cathedral
City, Indio, Thousand Palms, and La Quinta. The Coachella Valley area extends from North Palm Springs and Desert Hot Springs in an easterly direction to the
Salton Sea. Including unincorporated areas, the Coachella Valley has a current population of approximately 366,894 persons, which represents growth of 59%
since 1990. Since 1990, La Quinta has led all cities with a growth rate of 190%
followed by Palm Desert with a growth rate of 93%.

Palm Desert, Indian Wells, and Palm Springs are the area's cities that have most of the facilities that support tourism and a large number of retirees, including those that vacation in the area during the mild winter and spring months. The other communities in the area are mostly considered bedroom communities that support the service-related industry labor pool that is employed in the area's tourist-based economy. The service industry represents approximately 40.6% of the total employment in the Coachella Valley. The major employers in the tourism industry are the major destination resorts.

Demand for retail space within the El Paseo retail district is high, as is exhibited by the weighted average occupancy of 96.7% for the seven comparable properties (including the subject property) located within this immediate corridor. Reis submarket occupancy is 94.5%, with 100% occupancy among properties constructed after 1994; CBRE submarket occupancy is 96.0%. The subject property is currently 97.1% occupied and has enjoyed strong historical occupancy levels.

PROPERTY MANAGEMENT. The subject property is managed by Davis Street Land
Company of California, Inc., which is an affiliate of Davis Street Land Company
LLC, which is 100% owned by Davis Street Properties, LLC, the 100% owner of the borrower and carveout guarantor. DSLC provides management, leasing, and all other property related services for Davis Street Properties, LLC and its principals.
-------------------------------------------------------------------------------

(1)  Certain information was obtained from The Gardens on El Paseo appraisal dated 03/01/06.

                                    68 of 87

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
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SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP7

--------------------------------------------------------------------------------
                             THE GARDENS ON EL PASEO
--------------------------------------------------------------------------------

                             LEASE ROLLOVER SCHEDULE

                                                                       CUMULATIVE                          CUMULATIVE
             NUMBER OF                                        % OF       SQUARE    CUMULATIVE  CUMULATIVE     % OF
              LEASES    SQUARE FEET  % OF NRA   BASE RENT   BASE RENT     FEET      % OF NRA    BASE RENT   BASE RENT
YEAR         EXPIRING    EXPIRING    EXPIRING   EXPIRING    EXPIRING    EXPIRING     EXPIRING   EXPIRING    EXPIRING
-----------  ---------  -----------  --------  ----------  ----------  ----------  ----------  ----------  ----------

VACANT          NAP         5,894        2.9%         NAP       NAP       5,894       2.9%          NAP      NAP
2006 & MTM        5         2,801        1.4   $  158,148       2.7%      8,695       4.3%   $  158,148      2.7%
2007              7        15,710        7.9      464,960       7.8      24,405      12.2%   $  623,108     10.4%
2008              9        20,597       10.3      720,045      12.1      45,002      22.5%   $1,343,153     22.5%
2009              6        16,975        8.5      540,539       9.1      61,977      31.0%   $1,883,692     31.6%
2010              4        19,522        9.8      975,552      16.4      81,499      40.7%   $2,859,244     47.9%
2011              6        16,997        8.5      463,870       7.8      98,496      49.2%   $3,323,114     55.7%
2012              2        10.321        5.2      293,852       4.9     108,817      54.4%   $3,616,966     60.7%
2013              2         4,341        2.2      148,929       2.5     113,158      56.6%   $3,765,895     63.1%
2014              4        16,061        8.0      585,801       9.8     129,219      64.6%   $4,351,696     73.0%
2015              4        14,555        7.3      517,992       8.7     143,774      71.9%   $4,869,688     81.7%
2016              2         6,002        3.0      173,964       2.9     149,776      74.9%   $5,043,652     84.6%
AFTER             1        50,247       25.1      920,000      15.4     200,023     100.0%   $5,963,652    100.0%
                ---       -------      -----   ----------     -----
                 52       200,023      100.0%  $5,963,652     100.0%
                ---       -------      -----   ----------     -----

                                    69 of 87

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
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DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES
REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP7

--------------------------------------------------------------------------------
                             THE GARDENS ON EL PASEO
--------------------------------------------------------------------------------

          [MAP INDICATING LOCATION OF THE GARDENS ON EL PASEO OMITTED]

                                    70 of 87

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP7

--------------------------------------------------------------------------------
                            THE GARDENS ON EL PASEO
--------------------------------------------------------------------------------

               [2 FLOOR PLANS OF THE GARDENS ON EL PASEO OMITTED]

                                    71 of 87

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP7

--------------------------------------------------------------------------------
                                  PENNCOM PLAZA
--------------------------------------------------------------------------------

                       [2 PHOTOS OF PENNCOM PLAZA OMITTED]

                                    72 of 87

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A
DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES
REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP7

--------------------------------------------------------------------------------
                                  PENNCOM PLAZA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:       $79,750,000
CUT-OFF DATE PRINCIPAL BALANCE:   $79,750,000
% OF POOL BY IPB:                 2.0%
LOAN SELLER:                      Capmark Finance Inc.
BORROWER:                         Penn Tower, LLC
SPONSOR:                          Ben Korman, Meir Cohen, Asher
                                  Zamir and Joshua Zamir
ORIGINATION DATE:                 03/08/06
INTEREST RATE:                    5.690000%
INTEREST-ONLY PERIOD:             120 months
MATURITY DATE:                    04/01/16
AMORTIZATION TYPE:                Interest-only
ORIGINAL AMORTIZATION:            N/A
REMAINING AMORTIZATION:           N/A
CALL PROTECTION:                  L(24),Def(90),O(4)
CROSS-COLLATERALIZATION:          No
LOCK BOX:                         Cash Management Agreement
ADDITIONAL DEBT:                  $10,000,000
ADDITIONAL DEBT TYPE:             B-Note
LOAN PURPOSE:                     Refinance

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                  INITIAL    MONTHLY
                                  --------   --------
TAXES:                            $677,585   $169,396
INSURANCE:                        $147,118   $ 16,346
REQUIRED REPAIRS(1):              $ 78,125   $      0
REPLACEMENT RESERVE(2):           $      0   $  5,287
COLLATERAL RESERVE(3):            $      0   $  6,258
TI&LC(4):                         $      0   $ 42,585
OTHER(5):                         $      0   $ 41,668
GROUND RENTS:                     $565,000   $282,500
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Single Asset
TITLE:                            Leasehold
PROPERTY TYPE:                    Office -- CBD
SQUARE FOOTAGE:                   423,000
LOCATION:                         New York, NY
YEAR BUILT/RENOVATED:             1925/1999
OCCUPANCY(6):                     99.8%
OCCUPANCY DATE:                   02/01/06
NUMBER OF TENANTS:                20
HISTORICAL NOI:
   2005:                          $  7,492,985
UW REVENUES:                      $ 14,843,506
UW EXPENSES:                      $  7,302,630
UW NOI:                           $  7,540,876
UW NET CASH FLOW:                 $  6,890,319
APPRAISED VALUE:                  $112,600,000
APPRAISAL DATE:                   10/24/05

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             FINANCIAL INFORMATION
--------------------------------------------------------------------------------
                                                  TOTAL
                                                MORTGAGE
                                  TRUST ASSET     LOAN
                                  -----------   --------
CUT-OFF DATE LOAN/SF:                $ 189       $ 212
CUT-OFF DATE LTV:                     70.8%       79.7%
MATURITY DATE LTV:                    70.8%       79.7%
UW DSCR(7):                           1.50x       1.26x

                               SIGNIFICANT TENANTS

                                                     RATINGS
TENANT NAME                                   MOODY'S/S&P/FITCH(9)  SQUARE FEET  % OF GLA  BASE RENT PSF  LEASE EXPIRATION YEAR
--------------------------------------------  --------------------  -----------  --------  -------------  ---------------------

HEALTH INSURANCE PLAN OF GREATER NEW YORK(8)      NR/BBB-/NR          138,800      32.8%      $30.75       2011 & 2014
PHOTOBITION(10)                                                        79,220      18.7%      $29.48       2013 & 2014
NORTHERN LEASING SYSTEMS                                               44,800      10.6%      $26.50          2008
PROGRESSIVE HOME HEALTHCARE                                            25,300       6.0%      $26.50          2013
LIONBRIDGE GLOBAL SOLUTIONS                                            24,000       5.7%      $32.45          2009

(1)  Reserve was established for certain repairs on the property including roofing repairs, cosmetic repairs and plumbing work which need to be completed no later than March 8, 2007.

(2)  Replacement reserves are capped at $190,350.

(3)  Reserve was established as additional collateral for the loan. The monthly payment will equal $6,257.91 for the first 24 months, $48,843.33 for months
     25 through 48 and $90,510 thereafter.

(4)  Reserve was established for expenses relating to leases to tenants other than Health Insurance Plan of Greater New York ("HIP"). This reserve is capped at $1,022,040 with a replenishment feature.

(5)  Reserve was established for expenses relating to the HIP lease. This reserve will be collected for the first 48 months, for a total of
     $2,000,000. Twelve months prior to expiration of the HIP lease, so long as certain conditions set forth in the loan documents are not met (which such conditions do not include renewal of the HIP lease), a cash sweep will commence and any excess cash remaining after payments required under the loan, including payments to the B-Note, allocations to the reserves and other items as set forth in the loan documents will be utilized to fund re-tenanting costs associated with the HIP lease rollover.

(6)  The property is 99.8% leased. Actual physical occupancy is 93.9%.

(7)  Based upon interest only payments and is not reflective of monthly payments to the collateral reserve which equal $6,257.91 for the first 24 months,
     $48,843.33 for months 25 through 48 and $90,510 thereafter.

(8)  100% subleased; certain subtenants are not yet in occupancy.

(9)  Ratings provided are for either the tenant or for the parent company of the tenant listed in the "Tenant Name" field whether or not the parent guarantees the lease.

(10) Does not include 25,300 square feet of space subleased by the tenant from
     HIP.

                                    73 of 87

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REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP7

--------------------------------------------------------------------------------
                                  PENNCOM PLAZA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE LOAN. The PennCom Plaza loan is secured by a first mortgage on a leasehold interest in a 423,000 square foot 17-story office building located at 132 West
31st Street, New York, New York.

THE BORROWER. The borrower, Penn Tower, LLC, is a special purpose entity, controlled by Penn Tower Holdings, LLC.

THE SPONSOR. The loan's sponsors are Asher Zamir, Joshua Zamir, Meir Cohen and
Ben Korman. Asher Zamir and Joshua Zamir are principals of Zamir Equities, LLC, a Manhattan based real estate acquisition and investment firm, which is an indirect equity owner of the borrower. The firm's recent acquisitions include the subject property, 587 Fifth Avenue, which is now Zamir Equities LLC's main office and three office buildings located in Manhattan's Financial District.
Meir Cohen and Ben Korman are principals of C & K Penn Tower, LLC, which is an indirect equity owner of the borrower.

THE PROPERTY. PennCom Plaza is a 17-story, 423,000 square foot Class "B+" office building located in New York City. The property was originally constructed in
1925 and was renovated in 1999. Of the 423,000 square feet of gross leasable area, 22,237 square feet are street level retail and 14,717 square feet are rentable basement space. The building is situated on an approximately 23,050 square foot parcel of land, a site that is subject to a long term ground lease executed in December 1997 and expiring in December 2046, approximately 31 years beyond the loan term. The property is currently 99.8% leased.

SIGNIFICANT TENANTS.

Health Insurance Plan of Greater New York (HIP)

HIP (S&P rated BBB-; 32.8% of the NRSF; 33.8% of the GPR) was founded in the
1940's as a prepaid group practice health plan conducting business in New York
City, Long Island and Westchester. All of HIP's 138,800 square feet is subleased. Science Applications International Corporation, a Fortune 500
research and engineering firm, recently subleased 50,600 square feet. The remaining 88,200 square feet is subleased to four different tenants: Photobition
(25,300 square feet), 24/7 (25,300 square feet), Jasa (25,300 square feet), and
Facts on File (12,300 square feet).

Photobition

Photobition directly leases 79,220 square feet in the subject property (18.7% of
NRSF, 18.5% of GPR). In addition, Photobition subleases 25,300 square feet from
HIP for a total space of 104,520 square feet. Photobition was recently sold to
Merisel, Inc. who signed a definitive purchase agreement in December 2004 to acquire, through a wholly owned subsidiary, substantially all of the assets of each of Color Edge Visual, Inc., and its wholly-owned subsidiary, Photobition
New York, Inc., (collectively, "CEV"). CEV is a New York based commercial graphic communication and imaging company that provides digital retouching services, large format digital photographic output, inkjet and digital printing services, photo-finishing and exhibits and display solutions.

Northern Leasing Systems

Northern Leasing Systems leases 44,800 square feet in the subject property
(10.6% of NRSF, 9.4% of GPR). Founded in 1991, Northern Leasing Systems, Inc.
(NLS) is a New York-based micro-ticket lease finance company. Northern Leasing
Systems is focused on providing micro-ticket leasing through a system of nation-wide equipment venders for defined niche markets not served by traditional lessors. Credit card authorized equipment is the primary market served by Northern Leasing Systems.

THE MARKET(1).

The subject property is located in New York, New York in the borough of
Manhattan, which is part of the New York Metropolitan Statistical Area. New York
City is home to more than 8 million people in 3 million households. Manhattan's
1.54 million residents, at 57,000 residents per square mile, make it one of the most densely populated residential areas in the nation. New York City's largest employers are a diverse group of multinational corporations spanning a variety of industries including financial services/banking, telecommunications, healthcare, insurance, and pharmaceuticals. Companies in New York City include headquarters and regional offices of leading world companies, including 39
Fortune 500 firms, the highest of any city in the U.S., making New York the nation's headquarters capital. The New York City metropolitan statistical area has a job base of almost 4.2 million jobs, which is the largest in the nation.

The subject property is located in the Midtown office market of Manhattan.
Midtown comprises the area in Manhattan from 30th to 60th Streets, river to river, and is among the largest central business districts in the world. The
Midtown market consists of 288.5 million square feet. The subject property is located in the Penn Plaza/Garment district of Midtown. The subject's submarket consists of 6,246,247 square feet of office space within 19 buildings. The submarket consists of competitive mid size Class B buildings located between
West 26th Street and West 36th Streets between Sixth and Seventh Avenues. The buildings are pre-war buildings which have been adequately maintained. Nineteen of the most comparable buildings to the property in the submarket have a current direct vacancy rate of 6.2%. The appraisal concluded market rent for the property of $31.00 per square foot for the office space and $45.00 per square foot for the retail space.

PROPERTY MANAGEMENT. The subject property is managed by a New York-based, third party property manager, Cushman & Wakefield ("C & W"). C & W has been in the real estate services business for more than 87 years.
--------------------------------------------------------------------------------

(1)  Certain information was obtained from an appraisal by the Leitner Group, dated October 24, 2005.

                                    74 of 87

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STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP7

--------------------------------------------------------------------------------
                                  PENNCOM PLAZA
--------------------------------------------------------------------------------

                             LEASE ROLLOVER SCHEDULE

            NUMBER OF   SQUARE                          % OF BASE   CUMULATIVE  CUMULATIVE %   CUMULATIVE  CUMULATIVE %
              LEASES     FEET    % OF NRA   BASE RENT      RENT    SQUARE FEET     OF NRA      BASE RENT   OF BASE RENT
   YEAR      EXPIRING  EXPIRING  EXPIRING    EXPIRING    EXPIRING    EXPIRING     EXPIRING      EXPIRING     EXPIRING
----------  ---------  --------  --------  -----------  ---------  -----------  ------------  -----------  ------------

VACANT          NAP         720     0.2%        NAP         NAP         720          0.2%         NAP           NAP
2006 & MTM       3       27,886     6.6    $ 1,027,650      8.1%     28,606          6.8%     $ 1,027,650       8.1%
2007             2        9,117     2.2        120,007      0.9      37,723          8.9%     $ 1,147,657       9.1%
2008             1       44,800    10.6      1,187,200      9.4      82,523         19.5%     $ 2,334,857      18.5%
2009             7       59,570    14.1      2,127,519     16.8     142,093         33.6%     $ 4,462,376      35.3%
2010             1        7,520     1.8         71,139      0.6     149,613         35.4%     $ 4,533,515      35.9%
2011             2      126,500    29.9      3,883,550     30.7     276,113         65.3%     $ 8,417,065      66.6%
2012             0            0     0.0              0      0.0     276,113         65.3%     $ 8,417,065      66.6%
2013             2       50,600    12.0      1,437,108     11.4     326,713         77.2%     $ 9,854,173      77.9%
2014             5       86,220    20.4      2,512,866     19.9     412,933         97.6%     $12,367,039      97.8%
2015             2        4,101     1.0        108,000      0.9     417,034         98.6%     $12,475,039      98.7%
2016             0            0     0.0              0      0.0     417,034         98.6%     $12,475,039      98.7%
AFTER            3        5,966     1.4        166,900      1.3     423,000        100.0%     $12,641,939     100.0%
               ---      -------   -----    -----------    -----
TOTAL           28      423,000   100.0%   $12,641,939    100.0%
               ---      -------   -----    -----------    -----

                                    75 of 87

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STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP7

--------------------------------------------------------------------------------
                                  PENNCOM PLAZA
--------------------------------------------------------------------------------

               [MAP INDICATING LOCATION OF PENNCOM PLAZA OMITTED]

                                    76 of 87

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STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP7

--------------------------------------------------------------------------------
                                  PENNCOM PLAZA
--------------------------------------------------------------------------------

                           PENNCOM PLAZA STACKING PLAN

--------------------------------------
PH   132 WEST 31ST STREET REALTY CORP.
            4,545 SF   12/31/17
--------------------------------------------------------------------------------
17                            FACTS ON FILE, INC.
                              20,200 SF   5/31/09
--------------------------------------------------------------------------------
16         SMARTSOURCE               KUMQUAT               HIP
        4,700 SF   10/31/09   3,470 SF   10/31/09   12,300   12/31/14
--------------------------------------------------------------------------------
15                JEWISH ASSOCIATION FOR SERVICES FOR THE AGED
                              20,200 SF   11/30/06
--------------------------------------------------------------------------------
14                            NORTHERN LEASING CO.
                              22,400 SF   10/31/08
--------------------------------------------------------------------------------
13                            NORTHERN LEASING CO.
                              22,400 SF   10/31/08
--------------------------------------------------------------------------------
12           LIONBRIDGE GLOBAL SOLUTIONS (FORMERLY BERLITZ LANGUAGES)
                              24,000 SF   3/31/09
--------------------------------------------------------------------------------
11       ASSOCIATION OF JUNIOR LEAGUE     DRAPER FISHER JURVETSON GOTHAM
             20,000 SF   10/31/14               4,486 SF   8/31/06
--------------------------------------------------------------------------------
10                                     HIP
                              25,300 SF   12/31/11
--------------------------------------------------------------------------------
 9                                     HIP
                              25,300 SF   12/31/11
--------------------------------------------------------------------------------
 8                                     HIP
                              25,300 SF   12/31/11
--------------------------------------------------------------------------------
 7                    PROGRESSIVE HOME HEALTH SERVICES INC.
                              25,300 SF   11/30/13
--------------------------------------------------------------------------------
 6                                     HIP
                              25,300 SF   12/31/11
--------------------------------------------------------------------------------
 5                                     HIP
                              25,300 SF   12/31/11
--------------------------------------------------------------------------------
 4                             PHOTOBITION/MERISEL
                               25,300 SF   4/30/13
--------------------------------------------------------------------------------
 3                             PHOTOBITION/MERISEL
                              25,300 SF   12/31/14
--------------------------------------------------------------------------------
 2                             PHOTOBITION/MERISEL
                              25,300 SF   12/31/14

------------------------------------------------------------------------------------------------------------------------------
                            II CAMPANELLO    OFFICE
                              RISTORANTE   AUTOMATION                         ECONONSON CORP.
GRADE  NIHOO INTERNATIONAL     7,417 SF     1,600 SF       COLOR MAGIC       TO COSMIC COFFEE)   PHOTOBITION/MERISEL   VACANT
       4,800 SF   3/31/09       8/6/07       5/31/06   3,044 SF   10/30/15  1,420 SF   05/31/21  2,000 SF   12/31/14   720 SF
------------------------------------------------------------------------------------------------------------------------------
                            II CAMPANELLO    OFFICE                                                                     COLOR
                              RISTORANTE   AUTOMATION  NEW YORK ORGAN DONOR  WESTSIDE INTERIORS  PHOTOBITION/MERISEL    MAGIC
BSMT.  NIHOO INTERNATIONAL     1,700 SF     1,600 SF         NETWORK              7,520 SF       1,320 SF   12/31/14  1,057 SF
         800 SF   3/31/09       8/7/07       5/31/06   1,600 SF   10/31/09        10/19/10                            10/30/15
------------------------------------------------------------------------------------------------------------------------------

                                    77 of 87

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STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP7

--------------------------------------------------------------------------------
                               411 EAST WISCONSIN
--------------------------------------------------------------------------------

                      [PHOTO OF 411 EAST WISCONSIN OMITTED]

             [MAP INDICATING LOCATION OF 411 EAST WISCONSIN OMITTED]

                                    78 of 87

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STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP7

--------------------------------------------------------------------------------
                               411 EAST WISCONSIN
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:       $72,000,000(1)
CUT-OFF DATE PRINCIPAL BALANCE:   $72,000,000
% OF POOL BY IPB:                 1.8%
LOAN SELLER:                      LaSalle Bank National Association
BORROWER:                         NNN 411 East Wisconsin, LLC
                                  and 32 other limited liability
                                  companies as tenants in common
SPONSOR:                          Triple Net Properties, LLC
ORIGINATION DATE:                 05/19/06(1)
INTEREST RATE:                    5.450000%(1)
INTEREST-ONLY PERIOD:             27 months
MATURITY DATE:                    09/01/15
AMORTIZATION TYPE:                Balloon
ORIGINAL AMORTIZATION:            360 months
REMAINING AMORTIZATION:           360 months
CALL PROTECTION:                  L(24),Def(84),O(3)
CROSS-COLLATERALIZATION:          No
LOCK BOX:                         Hard
ADDITIONAL DEBT:                  N/A
ADDITIONAL DEBT TYPE:             N/A
LOAN PURPOSE:                     Refinance

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                   INITIAL     MONTHLY
                                  ----------   --------
TAXES:                            $1,697,831   $212,229
INSURANCE:                        $   82,113   $  8,211
CAPEX:                            $        0   $ 10,903
TI/LC:                            $        0   $ 54,614
OTHER(2):                         $  100,000   $ 25,000

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Single Asset
TITLE:                            Fee
PROPERTY TYPE:                    Office -- CBD
SQUARE FOOTAGE:                   654,948
LOCATION:                         Milwaukee, WI
YEAR BUILT/RENOVATED:             1984/2004
OCCUPANCY:                        81.2%
OCCUPANCY DATE:                   05/01/06
NUMBER OF TENANTS:                42
HISTORICAL NOI:
   2003:                          $8,355,306
   2004:                          $8,358,496
   2005:                          $7,960,843
UW REVENUES:                      $14,074,732
UW EXPENSES:                      $6,881,666
UW NOI:                           $7,193,066
UW NET CASH FLOW:                 $6,388,202
APPRAISED VALUE:                  $98,200,000
APPRAISAL DATE:                   03/01/06

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:             $ 110
CUT-OFF DATE LTV:                  73.3%
MATURITY DATE LTV:                 65.5%
UW DSCR:                           1.31x

                               SIGNIFICANT TENANTS

                               MOODY'S/ S&P/   SQUARE   % OF  BASE RENT  LEASE EXPIRATION
TENANT NAME                        FITCH        FEET    NRA      PSF           YEAR
-----------------------------  -------------  -------  -----  ---------  ----------------

QUARLES & BRADY LLP                           159,506  24.4%    $13.08       2015(3)(4)
AMERICAN APPRAISAL ASSOCIATES                  51,288   7.8%    $13.50       2012
VON BRIESEN & ROPER, S.C.                      45,276   6.9%    $13.73       2013(5)

(1)  The original loan closing occurred on 08/05/05 with a principal loan balance of $70,000,000. The loan was modified on 05/19/06, which resulted in an increased principal balance of $72,000,000 and an adjusted Interest
     Rate of 5.450000%.

(2)  A reserve was established at origination for structural repairs. The reserve requires monthly payments until $450,000 has been paid in the aggregate.

(3)  Approximately 4,074 square feet expires on 06/30/08.

(4)  Effective on 07/01/08 and every five years thereafter at the commencement of any extension term, tenant may reduce its leased premises subject to the satisfaction of certain terms and conditions, including: (i) tenant must provide at least one year prior written notice and such notice shall specifically identify the portion of the leased premises being relinquished; (ii) the relinquished leased premises must consist of a contiguous block of space of not less than 11,500 square feet on the lowest contiguous floors of the building, the configuration of which must be approved by landlord (provided, the relinquished leased premises may be less than 11,500 square feet if all space on the lowest contiguous floor of the building occupied by tenant is relinquished, or if the relinquished space is Expansion Space); and (iii) the aggregate area of relinquished space which tenant may relinquish, whether at one time or from time to time, shall not exceed 69,130 square feet plus any Expansion Space. In addition, tenant shall have the right at any time to relinquish any of the leased premises which is leased after 07/01/93, which to date totals approximately 21,246 square feet ("Expansion Space"). In the event tenant relinquishes Expansion Space, tenant shall pay to landlord as of the effective date of the reduction of the leased premises an amount equal to the remaining unamortized portion of any tenant improvement allowance paid by landlord with respect to the relinquished leased premises amortized on a straight line basis over a period of ten years from the time the Expansion
     Space was first added to the leased premises.

(5)  Tenant shall have the option to relinquish approximately 6,745 square feet of the leased premises located on the 8th floor at anytime between 06/01/08 and 05/31/09. Tenant shall exercise its option to relinquish such leased premises by providing 12 months prior written notice and paying a cancellation fee of $134,900.

                                    79 of 87

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STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP7

--------------------------------------------------------------------------------
                         WILSHIRE BUNDY OFFICE BUILDING
--------------------------------------------------------------------------------

                [PHOTO OF WILSHIRE BUNDY OFFICE BUILDING OMITTED]

       [MAP INDICATING LOCATION OF WILSHIRE BUNDY OFFICE BUILDING OMITTED]

                                    80 of 87

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STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP7

--------------------------------------------------------------------------------
                         WILSHIRE BUNDY OFFICE BUILDING
--------------------------------------------------------------------------------

                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:       $60,030,000
CUT-OFF DATE PRINCIPAL BALANCE:   $59,911,880
% OF POOL BY IPB:                 1.5%
LOAN SELLER:                      Capmark Finance Inc.
BORROWER:                         Wilbun 7, LLC, Mission Real
                                  Associates LLC, Wilshire Bundy
                                  Holdings LLC, Civic Palm LLC and
                                  Bunwil Capital LLC
SPONSOR:                          Ezri Namvar
ORIGINATION DATE:                 03/30/06
INTEREST RATE:                    5.670000%
INTEREST-ONLY PERIOD:             N/A
MATURITY DATE:                    04/01/16
AMORTIZATION TYPE:                Balloon
ORIGINAL AMORTIZATION:            360 months
REMAINING AMORTIZATION:           358 months
CALL PROTECTION:                  L(24),Def(92),O(2)
CROSS-COLLATERALIZATION:          No
LOCK BOX:                         No
ADDITIONAL DEBT:                  No
ADDITIONAL DEBT TYPE:             N/A
LOAN PURPOSE:                     Refinance

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                  INITIAL    MONTHLY
                                  --------   --------
TAXES:                            $163,719   $ 81,859
INSURANCE:                        $ 56,004   $  6,223
REQUIRED REPAIRS:                 $      0   $      0
CAPEX:
REPLACEMENT RESERVE(1):           $      0   $  3,623
TI/LC:                            $      0   $ 49,216

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Single Asset
TITLE:                            Fee/Leasehold
PROPERTY TYPE:                    Office -- CBD
SQUARE FOOTAGE:                   289,873
LOCATION:                         Los Angeles, CA
YEAR BUILT/RENOVATED:             1984
OCCUPANCY:                        96.9%
OCCUPANCY DATE:                   02/01/06
NUMBER OF TENANTS:                55
HISTORICAL NOI:
   2004:                          $4,485,903
   2005:                          $4,847,527
UW REVENUES:                      $9,645,374
UW EXPENSES:                      $4,009,115
UW NOI:                           $5,636,259
UW NET CASH FLOW:                 $5,002,188
APPRAISED VALUE:                  $86,200,000
APPRAISAL DATE:                   01/27/06

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:             $ 207
CUT-OFF DATE LTV:                  69.5%
MATURITY DATE LTV:                 58.5%
UW DSCR:                           1.20x

                               SIGNIFICANT TENANTS

                                                                                   LEASE
                                  RATINGS          SQUARE            BASE RENT  EXPIRATION
TENANT NAME                  MOODY'S/S&P/FITCH(2)   FEET   % OF NRA     PSF        YEAR
---------------------------  --------------------  ------  --------  ---------  ----------

GSA-SSA/ACCOUNTS PAYABLE         Aaa/AAA/AAA       20,423    7.0%      $36.74      2014
MARAM HOLDINGS, LLC                                20,304    7.0%      $30.60      2008
TROPE & TROPE                                      17,451    6.0%      $30.28      2012
SALZBURG, RAY & BERGMAN LLP                        13,194    4.6%      $30.48      2010
DL RYAN COMPANIES, LTD                             13,181    4.5%      $34.70      2007

(1)  Replacement Reserves are capped at $173,924.

(2)  Ratings provided are for either the tenant or for the parent company of the entity listed in the "Tenant Name" field whether or not the parent company guarantees the lease.

                                    81 of 87

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STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP7

--------------------------------------------------------------------------------
                           SHOREVIEW CORPORATE CENTER
--------------------------------------------------------------------------------

                  [PHOTO OF SHOREVIEW CORPORATE CENTER OMITTED]

         [MAP INDICATING LOCATION OF SHOREVIEW CORPORATE CENTER OMITTED]

                                    82 of 87

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REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP7

--------------------------------------------------------------------------------
                           SHOREVIEW CORPORATE CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:       $54,770,000(1)
CUT-OFF DATE PRINCIPAL BALANCE:   $54,770,000
% OF POOL BY IPB:                 1.4%
LOAN SELLER:                      LaSalle Bank National Association
BORROWER:                         Ari-Shoreview Corporate Center, LLC and 34
                                  other limited liability companies as tenants
                                  in common
SPONSOR:                          Richard D. Gee and Maxwell B. Drever
ORIGINATION DATE:                 12/14/05
INTEREST RATE:                    5.745000%
INTEREST-ONLY PERIOD:             48 months
MATURITY DATE:                    01/01/14
AMORTIZATION TYPE:                Balloon
ORIGINAL AMORTIZATION:            360 months
REMAINING AMORTIZATION:           360 months
CALL PROTECTION:                  L(24),Def(63),O(4)
CROSS-COLLATERALIZATION:          No
LOCK BOX:                         Hard
ADDITIONAL DEBT:                  No
ADDITIONAL DEBT TYPE:             secured subordinate debt permitted(2)
LOAN PURPOSE:                     Acquisition

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------

ESCROWS/RESERVES:                   INITIAL     MONTHLY
                                  ----------   --------
TAXES:                            $  407,903   $101,976
INSURANCE:                        $    5,879   $  5,879
CAPEX:                            $        0   $  9,211(4)
TI/LC:                            $2,000,000   $ 32,110(5)
OTHER(6):                         $   72,875   $      0

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Single Asset
TITLE:                            Fee
PROPERTY TYPE:                    Office -- Suburban
SQUARE FOOTAGE:                   552,927
LOCATION:                         Shoreview, MN
YEAR BUILT/RENOVATED:             1973/2005(3)
OCCUPANCY:                        99.9%
OCCUPANCY DATE:                   03/31/06
NUMBER OF TENANTS:                7
HISTORICAL NOI:
   2004:                          $5,642,192
   2005:                          $6,113,902
   TTM AS OF 03/31/06:            $6,134,396
UW REVENUES:                      $8,012,364
UW EXPENSES:                      $2,640,734
UW NOI:                           $5,371,630
UW NET CASH FLOW:                 $4,875,789
APPRAISED VALUE:                  $73,000,000
APPRAISAL DATE:                   09/16/05

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:             $  99
CUT-OFF DATE LTV:                  75.0%
MATURITY DATE LTV:                 71.1%
UW DSCR:                           1.27x

--------------------------------------------------------------------------------
                               SIGNIFICANT TENANTS
--------------------------------------------------------------------------------

                                              RATINGS          SQUARE   % OF   BASE RENT   LEASE EXPIRATION
TENANT NAME                          MOODY'S/ S&P/ FITCH(7)     FEET     NRA      PSF           YEAR
----------------------------------   ----------------------   -------   ----   ---------   ----------------

DELUXE FINANCIAL SERVICES, INC.(8)         Baa3/BBB-/NR       159,710   28.9%    $11.88         2009
LAND 'O LAKES, INC.                        B2/B+/NR           122,609   22.2%    $11.97         2008
ADVANCED RESPIRATORY, INC.                  A3/A/NR           100,130   18.1%    $ 6.50         2013(9)

(1)  In connection with the sale of one or more parcel(s) comprising the
     Mortgaged Property, the purchaser of any such parcel(s) may assume a portion of the original mortgage loan subject to certain terms and conditions, including: (i) the outstanding balance of the mortgage loan allocated to each of the transferred parcel(s) and remaining parcel(s) will not exceed 75% of the fair market value of each such parcel(s); (ii) the debt service coverage ratio with respect to each of the transferred parcel(s) and the remaining parcel(s) shall be equal to or greater than
     1.35x; and (iii) the lender shall have received written consent from the
     Rating Agencies to the transfer of the transferred parcel(s) stating, among other things, that the transfer shall not result in a downgrade of the then current ratings of the securities. Upon satisfaction of the terms and conditions, the original mortgage loan will be split into two or more mortgage loans and such mortgage loans shall not be cross-collateralized or cross-defaulted.

(2)  In connection with the sale of the entire Mortgaged Property, a transferee shall be permitted to incur additional subordinate indebtedness secured by the Mortgaged Property, subject to certain terms and conditions, including:
     (i) the loan-to-value of the then outstanding balance of the mortgage loan and the subordinate financing shall not exceed 75% of the fair market value of the Mortgaged Property; (ii) the debt service coverage ratio with respect to the then outstanding balance of the mortgage loan and the subordinate financing shall be equal to or greater than 1.35x; and (iii)
     the lender shall have received written consent from the Rating Agencies to the subordinate indebtedness, stating, among other things, that the subordinate indebtedness shall not result in a downgrade of the then current ratings of the securities.

(3)  Mortgaged Property includes 5 buildings and dates reflect earliest building built and latest building renovated.

(4)  If, on any payment date, the balance equals or exceeds $553,000 and no event of default shall then exist, Borrower shall not be required to make the monthly deposit.

(5)  If, on any payment date, the balance equals or exceeds $4,000,000 and no event of default shall then exist, Borrower shall not be required to make the monthly deposit.

(6)  A reserve was established at origination for deferred maintenance.

(7)  Ratings are provided for the parent company of the entity listed in the
     "Tenant Name" field whether or not the parent company guarantees the lease.

(8)  Tenant's parent company, Deluxe Corporation (NYSE: DLX), leases approximately 66,729 square feet at the Mortgaged Property with a lease expiration date of 09/30/11.

(9)  If landlord cannot satisfy a one time expansion right of the tenant by a specified date, then tenant has a one time right to terminate the lease effective on 12/31/09.

                                    83 of 87

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STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP7

--------------------------------------------------------------------------------
                             OKLAHOMA CITY PORTFOLIO
--------------------------------------------------------------------------------

                  [5 PHOTOS OF OKLAHOMA CITY PORTFOLIO OMITTED]

          [MAP INDICATING LOCATION OF OKLAHOMA CITY PORTFOLIO OMITTED]

                                    84 of 87

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STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP7

--------------------------------------------------------------------------------
                             OKLAHOMA CITY PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:       $52,000,000
CUT-OFF DATE PRINCIPAL BALANCE:   $51,896,561
% OF POOL BY IPB:                 1.3%
LOAN SELLER:                      Capmark Finance Inc.
BORROWER:                         KOLA Investments, L.L.C.
SPONSOR:                          Allstate Management Corp.
ORIGINATION DATE:                 03/03/06
INTEREST RATE:                    5.620000%
INTEREST-ONLY PERIOD:             N/A
MATURITY DATE:                    04/01/16
AMORTIZATION TYPE:                Balloon
ORIGINAL AMORTIZATION:            360 months
REMAINING AMORTIZATION:           358 months
CALL PROTECTION:                  L(24),Def(92),O(2)
CROSS-COLLATERALIZATION:          No
LOCK BOX:                         No
ADDITIONAL DEBT:                  $1,000,000
ADDITIONAL DEBT TYPE(1):          Mezzanine Loan
LOAN PURPOSE:                     Refinance

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------

ESCROWS/RESERVES:                  INITIAL   MONTHLY
                                  --------   -------
TAXES:                            $ 42,421   $42,421
INSURANCE:                        $120,076   $30,019
REPLACEMENT RESERVE(2):           $      0   $34,542

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Portfolio
TITLE:                            Fee
PROPERTY TYPE:                    Multifamily -- Garden
UNITS:                            1,658
LOCATION:                         Various, OK
YEAR BUILT/RENOVATED:             Various
OCCUPANCY:                        91.1%
OCCUPANCY DATE:                   02/15/06
HISTORICAL NOI:
   2003:                          $3,434,983
   2004:                          $3,703,902
   2005:                          $4,348,408
UW REVENUES:                      $9,516,644
UW EXPENSES:                      $4,751,603
UW NOI:                           $4,765,041
UW NET CASH FLOW:                 $4,350,541
APPRAISED VALUE:                  $67,200,000
APPRAISAL DATE:                   Various

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/UNIT:           $31,301
CUT-OFF DATE LTV:                 77.2%
MATURITY DATE LTV:                64.9%
UW DSCR:                          1.21x

--------------------------------------------------------------------------------
                                PORTFOLIO SUMMARY
--------------------------------------------------------------------------------

                                                                                               AVERAGE RENT
                                                                                       ---------------------------
                                        # OF   % OF TOTAL   AVERAGE RENT                 ONE       TWO      THREE     ALLOCATED
PROPERTY NAME             YEAR BUILT   UNITS      UNITS       PER UNIT     OCCUPANCY   BEDROOM   BEDROOM   BEDROOM   LOAN AMOUNT
-----------------------   ----------   -----   ----------   ------------   ---------   -------   -------   -------   -----------

WINDRUSH APARTMENTS          1984        160       9.7%         $640         98.1%       $534      $656      $860    $ 7,600,000
RAINDANCE APARTMENTS         1985        504      30.4          $402         92.7%       $367      $542       N/A     11,250,000
INVITATIONAL APARTMENTS      1982        344      20.7          $532         93.3%       $508      $625       N/A     12,450,000
HERITAGE APARTMENTS          1984        453      27.3          $490         86.3%       $418      $536      $694     12,250,000
AUGUSTA APARTMENTS           1985        197      11.9          $629         88.8%       $599      $763       N/A      8,450,000
                                       -----     -----                                                               -----------
TOTAL/WEIGHTED AVERAGE                 1,658     100.0%                                                              $52,000,000
                                       =====     =====                                                               ===========

(1)  $1,000,000 of additional mezzanine debt exists on the mortgaged property that is secured by a pledge of 100% of the principals' equity interest in the borrower.

(2)  Reserve was established for certain capital expenditures (including parking lot, swimming pool and roof replacement) and certain exterior expenditures
     (including, exterior building repairs, exterior walls and foundations, doors and windows).

                                    85 of 87

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A
DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES
REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP7

--------------------------------------------------------------------------------
                            POWERS FERRY LANDING EAST
--------------------------------------------------------------------------------

                 [2 PHOTOS OF POWERS FERRY LANDING EAST OMITTED]

         [MAP INDICATING LOCATION OF POWERS FERRY LANDING EAST OMITTED]

                                    86 of 87

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A
DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES
REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP7

--------------------------------------------------------------------------------
                            POWERS FERRY LANDING EAST
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:       $50,000,000(1)
CUT-OFF DATE PRINCIPAL BALANCE:   $50,000,000
% OF POOL BY IPB:                 1.3%
LOAN SELLER:                      LaSalle Bank National Association
BORROWER:                         Ari-Powers Ferry Office Park, LLC
                                  and 29 other limited liability
                                  companies as tenants in common
SPONSOR:                          Richard D. Gee and Maxwell B.
                                  Drever
ORIGINATION DATE:                 11/22/05
INTEREST RATE:                    5.850000%
INTEREST-ONLY PERIOD:             48 months
MATURITY DATE:                    12/01/12
AMORTIZATION TYPE:                Balloon
ORIGINAL AMORTIZATION:            360 months
REMAINING AMORTIZATION:           360 months
CALL PROTECTION:                  L(24),Def(50),O(4)
CROSS-COLLATERALIZATION:          No
LOCK BOX:                         Hard
ADDITIONAL DEBT:                  No
ADDITIONAL DEBT TYPE:             secured subordinate debt permitted(2)
LOAN PURPOSE:                     Acquisition

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                   INITIAL     MONTHLY
                                  ----------   --------
TAXES:                            $  103,043   $34,348
INSURANCE:                        $   78,947   $ 6,579
CAPEX:                            $        0   $ 4,911(3)
TI/LC:                            $2,000,000   $32,740(4)

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Single Asset
TITLE:                            Fee
PROPERTY TYPE:                    Office -- CBD
SQUARE FOOTAGE:                   393,533
LOCATION:                         Atlanta, GA
YEAR BUILT/RENOVATED:             1980/1997
OCCUPANCY:                        94.5%
OCCUPANCY DATE:                   03/31/06
NUMBER OF TENANTS:                29
HISTORICAL NOI:
   2003:                          $ 4,060,106
   2004:                          $ 4,144,717
   TTM AS OF 09/30/05:            $ 4,166,937
UW REVENUES:                      $ 7,205,582
UW EXPENSES:                      $ 2,485,361
UW NOI:                           $ 4,720,221
UW NET CASH FLOW:                 $ 4,267,905
APPRAISED VALUE:                  $66,900,000
APPRAISAL DATE:                   09/28/05

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:             $127
CUT-OFF DATE LTV:                 74.7%
MATURITY DATE LTV:                71.9%
UW DSCR:                          1.21x

                               SIGNIFICANT TENANTS

                                                                                                LEASE
                                          RATINGS            SQUARE              BASE RENT   EXPIRATION
TENANT NAME                         MOODY'S/ S&P/FITCH(5)     FEET    % OF NRA      PSF         YEAR
---------------------------------   ---------------------   -------   --------   ---------   ----------

THE CANADA LIFE ASSURANCE COMPANY         Aa3/NR/AA         102,693     26.1%      $20.25       2010
XEROX CORPORATION                        Ba2/BB+/BB+         59,476     15.1%      $20.00       2010
HARLAND FINANCIAL SOLUTIONS                                  32,697      8.3%      $20.73       2007

(1)  Certain specifically identified parcels comprising the Mortgaged Property may be sold. The purchaser of any such parcel(s) may assume a portion of the original mortgage loan subject to certain terms and conditions, including: (i) the outstanding balance of the mortgage loan allocated to each of the transferred parcel(s) and remaining parcel(s) will not exceed
     75% of the fair market value of each such parcel(s); (ii) the debt service coverage ratio with respect to each of the transferred parcel(s) and the remaining parcel(s) shall be equal to or greater than 1.35x; and (iii) the lender shall have received written consent of the Rating Agencies to the transfer of the transferred parcel(s), stating, among other things, that the transfer shall not result in a downgrade of the then current ratings of the securities. Upon satisfaction of the terms and conditions, the original mortgage loan will be split into two or more mortgage loans and such mortgage loans shall not be cross-collateralized or cross-defaulted.

(2)  In connection with the sale of the entire Mortgaged Property, a transferee shall be permitted to incur additional subordinate indebtedness secured by the Mortgaged Property, subject to certain terms and conditions, including:
     (i) the loan-to-value of the then outstanding balance of the mortgage loan and the subordinate financing shall not exceed 75% of the fair market value of the Mortgaged Property; (ii) the debt service coverage ratio with respect to the then outstanding balance of the mortgage loan and the subordinate financing shall be equal to or greater than 1.35x; and (iii)
     the lender shall have received written consent from the Rating Agencies to the subordinate indebtedness, stating, among other things, that the subordinate indebtedness shall not result in a downgrade of the then current ratings of the securities.

(3)  If, on any payment date, the balance equals or exceeds $294,664 and no event of default shall then exist, Borrower shall not be required to make the monthly deposit.

(4)  If, on any payment date, the balance equals or exceeds $3,178,655 and no event of default shall then exist, Borrower shall not be required to make the monthly deposit.

(5)  Ratings are provided for the parent company of the entity listed in the
     "Tenant Name" field whether or not the parent company guarantees the lease.

                                    87 of 87

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A
DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES
REPRESENTATIVE.